As filed with the Securities and Exchange Commission on November 16, 2022.

Registration No. 333-262399

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	39-2078861
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1400

Primary Standard Industrial Classification Code Number

Atlas Lithium Corporation

Rua Bahia, 2463 - Suite 205

Belo Horizonte, Minas Gerais 30.160-012, Brazil

+55-11-3956-1109

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Fogassa

Chief Executive Officer

433 North Camden Drive, Suite 810

Beverly Hills, CA 90210

(833) 661-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lynne Bolduc, Esq.

FitzGerald Kreditor Bolduc Risbrough LLP

2 Park Plaza, Suite 850

Irvine, CA 92614

(949) 788-8900

Peter J. Wilke, Esq.

8117 W. Manchester Avenue, Suite 700

Playa del Rey, CA 90293

(323) 397-5380

Daniel Rumsey, Esq. John P. Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 (619) 272-7050

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☒
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 16, 2022

650,000 Shares of Common Stock

This prospectus relates to a firm commitment public offering (the “Underwritten Offering”) of Atlas Lithium Corporation, a Nevada corporation (the “Company”) for 650,000 shares of common stock, $0.001 par value per share, at an assumed public offering price of $9.00 per share (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price).

Our common stock is currently traded on the OTCQB Marketplace (“OTCQB”) operated by the OTC Markets Group, Inc. under the symbol “ATLX.”

We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

The share and per share information in this prospectus, unless otherwise noted and other than in our historical financial statements and the notes thereto, reflects a proposed reverse stock split of our outstanding common stock at an assumed 1-for-750 ratio to be effected prior to the closing of the Underwritten Offering.

On November 15, 2022, the last reported sale price for our common stock was $13.125 per share, reflecting an expected common stock reverse split at a ratio of 1-for-750 to be effected prior to the closing of the Underwritten Offering. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange. The final public Underwritten Offering price may be at a discount to the trading price of our common stock on the OTCQB.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

	Per Share of Common Stock	Total
Assumed Underwritten Offering price(1)	$9.00	$5,850,000
Underwriting discounts and commissions(2)	$0.63	$409,500
Proceeds to us, before expenses	$8.37	$5,440,500

(1)	Based on an assumed offering price of $9.00 per share of common stock (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering).

(2)	Does not include the following additional compensation payable to the underwriters. In addition to the compensation referenced above, we have agreed to pay to EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters (the “Representative”), a non-accountable expense allowance equal to three-quarters of one percent (0.75%) of the total proceeds raised and to reimburse the underwriters for certain expenses incurred relating to this offering. In addition, we will issue to the Representative warrants to purchase up to that number of shares of our common stock equal to five percent (5%) of the number of shares of common stock sold in this offering. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of the Representative’s warrants. See “Underwriting” for a description of compensation and other items of value payable to the underwriters.

We have granted to the underwriter a 45-day option, exercisable one or more times in whole or in part, to purchase up to an additional 97,500 shares of common stock (an amount equal to 15% of the common stock sold in the offering, assuming a total of 650,000 shares of common stock (assuming the reverse stock split) are sold at the public offering price per share of $9.00 (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price), less the underwriting discounts and commissions, to cover over-allotments, if any.

We have also agreed to issue to the representatives of the underwriters warrants to purchase up to an aggregate of 32,500 shares of our common stock (assuming the reverse stock split). See “Underwriting” beginning on page 57 for additional information regarding these warrants and underwriting compensation generally.

The underwriters expect to deliver our common stock to purchasers in this offering on or about [●], 2022.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Book Running Manager

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus is [●], 2022.

Through and including [●], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus or in any free writing prospectus we or the underwriters may authorize to be delivered or made available to you. Neither we nor the underwriters have authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

For investors outside of the United States: No action is being taken in any jurisdiction outside of the United States that would permit a public offering of the shares of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

In this prospectus, unless the context indicates otherwise, references to “Atlas Lithium,” “Brazil Minerals,” “we,” the “Company,” “our,” and “us” refer to Atlas Lithium Corporation, a Nevada corporation, and references to the “Board” or the “Board of Directors” means the Board of Directors of Atlas Lithium Corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to continue as a going concern and our history of losses;

●	our ability to obtain additional financing;

●	our use of the net proceeds from this offering;

●	our ability to study and properly explore the various mineral rights that we own;

●	our ability to obtain the necessary permitting for mining and operating mining properties in Brazil;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the implementation of our business model and strategic plans for our business;

●	our ability to retain key management personnel; and

●	regulatory developments and our compliance with applicable laws.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

You should read the risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

CAUTIONARY NOTE REGARDING DISCLOSURE OF MINERAL PROPERTIES

We are subject to the reporting requirements of the applicable U.S. securities laws. U.S. reporting requirements currently applicable to us are governed by the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act of 1934, as amended (“Exchange Act”), including Regulation S-K, Subpart 1300 (“Regulation S-K 1300”).

Under Item 1300 of Regulation S-K, mineralization may not be classified as a reserve unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. We are an exploration stage company, and we have no reserves as defined by Regulation S-K 1300.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock assumes the effect of the Reverse Stock Split (defined below) and no exercise of (a) any warrants and/or options, (b) the representatives’ common stock purchase warrants and/or (c) the representatives’ over-allotment option.

Company Overview

Atlas Lithium Corporation (“Atlas Lithium,” “Brazil Minerals,” the “Company,” “we,” “us,” or “our”) is a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals to power the Green Energy Revolution – nickel, rare earths, graphite, and titanium. Our current focus is on developing our hard-rock lithium project located in Minas Gerais state in Brazil at a well-known, premier pegmatitic district in Brazil. We intend to produce and sell lithium concentrate, a key ingredient for battery supply chain. Lithium is essential for batteries in electric vehicles and demand is expected to outstrip supply.

As reported in our Form 10-Q for the period ended September 30, 2022, we have been approached, in an unsolicited manner, by two large companies seeking to secure lithium supply. Recently, one of such companies has provided us with a preliminary, written non-binding proposal for the right to acquire, at a reasonable discount to the then prevailing market prices, part of our planned production in exchange for providing capital towards the construction of our lithium concentration plant. There can be no assurance, however, that these discussions or proposals will result in any binding agreements.

All of our mineral projects and properties are located in Brazil and, as of the date of this prospectus, our mineral rights portfolio for battery metals includes approximately 72,344 acres (293 km2) for lithium in 59 mineral rights, 54,950 acres for nickel (222 km2) in 15 mineral rights, 30,054 acres (122 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of lithium mineral exploration properties in Brazil, a premier and well-established jurisdiction for hard-rock lithium. We also believe that we are among the largest holders by size and breadth in exploration projects for other critical and battery metals among publicly traded companies.

We are primarily focused on advancing and developing our hard-rock lithium project located in the state of Minas Gerais, Brazil, where some of our high-potential mineral rights are adjacent to or near large lithium deposits that belong to a competitor, a Nasdaq listed company. Our Minas Gerais Lithium Project is our largest endeavor and consists of 52 mineral rights spread over 56,078 acres (227 km2) and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite. Generally, lithium derived from pegmatites is less costly to purify for uses in high technology applications than lithium obtained from brine. Such applications include the battery supply chain for electric vehicles (“EVs”), an area of expected high growth for the next several decades.

We believe that we can materially increase our value by the acceleration of our exploratory work and quantification of our lithium mineralization. Our initial commercial goal is to be able to enter production of lithium-bearing concentrate, a product which is highly sought after in the battery supply chain for EVs.

According to Benchmark Mineral Intelligence, demand for lithium-ion batteries is set to grow six-fold by 2032 as global automakers scale up production of EVs. And to meet the world’s lithium requirements would require 74 new lithium mines with an average size of 45,000 tonnes by 2035.

We also have 100%-ownership of early-stage projects and properties in other minerals that are needed in the battery supply chain and high technology applications such as nickel, rare earths, graphite, and titanium. Our goal is to become “the Mineral Resources Company for the Green Energy Revolution.” We believe that the shift from fossil fuels to battery power will yield long-term opportunities for us not only in lithium but also in such other minerals.

Additionally, we have 100%-ownership of several mining concessions for gold and diamonds. Historically, we have had revenues from mining and selling gold, diamonds, and industrial sand. Such endeavors have given us the critical management experience needed to take early-stage projects in Brazil from the exploration phase through successful licensing from regulators and to revenues.

As of the date of this prospectus, we also own 44.41% of the shares of common stock of Apollo Resources Corporation (“Apollo Resources”), a private company currently primarily focused on the development of its initial iron mine.

As of the date of this prospectus, we also own approximately 24.22% of Jupiter Gold Corporation (“Jupiter Gold”), a company focused on the development of gold projects and of a quartzite mine, and whose common stock are quoted on the OTCQB under the symbol “JUPGF.” The quartzite mine is expected to start operations in 2023.

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”).

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition, and results of operations. Such risks include, but are not limited to:

●	Our future performance is difficult to evaluate because we have a limited operating history.

●	There is substantial doubt about our ability to continue as a going concern.

●	We are an exploration stage company, and there is no guarantee that our properties will result in the commercial extraction of mineral deposits.

●	Because the probability of an individual prospect ever having reserves is not known, our properties may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

●	We face risks related to mining, exploration, and mine construction, if warranted, on our properties.

●	Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

●	We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

●	Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

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●	We may be unable to find sources of funding if and when needed, resulting in the failure of our business.

●	Our ability to manage growth will have an impact on our business, financial condition, and results of operations.

●	We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

●	Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

●	Certain of our executive officers and directors may be in a position of conflict of interest.

●	Our mineral projects will be subject to significant governmental regulations.

●	We will be required to obtain governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

●	Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

●	Our operations are subject to extensive environmental laws and regulations.

●	Mineral prices are subject to unpredictable fluctuations.

●	Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil and our ability to freely sell our minerals.

●	The perception of Brazil by the international community may affect us.

●	Exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

●	Our common stock price may be volatile.

●	We do not intend to pay regular future dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute your ownership.

●	Our Series A Convertible Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chief Executive Officer and Chairman.

Corporate Information

We were originally incorporated in the State of Nevada on December 15, 2011 under the name “Flux Technologies, Corp.” On January 24, 2013, an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to “Brazil Minerals, Inc.” On September 26, 2022, an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to “Atlas Lithium Corporation” Our principal place of business is located at Rua Bahia, 2463, Suite 205, Belo Horizonte, Minas Gerais 30.160-012, Brazil. We also maintain an office at 433 North Camden Drive, Suite 810, Beverly Hills, CA 90210. Our telephone numbers are +55-31-3956-1109 (Brazil) and (833) 661-7900 (U.S.). Our website address is www.atlas-lithium.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Listing on a National Stock Exchange

We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Stock currently controls 54.17% of the voting power of our capital stock and will continue to control 53.80% of the voting power of our capital stock upon completion of this offering, and we believe that we may be a “controlled company,” as such term is defined under the Nasdaq Listing Rules.

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THE OFFERING

Securities Offered:	650,000 shares of common stock, assuming a public offering price of $9.00 per share of common stock (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering).

Assumed Public Offering Price:	$9.00 per share of common stock (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering)

Shares of Common Stock Outstanding before the Offering:	5,015,008 shares (reflecting an expected common stock reverse split at a ratio of 1-for-750 to be effected prior to the Underwritten Offering)

Shares of Common Stock to be Outstanding after this Offering:	5,665,008 shares (not including the possible sale of over-allotment shares).

Trading Symbol:	Our common stock is presently quoted on the OTCQB under the symbol “ATLX.” We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market.

Common Stock Reverse Split:	On July 18, 2022, our Board and holders of a majority of our outstanding voting securities granted to our Board the discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at any time before March 31, 2023, to effect a reverse stock split of our outstanding and issued shares of common stock by a ratio of not less than 1 for 100 and not more than 1 for 1,000, as determined by our Board. We expect to effect a common stock reverse split at a ratio of 1-for-750 prior to the closing of this offering (the “Reverse Stock Split”). See “Description of Securities” for additional information regarding the Reverse Stock Split and other matters related to our common stock.

The purpose of the Reverse Stock Split is to allow us to meet the stock price threshold of the listing requirements of a national securities exchange. Except for our historical financial statements, all option, share, and per share information in this prospectus gives effect to the expected Reverse Stock Split.

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Over-Allotment Option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares of common stock sold in the offering, solely to cover over-allotments, if any, at the public offering price per share, less the underwriting discounts.

Use of Proceeds:	We intend to use the net proceeds from this offering primarily for mineral exploration, including drilling and assessment of our known and other potential lithium deposits, as well as capital expenditures, and working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors:	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

Lock-up:	We, our directors, and officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for 180 days after the date of this prospectus.

Representative’s Warrant:	We will issue to EF Hutton, division of Benchmark Investments, LLC, as Sole Book Running Manager and underwriter, at the closing of this offering warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate number of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the effective date of the registration statement of which this prospectus forms a part. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of the Representative’s Warrant. The exercise price of the Representative’s Warrant will equal 125% of the assumed Underwritten Offering price per share of common stock. See “Underwriting.”

The number of shares of our common stock outstanding after the completion of this offering is based on 5,015,008 shares of our common stock outstanding as of the date of this prospectus and reflecting the Reverse Stock Split, and excludes the following, as of the date of this prospectus (all items below also reflecting the Reverse Stock Split):

●	526,913 shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $8.38 per share and a weighted time to expiration of 1.49 years;
●	333,334 shares of common stock reserved for the future issuance of awards under our 2017 Stock Incentive Plan;
●	One share of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock; and
●	2,853,414 shares of common stock issuable upon the conversion of our outstanding Series D Convertible Preferred Stock.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise of the outstanding warrants or conversion of the convertible preferred stock described above;

●	no exercise by the underwriter of their option to purchase additional shares of common stock to cover over-allotments, if any; and

●	no exercise of the Representative’s Warrants.

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SUMMARY FINANCIAL DATA

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2021 and 2020 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine-months ended September 30, 2022 and 2021 and the balance sheet data as of September 30, 2022 have been derived from our unaudited financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited financial statements. In the opinion of our management, the unaudited data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of results as of and for these periods. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not indicative of our future results, and our results for the nine-months ended September 30, 2022 may not be indicative of our results for the year ending December 31, 2022.

	Year Ended December 31,		Nine Months Ended September 30,
	2021	2020	2022	2021
			(unaudited)
Statements of Operations and Comprehensive Loss Data:

Revenue	$10,232	$23,446	$6,145	9,088
Cost of revenue	245,810	129,943	63,732	74,476
Gross loss	(235,578)	(106,497)	(57,587)	(65,388)
Operating expenses:
Professional fees	259,547	170,071	189,999	252,307
General and administrative	1,114,061	551,584	1,101,290	851,525
Compensation and related costs	436,560	329,044	559,319	227,741
Stock based compensation	1,470,346	124,357	1,029,476	1,228,598
Other operating expenses	-	-	184,221	-
Total operating expenses	3,280,514	1,175,056	3,064,305	2,560,171

Loss from operations	(3,516,092)	(1,281,553)	(3,121,892)	(2,625,559)

Other expense (income)	509,373	264,482	(3,883)	(218)

Net loss	$(4,025,465)	$(1,546,035)	$(3,118,009)	(3,102,091)

Net loss per share attributable to common stockholders(1)(2)
Basic	$(1.09)	$(0.91)	$(0.68)	$(0.87)
Diluted	$(1.09)	$(0.91)	$(0.68)	$(0.87)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders(1)(2)
Basic and diluted	3,689,664	1,695,002	4,579,688	3,545,793

Comprehensive loss:
Net loss	(4,025,465)	(1,546,035)	$(3,118,009)	$(3,102,091)
Foreign currency translation adjustment	56,815	(134,914)	38,870	25.498
Comprehensive loss	(3,968,650)	(1,680,949)	(3,079,139)	(3,076,593)
Comprehensive loss attributable to noncontrolling interests	(1,258,595)	(345,130)	(673,300)	(940,450)
Comprehensive loss attributable to stockholders	(2,710,055)	(1,335,819)	$(2,405,839)	$(2,136,143)

(1)	See Note 1 to each of our audited and unaudited condensed financial statements, respectively, included elsewhere in this prospectus for an explanation of the methods used to calculate the historical net loss per share, basic and diluted, comprehensive loss, comprehensive loss attributable to noncontrolling interests, comprehensive loss attributable to Atlas Lithium stockholders, and the number of shares used in the computation of the per share amounts.

(2)	Accounts for the Reverse Stock Split.

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	As of September 30, 2022 (unaudited)
	Actual	Proforma (1)	Proforma, as adjusted(2)
	(unaudited)
Balance Sheet Data:
Cash	$418,263	982,453	6,172,953
Working capital	(2,475,660)	(2,023,970)	3,166,530
Total assets	5,558,374	6,122,564	11,313,064
Current liabilities	2,937,224	2,824,724	2,824,724
Other noncurrent liabilities	25,211	25,211	25,211

Additional paid-in capital	55,614,243	56,228,602	60,130,449
Accumulated other comprehensive loss	(687,951)	(687,951)	(687,951)
Accumulated deficit	(57,388,127)	(57,388,127)	(58,047,627)
Total stockholders’ equity	1,192,904	1,869,594	7,060,094
Non-controlling interest	1,403,035	1,403,035	1,403,035
Total stockholders’ equity	2,595,939	3,272,629	8,463,129
Total liabilities and stockholders’ equity	5,558,374	6,122,564	11,313,064

(1)	Pro forma basis giving effect to, as of the date of this prospectus, the Reverse Stock Split and:

(a)	the sale of a total of 54,667 shares of our common stock to Triton Funds, LP (“Triton”) after September 30, 2022 for total gross proceeds to us of $451,690. Such shares were offered and sold to Triton pursuant to the Common Stock Purchase Agreement by and between the Company and Triton, dated February 26, 2021 (the “Triton Equity Line Agreement”) and are registered pursuant to an effective Registration Statement on Form S-1 (File No. 333-256767), filed with the Securities and Exchange Commission (“SEC”) on June 4, 2021, and declared effective on June 14, 2021;

(b)	the sale of a total of 28,442 restricted shares of our common stock to three investors after September 30, 2022 for total gross proceeds to us of $225,000. Such shares were offered and sold in reliance of an exemption from registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering; and

(c)	the decrease of $112,500 in current liabilities after September 30, 2022.

(2)	Pro forma as adjusted balance sheet data reflects the pro forma items described immediately above plus our sale of 650,000 shares of common stock in this offering at an assumed Underwritten Offering price of $9.00 per share (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Pro forma as adjusted balance sheet data is illustrative only and will change based on the actual Underwritten Offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed Underwritten Offering price of $9.00 per share, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price, would increase or decrease pro forma as adjusted cash, total assets and total stockholders’ deficit by approximately $500,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. A 10% increase or decrease in the number of shares offered by us would increase or decrease pro forma as adjusted cash, total assets and total stockholders’ deficit by approximately $550,000, assuming that the assumed price to public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These unaudited pro forma adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Business Risks

Our future performance is difficult to evaluate because we have a limited operating history.

Investors should evaluate an investment in us considering the uncertainties encountered by developing companies. Although we were incorporated in 2011, we began to implement our current business strategy in 2016. Our current business strategy is focused on the exploration of lithium and other critical and battery metals, and, through specific subsidiaries, the exploration of iron and gold. While we have had a small amount of revenue from the sale of gold, diamonds, and industrial sand mined by us, we have not realized any revenues to date from the sale of other minerals. Our operating cash flow needs have been financed primarily through debt or equity and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate and predict our future performance. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

There is substantial doubt about our ability to continue as a going concern.

We have not been profitable and such condition raises substantial doubt about our ability to continue as a going concern. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Our long-term future growth and success is dependent upon our ability to raise additional capital and implement our business plan. There is no assurance that we will be successful in implementing our business plan or that we will be able to generate sufficient cash from operations, sell securities, or borrow funds on favorable terms or at all. Our inability to generate significant revenue or obtain additional financing could have a material adverse effect on our ability to fully implement our business plan and grow our business to a greater extent than we can with our existing financial resources.

We are an exploration stage company, and there is no guarantee that our properties will result in the commercial extraction of mineral deposits.

We are engaged in the business of exploring and developing mineral properties with the intention of locating economic deposits of minerals. An economic deposit is a mineral property which can be reasonably expected to generate profits upon extraction and commercialization of its minerals after considering all costs involved. Our property interests are at the exploration stage. Accordingly, it is unlikely that we will realize profits in the short term, and we also cannot assure you that we will realize profits in the medium to long term. Any profitability in the future from our business will be dependent upon development of at least one economic deposit and most likely further exploration and development of other economic deposits, each of which is subject to numerous risk factors.

Further, we cannot assure you that, even if an economic deposit of minerals is located, any of our property interests can be commercially mined. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period which a combination of careful evaluation, experience and knowledge of management may not eliminate. While discovery of additional ore-bearing deposits may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration programs will result in profitable commercial mining operations. The profitability of our operations will be, in part, related to the cost and success of its exploration and development programs which may be affected by several factors. Additional expenditures are required to establish reserves which are sufficient to commercially mine and to construct, complete and install mining and processing facilities in those properties that are mined and developed.

In addition, exploration-stage projects like ours have no operating history upon which to base estimates of future operating costs and capital requirements. Exploration project items, such as any future estimates of reserves, metal recoveries or cash operating costs will to a large extent be based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, as well as future feasibility studies. Actual operating costs and economic returns of all exploration projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations, and cash flows may be negatively affected.

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Because the probability of an individual prospect ever having reserves is not known, our properties may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

We are an exploration stage company, and we have no “reserves” as such term is defined by Regulation S-K 1300. We cannot assure you about the existence of economically extractable mineralization at this time, nor about the quantity or grade of any mineralization we may have found. Because the probability of an individual prospect ever having reserves is uncertain, our properties may not contain any reserves and any funds spent on evaluation and exploration may be lost. Even if we confirm reserves on our properties, any quantity or grade of reserves we indicate must be considered as estimates only until such reserves are mined. We do not know with certainty that economically recoverable minerals exist on our properties. In addition, the quantity of any reserves may vary depending on commodity prices. Any material change in the quantity or grade of reserves may affect the economic viability of our properties. Further, our lack of established reserves means that we are uncertain about our ability to generate revenue from our operations.

We face risks related to mining, exploration and mine construction, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on prices of minerals set by global markets and whether our exploration-stage properties can be brought into production. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether it will be economically feasible to extract a mineral depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices; mining, processing and transportation costs; the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us receiving an inadequate return on invested capital.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

Our long-term success, including the recoverability of the carrying values of our assets, our ability to continue with exploration, development and commissioning and mining activities on our existing projects or to acquire additional projects, will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our operations by establishing ore bodies that contain commercially recoverable minerals and to develop these into profitable mining activities. We cannot assure you that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from one of our larger projects, we will continue to incur operating and investing net cash outflows associated with among other things maintaining and acquiring exploration properties, undertaking ongoing exploration activities and the development of mines. As a result, we rely on access to capital markets as a source of funding for our capital and operating requirements. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

In order to finance our current operations and future capital needs, we will require additional funds through the issuance of additional equity and/or debt securities. In addition to the proceeds of this offering, we may continue to seek capital through private placement transactions and by utilizing proceeds available under the Triton Equity Line Agreement. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in our shares could be reduced. Any additional equity financing will dilute shareholdings, and new or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive rates, our ability to fund our current operations and implement our business plan and strategy will be affected, and we would be required to reduce the scope of our operations and scale back our exploration, development and mining programs. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, net income and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, regulatory or licensing delays and severe weather phenomena.

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We may be unable to find sources of funding if and when needed, resulting in the failure of our business.

As of today, we need additional equity or debt financing beyond our existing cash to operate. In addition to the proceeds of this offering, we may continue to seek capital through private placement transactions and by utilizing proceeds available under the Triton Equity Line Agreement. This additional financing may not become available and, if available, may not be available on terms that are acceptable to us. If we do obtain acceptable funding, the terms and conditions of receiving such capital would likely result in further dilution. If we are not successful in raising capital or sufficient capital, we will have to modify our business plans and substantially reduce or eliminate operations, or even seek reorganization. In these events, the holders of our securities could lose a substantial part or all of their investment.

Our ability to manage growth will have an impact on our business, financial condition and results of operations.

Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on several factors, including:

●	our ability to develop existing projects;

●	our ability to identify new projects;

●	our ability to continue to retain and attract skilled personnel;

●	our ability to maintain or enter into relationships with project partners and independent contractors;

●	the results of our exploration programs;

●	the market prices for our minerals;

●	our access to capital; and

●	our ability to enter into agreements for the sale of our minerals.

We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of the services currently provided by third parties, and we may not be able to maintain or enter into new relationships with project partners and independent contractors on financially attractive terms, if at all. Our inability to achieve or manage growth may materially and adversely affect our business, results of operations and financial condition.

We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

Our success is largely dependent upon the personal efforts of Marc Fogassa, our Chief Executive Officer and Chairman. Currently he is the only member of our management team that is fluent and fully conversant in both Portuguese, the language of Brazil, and English. The loss of the services of Mr. Fogassa would have a material adverse effect on our business and prospects. We maintain key-man life insurance on the life of Mr. Fogassa. See “Management.”

Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

Our ability to recruit and assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees, which may adversely affect our plans.

Certain executive officers and directors may be in a position of conflict of interest.

Marc Fogassa, our Chief Executive and Chairman, also serves as chief executive officer and director of Apollo Resources and Jupiter Gold. Joel Monteiro, Esq., one of our officers, is a director in both Apollo Resources and Jupiter Gold. Areli Nogueira, one of our officers, is a director in Jupiter Gold. We have partial equity ownership in both Apollo Resources and Jupiter Gold. There exists the possibility that one or more of these individuals, or others, may in the future be in a position of conflict of interest. Any decision made by such persons involving us will be made in accordance with their duties and obligations to deal fairly and in good faith with us and such other companies. In addition, any such officer or directors will declare, and refrain from voting on, any matter in which they may have a material interest.

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Regulatory and Industry Risks

The mining industry subjects us to several risks.

In our operations, we are subject to the risks normally encountered in the mining industry, such as:

●	the discovery of unusual or unexpected geological formations;

●	accidental fires, floods, earthquakes or other natural disasters;

●	unplanned power outages and water shortages;

●	controlling water and other similar mining hazards;

●	operating labor disruptions and labor disputes;

●	the ability to obtain suitable or adequate machinery, equipment, or labor;

●	our liability for pollution or other hazards; and

●	other known and unknown risks involved in the conduct of exploration and operation of mines.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

Our mineral projects will be subject to significant governmental regulations.

Mining activities in Brazil are subject to extensive federal, state, and local laws and regulations governing environmental protection, natural resources, prospecting, development, production, post-closure reclamation costs, taxes, labor standards and occupational health and safety laws and regulations, including mine safety, toxic substances and other matters. The costs associated with compliance with such laws and regulations can be substantial. In addition, changes in such laws and regulations, or more restrictive interpretations of current laws and regulations by governmental authorities, could result in unanticipated capital expenditures, expenses, or restrictions on, or suspensions of our operations and delays in the development of our properties.

We will be required to obtain governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

We are required to obtain and renew governmental permits for our exploration activities and, prior to developing or mining any mineralization that we discover, we will be required to obtain new governmental permits. Obtaining and renewing governmental permits is a complex, costly and time-consuming process. The timeliness and success of permitting efforts are contingent upon many variables not within our control, including the interpretation of permit approval requirements administered by the applicable permitting authority. We may not be able to obtain or renew permits that are necessary to our planned operations, or the cost and time required to obtain or renew such permits may exceed our expectations. Any unexpected delays or costs associated with the permitting process could delay the exploration, development or operation of our properties, which in turn could materially adversely affect our future revenues and profitability. In addition, key permits and approvals may be revoked or suspended or may be changed in a manner that adversely affects our activities.

Private parties, such as environmental activists, frequently attempt to intervene in the permitting process and to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. Obtaining the necessary governmental permits involves numerous jurisdictions, public hearings and possibly costly undertakings. These third-party actions can materially increase the costs and cause delays in the permitting process and could cause us to not proceed with the development or operation of a property. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

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Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Our operations face substantial regulation of health and safety.

Our operations are subject to extensive and complex laws and regulations governing worker health and safety across our operating regions and our failure to comply with applicable legal requirements can result in substantial penalties. Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position.

Our mines are inspected on a regular basis by government regulators who may issue citations and orders when they believe a violation has occurred under local mining regulations. If inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures.

In addition to potential government restrictions and regulatory fines, penalties or sanctions, our ability to operate (including the effect of any impact on our workforce) and thus, our results of operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents, injuries, fatalities or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Our operations are subject to extensive environmental laws and regulations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Increased global attention or regulation of consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

Mineral prices are subject to unpredictable fluctuations.

Portions of our revenues may come from the extraction and sale of minerals. The price of minerals may fluctuate widely and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the price of minerals, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted.

Country and Currency Risks

Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil and our ability to freely sell our minerals.

Mining operations in Brazil are heavily regulated. Any significant change in mining legislation or other changes in Brazil’s current mining environment may slow down or alter our business prospects. Further, countries in which we may wish to sell our mined minerals may impose special taxes, tariffs, or otherwise place limits and controls on consumption of our mined minerals.

The perception of Brazil by the international community may affect us.

Brazil’s political environment and its environmental policies, in particular the preservation of the Amazon rain forest, are continuously scrutinized by the global media. If Brazil’s situation or policies are perceived as being inadequate, we may lose the interest of investor groups or potential buyers of our minerals, which will have a negative impact on us.

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Exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

Our reporting currency is the U.S. dollar; however, we conduct our business in Brazil utilizing the Brazilian real. A large portion of our operating expenses are incurred in Brazilian real. An appreciation of the Brazilian real against the U.S. dollar would increase our costs in U.S. dollar terms. Our consolidated financials are directly impacted by movements in the Brazilian real to U.S. dollar exchange rate.

While not expected, Brazil may choose to adopt measures to restrict the entry of U.S. dollars or the repatriation of capital across borders. These measures would have a number of negative effects on us, reducing the immediately available capital that we could otherwise deploy for investment opportunities or the payment of expenses, and the ability to repatriate any profits.

Common Stock Risks

Our common stock price may be volatile.

The market price of our common stock has been and is likely to continue to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to grow revenues;

●	our ability to achieve profitability;

●	our ability to raise capital when needed;

●	our ability to execute our business plan;

●	legislative, regulatory, and competitive developments; and

●	economic and external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of any company. These market fluctuations may also materially and adversely affect the market price of our common stock regardless of our actual operations and the results from those operations.

There is no assurance that an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be and, as a result, it may be difficult for you to sell your shares of our common stock.

Since we became a publicly traded company in April 2012, there has been a limited public market for shares of our common stock on the OTCQB. We do not yet meet the initial listing standards of the Nasdaq Capital Market, and, although we have applied to list our common stock on the Nasdaq Capital Market concurrently upon completion of this offering, no assurances can be given that we will be successful. Until our common stock is listed on that market or a broader exchange, we anticipate that it will remain quoted on the OTCQB. In that venue, investors may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect liquidity. This could also make it more difficult to raise additional capital.

We cannot predict the extent to which investor interest in our Company will lead to the development of a more active trading market on the OTCQB, whether we will meet the initial listing standards of the Nasdaq Capital Market, or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of the shares of our common stock that you buy.

Our common stock is currently defined as a “penny stock” and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Our common stock currently trades below $5 and is therefore defined as a “penny stock” under the Exchange Act. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may consequently affect a stockholder’s ability to resell any of our shares in the public markets.

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We do not intend to pay regular future dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

We have never paid a dividend and we do not have any plans to pay dividends in the foreseeable future. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including future earnings, if any, our capital requirements and general financial condition, and other factors. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur or may occur only over a longer timeframe.

We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute your ownership.

We may largely finance our operations by issuing equity securities, which may materially reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences, and privileges senior to those of our existing common stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on ownership interest of existing common stockholders, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our Common Stock. The holders of any debt securities or instruments that we may issue could have rights superior to the rights of our common stockholders.

Our Series A Convertible Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chief Executive Officer and Chairman.

One share of our Series A Convertible Preferred Stock (“Series A Stock”) is issued, outstanding and held since 2012 by Marc Fogassa, our Chief Executive Officer and Chairman. The Certificate of Designations, Preferences and Rights of our Series A Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of our common stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of common stock and any other class or series of capital stock entitled to vote with the common stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. As a result, you may have limited ability to impact our operations and activities.

Marc Fogassa, our Chief Executive Officer and member of our Board of Directors, owns greater than 50% of the Company’s voting securities, which will cause us to be deemed a “controlled company” under the rules of Nasdaq.

As a result of his ownership of all issued and outstanding shares of our Series A Convertible Preferred Stock, as well as ownership of our Common Stock, Mr. Fogassa, our Chief Executive Officer and member of our Board of Directors, currently holds approximately 54.17% of our voting securities (and will continue to own approximately 53.80% of our outstanding voting securities upon consummation of the offering), and as such, we are a “controlled company” under the Nasdaq Listing Rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, may elect to be exempt from certain corporate governance requirements.

Accordingly, should the interests of Mr. Fogassa differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance standards. Even if we do not avail ourselves of these exemptions, our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

You will need to keep records of your investment for tax purposes.

Each purchase or sell of securities, including our common stock, may result in tax consequences for you. We will not keep tax records for you. You, or someone on your behalf, will be required to keep your own tax records with regard to your transactions involving our securities.

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Risks Related To This Offering And The Reverse Stock Split

Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our common stock following this offering is likely to be volatile, may fluctuate substantially, and may be higher or lower than the Underwritten Offering price. Our common stock may also be subject to rapid and substantial price volatility. There have been recent instances of extreme stock price run-ups followed by rapid price declines following initial public offerings, with stock price volatility seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, our shares of common stock are likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trade of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its stock price. Second, we are a speculative investment due to our limited operating history in our current business strategy, not being profitable, and being an exploration stage company with no guarantee that our properties will result in the commercial extraction of mineral deposits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a relatively large public float.

In addition, the market price of our common stock is also subject to significant fluctuations in response to, among other factors:

●	changes to our industry, including demand and regulations;

●	failure to achieve commercial extraction of mineral deposits from any of our properties;

●	absence of any reserves contained within our properties, and loss of any funds spent on exploration and evaluation;

●	we may not be able to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing as required;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	any major change in our management;

●	changes in accounting standards, procedures, guidelines, interpretations or principals; and

●	economic, geo-political and other external factors, particularly within the country of Brazil.

Many of these factors are beyond our control and may decrease the market price of our common stock. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Furthermore, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. If the market price of our common stock after this offering does not exceed the per share Underwritten Offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Further, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

You will experience dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a future financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and potentially substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

16

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common stock will be your sole source of gain for the foreseeable future.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all. Furthermore, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

To grow our business and remain competitive, we may require additional capital from time to time for our daily operation. In addition to the proceeds of this offering, we may continue to seek capital through private placement transactions and by utilizing proceeds available under the Triton Equity Line Agreement. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our market position and competitiveness in our industry;

●	our ability to prove reserves in each of our properties and, ultimately, commence commercial extraction on each of our properties;

●	our future profitability, overall financial condition, results of operations and cash flows; and

●	economic, political and other conditions in the U.S., Brazil and other international jurisdictions.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.

Our existing stockholders have substantial influence over our Company and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their securities.

As of the date of this prospectus, certain stockholders control approximately [●]% of the voting power in us, including management. As a result, these stockholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in our control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of any contemplated sale of our Company and may reduce the price of our common stock.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The Underwritten Offering price per share of common stock will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $9.00 per share, based on the assumed Underwritten Offering price of $9.00 per share of common stock, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

17

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for exploration, including drilling and assessment of deposits and reserves, if any, as well as capital expenditures, and working capital. We may also use our net proceeds to acquire and invest in complementary technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We plan to effect a Reverse Stock Split of our issued and outstanding common stock immediately following the effectiveness but prior to the closing of this offering in order to achieve a sufficient increase in our stock price to enable us to qualify for listing on the Nasdaq Capital Market. There is no assurance that that the Reverse Stock Split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the proposed Reverse Stock Split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

We have applied to list our common stock on the Nasdaq Capital Market in connection with this offering. Following the proposed Reverse Stock Split, we expect that our common stock will be eligible to be quoted on the Nasdaq Capital Market. For our common stock to be so listed, we must meet the current listing standards of the Nasdaq Capital Market, including the minimum bid price requirement. There can be no assurance that the market price of our common stock following the Reverse Stock Split will remain at the level required for continuing compliance with the minimum bid price requirement of the Nasdaq Capital Market. It is not uncommon for the market price of a company’s common stock to decline in the period following a Reverse Stock Split. If the market price of our common stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the minimum bid price requirement of the Nasdaq Capital Market. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

In addition to the minimum bid price requirement for continuing compliance with the Nasdaq Capital Market continued listing standards, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. For example, we may lose an independent director on our Audit Committee, who cannot readily be replaced. Our failure to meet these requirements may result in our common stock sold in this offering being delisted from the Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

If our common stock were to be delisted from the Nasdaq Capital Market, our common stock could revert to trading on the OTCQB Market or another over-the-counter platform following any delisting from Nasdaq Capital Market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, as we are seeking additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

Risks Related to Pandemics

A resurgence of the COVID-19 pandemic, or the emergence of a new pandemic, may adversely affect our business.

A resurgence of the COVID-19 pandemic, or the emergence of a new pandemic, may adversely affect our business. In the recent past, the spread of COVID-19 caused public health officials in both Brazil and the U.S. to recommend precautions to mitigate the spread of the virus, especially as to international travel. In addition, certain states and municipalities in both countries enacted quarantine and “shelter-in-place” regulations and at times required non-essential businesses to close. There is no certainty that a resurgence of COVID-19, or a new pandemic, will not occur with restrictions imposed again in response. It is unclear how such restrictions, if put in place again, would contribute to a general slowdown in the global economy and would affect our business.

Risks Related to Current World Events

An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of common stock in this offering will be approximately $5,190,500, or approximately $6,006,575 if the underwriter exercises in full its option to purchase additional shares of common stock, based on an assumed Underwritten Offering price of $9.00 per share (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed Underwritten Offering price per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $500,000, or approximately $575,000 if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We intend to use of proceeds from this offering is to expand and accelerate our exploration program leading to the identification and quantitative measurement of our lithium prospective lithium deposits, as well as for exploration for other mineral deposits in our other properties, including drilling and assessment of deposits and reserves, if any, and working capital and general corporate purposes. We may also use some amount of the proceeds for the acquisition of additional mineral rights and/or mines, and mining assets such as earth moving equipment, processing and recovery units, among others. We have presumed that we will receive aggregate gross proceeds of $5,850,000 from this offering (excluding any proceeds received from exercise of the over-allotment by the underwriter, if any) and will incur $659,500 in offering costs, commissions and fees.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

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DETERMINATION OF OFFERING PRICE

Prior to this offering, there was a limited public market for our common stock. We and the underwriter will determine at what price we may sell the common stock offered by this prospectus. As of November [   ], 2022, the closing bid price for our common stock as reported on the OTCQB was $[     ] per share, reflecting an expected common stock reverse split at a ratio of 1-for-750 to be effected prior to the Underwritten Offering. The principal factors to be considered when determining the Underwritten Offering price include:

●	our negotiation with the investors;
●	the information set forth in this prospectus
●	our history and prospects and the history and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities market at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the underwriter and us.

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MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market and Other Information

Our common stock is traded in OCTQB under the symbol “ATLX” and quotations for our common stock are available on otcmarkets.com. The following table sets forth, for each of the quarterly periods indicated, the range of high and low sales prices, in U.S. dollars, for our common stock for each quarter in 2020, 2021, and for the applicable period in 2022, and account for the Reverse Stock Split.

	Year Ended
	December 31, 2020
	High	Low
2020 Quarters
First (01/01 - 03/31)	$1.35	$0.68
Second (04/01 - 06/30)	$1.58	$0.60
Third (07/01 - 09/30)	$1.43	$0.60
Fourth (10/01 - 12/31)	$2.03	$0.53

	Year Ended
	December 31, 2021
	High	Low
2021 Quarters
First (01/01 - 03/31)	$75.00	$1.05
Second (04/01 – 06/30)	$16.88	$8.93
Third (07/01 - 09/30)	$11.40	$6.75
Fourth (10/01 – 12/31)	$11.25	$5.33

	Year Ending
	December 31, 2022
	High	Low
2022 Quarters
First (01/01 - 03/31)	$7.50	$2.93
Second (04/01 – 06/30)	$10.80	$3.75
Third (07/01-09/30)	$20.63	$6.08
Fourth (10/01-11/15)	$23.55	$6.68

We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022 on:

●	an actual basis;

●	on a pro forma basis to reflect, as of the date of this prospectus, the Reverse Stock Split and:

(a)	the sale of a total of 54,667 shares of our common stock to Triton Funds, LP (“Triton”) after September 30, 2022 for total gross proceeds to us of $451,690. Such shares were offered and sold to Triton pursuant to the Common Stock Purchase Agreement by and between the Company and Triton, dated February 26, 2021 (the “Triton Equity Line Agreement”) and are registered pursuant to an effective Registration Statement on Form S-1 (File No. 333-256767), filed with the Securities and Exchange Commission (“SEC”) on June 4, 2021, and declared effective on June 14, 2021;

(b)	the sale of a total of 28,442 restricted shares of our common stock to three investors after September 30, 2022 for total gross proceeds to us of $225,000. Such shares were offered and sold in reliance of an exemption from registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering; and

(c)	the decrease of $112,500 in current liabilities after September 30, 2022.

●	on a pro forma as adjusted basis to reflect the sale by us of an assumed 650,000 shares of common stock at an assumed Underwritten Offering price of $9.00 per share, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The pro forma as adjusted information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual Underwritten Offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	As of September 30, 2022
	Actual	Pro Forma	Pro Forma, as Adjusted (1)

Cash	$418,263	982,453	6,172,953

Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; 1 share issued and outstanding, actual; 1 share issued and outstanding, pro forma and pro forma as adjusted.	1	1	1
Series D preferred stock, $0.001 par value. 1,000,000 shares authorized; 214,006 shares issued and outstanding, actual; 214,006 shares issued and outstanding, pro forma and pro forma as adjusted.	214	214	214
Common stock, $0.001 par value. 4,000,000,000 shares authorized; 4,872,659 shares issued and outstanding, actual; 4,000,000,000 shares authorized, 5,015,008 shares issued and outstanding, pro forma; 4,000,000,000 shares authorized, 5,665,008 shares issued and outstanding, pro forma as adjusted.	3,654,524	3,716,855	5,665,008
Additional paid-in capital	55,614,243	56,228,602	60,130,449
Accumulated other comprehensive loss	(687,951)	(687,951)	(687,951)
Accumulated deficit	(57,388,127)	(57,388,127)	(58,047,627)
Total stockholders’ equity	1,192,904	1,869,594	7,060,094
Non-controlling interest	1,403,035	1,403,035	1,403,035
Total stockholders’ equity	2,595,939	3,272,629	8,463,129
Total liabilities and stockholders’ equity	$5,558,374	6,122,564	11,313,064

(1)	Each $1.00 increase (decrease) in the assumed Underwritten Offering price of $9.00 per share of common stock, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price, would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $500,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 10% increase (decrease) of shares of common stock offered by us would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $550,000, assuming that the assumed Underwritten Offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual Underwritten Offering price and other terms of this offering determined at pricing.

The number of shares of our common stock outstanding after the completion of this offering is based on 5,015,008 shares of our common stock outstanding as of the date of this prospectus and reflecting the Reverse Stock Split, and excludes the following, as of the date of this prospectus (all items below also reflecting the Reverse Stock Split):

●	526,913 shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $8.38 per share and weighted average time to expiration of 1.49 years;
●	333,334 shares of common stock reserved for the future issuance of awards under our 2017 Stock Incentive Plan;
●	One share of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock; and
●	2,853,414 shares of common stock issuable upon the conversion of our outstanding Series D Convertible Preferred Stock.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed Underwritten Offering price per share of common stock in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common stock as of September 30, 2022. Our historical net tangible book value as of September 30, 2022, was $2,595,939 or $0.53 per share based upon shares of common stock outstanding on such date.

Our pro forma net tangible book value as of the date of this prospectus is $3,272,629 or $0.65 per share of common stock after giving effect to the Reverse Stock Split and:

(a)	the sale of a total of 54,667 shares of our common stock to Triton Funds, LP (“Triton”) after September 30, 2022 for total gross proceeds to us of $451,690. Such shares were offered and sold to Triton pursuant to the Common Stock Purchase Agreement by and between the Company and Triton, dated February 26, 2021 (the “Triton Equity Line Agreement”) and are registered pursuant to an effective Registration Statement on Form S-1 (File No. 333-256767), filed with the Securities and Exchange Commission (“SEC”) on June 4, 2021, and declared effective on June 14, 2021;

(b)	the sale of a total of 28,442 restricted shares of our common stock to three investors after September 30, 2022 for total gross proceeds to us of $225,000. Such shares were offered and sold in reliance of an exemption from registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering; and

(c)	the decrease of $112,500 in current liabilities after September 30, 2022.

After giving effect to our receipt of approximately $5,190,500 of estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from our sale of common stock in this offering at an assumed Underwritten Offering price of  $9.00 per share of common stock, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price, our pro forma as adjusted net tangible book value as of September 30, 2022, would have been approximately $8,463,129 million, or $1.49 per share. This amount represents an immediate increase in net pro forma tangible book value of $0.84 per share of our common stock to existing stockholders and an immediate dilution in the pro forma net tangible book value of $7.51 per share of our common stock to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed Underwritten Offering price		$9.00

Historical net tangible book value (deficit) per share as of September 30, 2022	$0.53

Pro forma increase in net tangible book value per share attributable to the adjustments described above	$0.12
Pro forma net tangible book value as of September 30, 2022	$0.65

Increase in pro forma net tangible book value per share attributable to investors participating in this offering	$0.84

Pro forma as adjusted net tangible book per share value immediately after this offering		$1.49

Dilution per share to net investors in this offering		$7.51

The dilution information discussed above is illustrative only and will change based on the actual Underwritten Offering price and other terms of this offering to be determined at pricing. Each $1.00 increase (decrease) in the assumed Underwritten Offering price of $9.00 per share, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price, would increase (decrease) the pro forma net tangible book value per share by approximately $500,000, or by approximately $0.09 per share, assuming the number of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 10% increase (decrease) in the number of shares offered by us would increase (decrease) the pro forma net tangible book value per share by approximately $550,000, or approximately $0.10 per share, assuming the assumed Underwritten Offering price remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares of common stock in full in this offering, the net tangible book value after this offering would be approximately $9,279,204, or approximately $1.64 per share, the increase in net tangible book value to existing stockholders would be $0.99 per share, and the dilution per share to new investors would be $7,36 per share, in each case based on an assumed Underwritten Offering price of $9.00 per share, the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price.

The number of shares of our common stock outstanding after the completion of this offering is based on 5,015,008 shares of our common stock outstanding as of the date of this prospectus and reflecting the Reverse Stock Split, and excludes the following, as of the date of this prospectus (all items below also reflecting the Reverse Stock Split):

●	526,913 shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $8.38 per share and weighted average time to expiration of 1.49 years;
●	333,334 shares of common stock reserved for the future issuance of awards under our 2017 Stock Incentive Plan;
●	One share of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock; and
●	2,853,414 shares of common stock issuable upon the conversion of our outstanding Series D Convertible Preferred Stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

This prospectus contains forward-looking statements. Forward-looking statements for Atlas Lithium reflect current expectations, as of the date of this prospectus, and involve certain risks and uncertainties. Actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, among others: unprofitable efforts resulting not only from the failure to discover mineral deposits, but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions.

Overview

We are a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals to power the Green Energy Revolution – nickel, rare earths, graphite, and titanium. Our current focus is on developing our hard-rock lithium project located in Minas Gerais state in Brazil at a well-known, premier pegmatitic district in Brazil. We intend to produce and sell lithium concentrate, a key ingredient for battery supply chain. Lithium is essential for batteries in electric vehicles and demand is expected to outstrip supply.

All of our mineral projects and properties are located in Brazil and, as of the date of this prospectus, our mineral rights portfolio for battery metals includes approximately 72,344 acres (293 km2) for lithium in 59 mineral rights, 54,950 acres for nickel (222 km2) in 15 mineral rights, 30,054 acres (122 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of lithium mineral exploration properties in Brazil, a premier and well-established jurisdiction for hard-rock lithium. We also believe that among publicly traded companies we are among some of the largest holders by size and breadth in exploration projects for battery and other critical metals.

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Minas Gerais Lithium Project

Our Minas Gerais Lithium Project is currently our largest endeavor and primary focus. The project is located in northeastern Minas Gerais, Brazil along the prolific Eastern Brazilian Pegmatite Province (“EBP”). The EBP is considered to be one of the world’s largest geologic belts of granitic pegmatites that are host to a variety of hard-rock mineral commodities which include lithium, tin, and tantalum, as well as industrial minerals (feldspar and mica), dimension stone and gemstones. Areas of commercially productive lithium mineralization along the EBP are centered around the Araçuaí mining district which is host to all of Brazil’s commercial lithium production and reported mineral reserves.

Our current property position in the district comprises 52 mineral rights totaling 56,078 acres (227 km2) and covering multiple areas of prospective lithium mineralization that, to date, have remained largely unexplored by modern methods. Additionally, some of our mineral rights are located directly adjacent to and along trend of a large cluster of lithium deposits currently being developed by a large, publicly traded company.

We believe that we can materially increase our value by the acceleration of our exploratory work program toward new discoveries and subsequent delineation and development of potential lithium mineral resources. Our initial commercial goal is to be able to enter production of lithium-bearing mineral concentrate, a product which is highly sought after in the battery supply chain for EVs.

According to Benchmark Mineral Intelligence, global demand for lithium-ion batteries is set to grow six-fold by 2032 as global automakers scale up production of EVs. Meeting this demand will require an estimated 74 new lithium mines, each producing an average of 45,000 tonnes of lithium annually by 2035.

Other Mineral Property Assets

We also have 100%-ownership of early-stage projects and properties in other minerals that are critical to the battery supply chain and high technology applications. These include mineral rights for nickel, rare earths, graphite, and titanium. Our vision is to become “the Mineral Resources Company for the Green Energy Revolution.” We believe that the shift from fossil fuels to battery power will yield long-term opportunities for us not only in lithium but also in such other minerals.

Additionally, we have 100%-ownership of several mining concessions for gold and diamonds. Historically, we have generated revenue from mining and selling gold, diamonds, and industrial sand. Such endeavors have given us the critical management experience needed to take early-stage projects in Brazil from the exploration phase through successful licensing from regulators and to revenues.

As of the date of this prospectus, we also own (i) 44.41% of the common stock of Apollo Resources, a private company currently primarily focused on the development of its initial iron mine; and (ii) approximately 24.22% of Jupiter Gold, a company focused on the development of gold projects and of a quartzite mine, and whose common stock is quoted on the OTCQB under the symbol “JUPGF.” The quartzite mine is expected to start operations in 2023.

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under U.S. GAAP.

Environmental, Social, and Corporate Governance

We are deeply committed to Environmental, Social, and Corporate Governance (“ESG”) causes. We have an ESG Chief who coordinates our efforts in these important matters. Our efforts make a difference in the communities in which we operate. For example, in the last few years we have planted more than 6,000 trees of diverse types for the benefit of local populations in areas in which we operate. We also constructed over 1,000 small retention walls to preserve and enhance dirt access roads used by such communities.

Results of Operations

Three Months Ended September 30, 2022 Compared to the Three Months ended September 30, 2021

Revenue for the three months ended September 30, 2022 totaled $3,301, compared to revenue of $2,984 during the three months ended September 30, 2021 representing an increase of 10.62%. This revenue comes from sales of industrial sand during the rainy season. Industrial sand is a residual business line as we are primarily focused on our lithium exploration program.

Cost of goods sold for the three months ended September 30, 2022 totaled $27,534, as compared to cost of goods sold of $27,382 during the three months ended September 30, 2021 representing an increase of 0.55%. Cost of goods sold is primarily comprised of labor, fuel, and repairs and maintenance on our mining equipment.

Gross loss for the three months ended September 30, 2022 totaled $24,233, compared to gross loss of $24,398 during the three months ended September 30, 2021, representing a decrease of 0.68%.

Operating expenses for the three months ended September 30, 2022 totaled $1,247,694, compared to operating expenses of $707,335 during the three months ended September 30, 2021, representing an increase of 76.39%. The increase was mostly due to higher general and administrative expenses related to public company costs and higher compensation cost of officers and directors.

As a result, we incurred a net loss attributable to our stockholders of $1,028,192, or $0.00 per share, for the three months ended September 30, 2022, compared to a net loss attributable to our stockholders of $619,139, or $0.00 per share, during the three months ended September 30, 2021.

Nine Months Ended September 30, 2022 Compared to the Nine Months Ended September 30, 2021

Revenue for the nine months ended September 30, 2022 totaled $6,145, compared to revenue of $9,088 during the nine months ended September 30, 2021, representing a decrease of 32.38%. This revenue comes from sales of industrial sand during the rainy season. Industrial sand is a residual business line as we are primarily focused on our lithium exploration program.

Cost of goods sold for the nine months ended September 30, 2022 totaled $63,732, as compared to cost of goods sold of $74,476 during the nine months ended September 30, 2021, representing a decrease of 14.43%. Cost of goods sold is primarily comprised of labor, fuel, and repairs and maintenance on our mining equipment. The decrease is explained by reduced production activities and mining costs partially attributable to our exploratory efforts.

Gross loss for the nine months ended September 30, 2022 totaled $57,587, compared to gross loss of $65,388 during the nine months ended September 30, 2021, representing an improvement of 11.93%.

Operating expenses for the nine months ended September 30, 2022 totaled $3,064,305, compared to operating expenses of $2,560,171 during the nine months ended September 30, 2021, representing an increase of 19.69%. The increase was mostly due to higher general and administrative expenses related to public company costs and higher compensation cost of officers and directors.

As a result, we incurred a net loss attributable to our stockholders of $2,430,698, or $0.00 per share, for the nine months ended September 30, 2022, compared to a net loss attributable to our stockholders of $2,161,835, or $0.00 per share, during the nine months ended September 30, 2021.

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Liquidity and Capital Resources

As of September 30, 2022, we had cash and cash equivalents of $418,263 and a working capital deficit of $2,475,660.

Net cash used by operating activities totaled $258,293 for the nine months ended September 30, 2022, compared to net cash used of $1,201,277 during the nine months ended September 30, 2021 representing an decrease in cash used of $942,984. Net cash used in investing activities totaled $2,573,86 for the nine months ended September 30, 2022, compared to net cash used of $272,153 during the nine months ended September 30, 2021, representing an increase in cash used of $2,301,673. Net cash provided by financing activities totaled $3,188,736 for the nine months ended September 30, 2022, compared to $1,237,542 during the nine months ended September 30, 2021, representing an increase in cash provided of $1,951,194.

We have limited working capital, have historically incurred net operating losses, and have not yet received material revenues from the sale of products or services. These factors create substantial doubt about our ability to continue as a going concern.

Our primary sources of liquidity have been derived through proceeds from the (i) issuance of debt and (ii) sales of our equity and the equity of one of our subsidiaries. Our ability to continue as a going concern is dependent upon our ability to generate cash flows from operations and successfully raise new capital through debt issuances and sales of our equity. We have no plans for any significant cash acquisitions in the foreseeable future.

Currency Risk

We operate primarily in Brazil which exposes us to currency risks. Our business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in us receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

Our condensed consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. Our foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial instruments consist of cash and cash equivalents, loans to a related party, accrued expenses, and an amount due to a director. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in our financial statements. If our estimate of the fair value is incorrect at September 30, 2022, it could negatively affect our financial position and liquidity and could result in our having understated our net loss.

Recent Accounting Pronouncements

Our consolidated financial statements are prepared in accordance with U.S. GAAP. Our significant accounting policies are described in Note 1 of the financial statements. We have reviewed all recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on us.

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BUSINESS

Overview

We are a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals to power the Green Energy Revolution – nickel, rare earths, graphite, and titanium. Our current focus is on developing our hard-rock lithium project located in Minas Gerais state in Brazil at a well-known, premier pegmatitic district in Brazil. We intend to produce and sell lithium concentrate, a key ingredient for battery supply chain. Lithium is essential for batteries in electric vehicles and demand is expected to outstrip supply.

As reported in our Form 10-Q for the period ended September 30, 2022, we have been approached, in an unsolicited manner, by two large companies seeking to secure lithium supply. Recently, one of such companies has provided us with a preliminary, written non-binding proposal for the right to acquire, at a reasonable discount to the then prevailing market prices, part of our planned production in exchange for providing capital towards the construction of our lithium concentration plant. There can be no assurance, however, that these discussions or proposals will result in any binding agreements.

All of our mineral projects and properties are located in Brazil and, as of the date of this prospectus, our mineral rights portfolio for battery metals includes approximately 72,344 acres (293 km2) for lithium in 59 mineral rights, 54,950 acres for nickel (222 km2) in 15 mineral rights, 30,054 acres (122 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of lithium mineral exploration properties in Brazil, a premier and well-established jurisdiction for hard-rock lithium. We also believe that among publicly traded companies we are among some of the largest holders by size and breadth in exploration projects for battery and other critical metals.

Minas Gerais Lithium Project

Our Minas Gerais Lithium Project is currently our largest endeavor and primary focus. The project is located in northeastern Minas Gerais, Brazil along the prolific Eastern Brazilian Pegmatite Province (“EBP”) that extends more than 850 kilometers across eastern Minas Gerais. Pegmatites are igneous bodies derived during the final stages of crystallization of a larger parent igneous intrusion, most commonly a granitic rock. They are distinctive for their very coarse-grained crystalline texture, and in some instances, complex composition with unusual minerals and rare elements. The EBP extends more than 850 kilometers across eastern Minas Gerais. Since the 1940’s at least 1,000 pegmatites have been mined along the EBP for a variety of hard-rock mineral commodities that include lithium, tin, tantalum as well as industrial minerals (feldspar and mica), dimension stone and gemstones, according to published information. Commercially productive lithium mineralization along the EBP is centered around the Araçuaí mining district which is host to all of Brazil’s commercial lithium production and reported mineral reserves.

Our current property position in the Araçuaí district comprises 52 lithium mineral rights totaling 56,078 acres (227 km2) that cover four main areas of prospective mineralization which to date have remained largely untested by modern exploration methods. These include the Neves, Santa Clara, Salinas, and Tesouras targets areas. Additionally, our Neves and Santa Clara mineral rights are located directly adjacent to and along trend of a large cluster of lithium deposits currently being developed by a large publicly traded company.

At present, other mining and exploration activity in the region includes the privately held underground Cachoeira lithium mine currently in production, the Groto do Cirilo open pit mine project currently under development, as well as several earlier stage exploration projects held by publicly traded companies. We believe our portfolio of exploration rights in the region represents the largest lithium property position in Brazil, offering a potential strategic advantage over other mining and exploration companies active in the area.

Because of the region’s long mining history, local infrastructure is considered excellent, with access to hydroelectric power and water supplies, a well-established road network with direct access to commercial ports. Basic goods and services, industrial suppliers and a skilled and semi-skilled labor force are also readily available from the surrounding communities where we operate.

Geology

The EBP is considered to be one of the world’s largest geologic belts of granites and related pegmatite intrusive bodies, encompassing more than 150,000 km2 and with more than 90% of the belt located in eastern Minas Gerais state. Pegmatites are igneous rocks that form during the final stages of a granitic magma’s crystallization. They are readily identifiable by their exceptionally coarse crystalline texture, with individual crystals averaging one centimeter or more in size. Most pegmatites have a simple mineral composition common to granitic rocks, however some may also contain less common minerals that are rarely found in other types of rocks. These include lithium minerals of commercial interest such as spodumene which can contain up to 3.73% Li (8.03% LiO2), and petalite with up to 2.09% Li (4.50% LiO2). At least 1,000 pegmatites have been mined along the EBP since the 1940’s, with approximately one-third of these occurring in the Araçuaí mining district where our project is located. Lithium-bearing pegmatites are among the most important mineral deposits in the district. Prior to the commencement of commercial production from the Cachoeira lithium mine in the early 1990’s, lithium-focused activity was limited to intermittent small scale artisanal mining and prospecting. Until recently the district has remained largely under-explored by modern exploration methods.

Our project area encompasses multiple areas of mineralized pegmatites, in general occurring as series of sub-parallel elongate tabular bodies, referred to as ‘pegmatite dike swarms,’ hosted in metamorphic shists. Individual pegmatite bodies range from several meters to more than 50 meters thick and from tens of meters up to one (1) kilometer in lateral strike length. They are primarily composed of the minerals quartz, feldspar and mica with localized concentrations of spodumene and petalite. Individual feldspar and spodumene crystals can reach up to two meters in length, but typically are more homogeneously distributed and ranging in size from one to a few centimeters in length.

Exploration

Since initiating our exploration program in 2021, our team has focused on evaluating the Neves target area through a systematic approach involving a combination of basic prospecting, geologic field mapping, trenching and geochemical sampling, and diamond drilling.

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Neves Project

From August 1, 2021 to October 31, 2022, 35 diamond drill holes totaling 2,691 meters have been completed at Atlas’ flagship Das Neves (“Neves”) property. At Neves, our current focus is on the Abelhas pegmatite cluster, a system of northeasterly trending intrusive dikes (or ‘dike swarm’) that has been mapped over an approximate 1,000-meter by 400-meter area. Two diamond drill core rigs are currently operating, exploring an area of historic artisanal mine workings in the western portion of the Abelhas target has confirmed approximately 400 meters of strike extent to a zone of sub-parallel pegmatite dikes that remains open in both directions along strike and vertically with depth. We anticipate the arrival of a third drill during Q4 2022. Recently, we released assay results for the first 23 drill holes completed at Neves. Significant highlights received to date include:

■	1.72% Li2O over 3.5 meters Estimated True Width (“ETW”) in hole AB-11
■	1.22% Li2O over 17.3 meters ETW in hole AB-11B
■	1.33% Li2O over 4.8 meters ETW in hole AB-12
■	1.08% Li2O over 18.2 meters ETW in hole AB-15
■	1.00% Li2O over 8.0 meters ETW in hole AB-18
■	1.00% Li2O over 21.2 meters ETW in hole AB-21

Initially, drilling at Abelhas began immediately south of the historic working, returning multiple pegmatite intercepts over thicknesses ranging from 1 to 11 meters ETW. As the majority of these intercepts were relatively shallow and within 50 meters vertical depth from surface, lithium contents were generally low due to the effects of near-surface weathering and oxidation. As an example, drill hole AB-01A intercepted 17.5 m ETW of pegmatite beginning at 7 meters down-hole and hosting weathered spodumene mineralization grading 0.15% Li2O. Drill hole AB-04, however, intercepted 8.2 m ETW of fresh pegmatite grading 0.55% Li2O beginning at 49 meters down-hole, indicating excellent potential for higher grade pegmatite mineralization to continue below the base of near-surface weathering as the zone extends along strike and at depth. As noted in the summary highlights provided above, systematic step-out drilling to the south has returned multiple intercepts of higher-grade lithium mineralization hosted in fresh un-weathered pegmatite with grades ranging from 1.00% Li2O to as high as 2.44% Li2O.

Additionally, geologic mapping over the broader Neves target area has delineated a second dike swarm approximately 500 meters to the east of the Abelhas dike swarm that is that is being readied for drill testing which is anticipated to commence in 2023. Recent field reconnaissance work has also identified a third area of pegmatite mineralization in an area of shallow historic artisanal mine working approximately four kilometers south of the Abelhas target. We have recently added a second exploration drill to the Neves program and have plans to add a third drill rig in the months ahead.

In parallel with our ongoing drilling campaign at Neves, our field crews have also been active conducting field reconnaissance surveys over our other exploration mineral rights in the district. This work has so far resulted in the positive identification of multiple pegmatite occurrences exposed in surface outcrops and historic artisanal mine workings.

Brazil Minerals
Neves Lithium Project
part of our 100%-owned
Minas Gerais Lithium Project
Itinga
Araçuaí
N
8160000
8152000
8144000
8136000
8128000
8120000
8112000
176000
184000
192000
200000
18°0'0"S
22°0'0"S
48°0'0"W
44°0'0"W
40°0'0"W
10°0'0"S
30°0'0"S
60°0'0"W
40°0'0"W
8115000
8110000
190000
195000
200000
0
2
4
6
8
10
Kilometers
Legend:
Brazil Minerals, Inc. areas
Brazil Minerals, Inc. Neves Project areas
Sigma Lithium Corporation areas

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Tesouras Target

At the Tesouras Target, reconnaissance field mapping and sampling has returned multiple samples containing anomalous lithium in association with petalite mineralization exposed at surface.

Brazil Minerals
Tesouras Lithium Target
part of our 100%-owned
Minas Gerais Lithium Project
Itinga
Araçuaí
8160000
8152000
8144000
8136000
8128000
8120000
8112000
176000
184000
192000
200000
Legend:
Brazil Minerals, Inc. areas
Brazil Minerals, Inc. Tesouras Target area
Sigma Lithium Corporate areas
8125000
8120000
185000
190000
195000
Km
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone 24S

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Santa Clara Target

At the Santa Clara Target, preliminary reconnaissance mapping has identified petalite-bearing pegmatite with anomalous concentrations of lithium exposed in an inactive artisanal mine working and nearby outcrops that are exposed over an area measuring approximately 100 meters long by 30 meters wide. The three other pegmatites identified in the Santa Clara area have been mapped over areas ranging from 150 to 240 meters in length by 10 to 15 meters in width. All three of these bodies are only partially exposed at surface, remaining open in both directions along strike and at depth.

Brazil Minerals
Santa Clara Lithium Target
part of our 100%-owned
Minas Gerais Lithium Project
Legend:
Brazil Minerals, Inc. areas
Brazil Minerals, Inc. Santa Clara Target areas
Sigma Lithium Corporate areas
N
8176000
8168000
8160000
8152000
8144000
8136000
184000
192000
200000
208000
216000
18°0'0"S
22°0'0"S
48°0'0"W
44°0'0"W
40°0'0"W
10°0'0"S
30°0'0"S
80°0'0"W
40°0'0"W
8140000
8135000
200000
205000
210000
0
3
6
Km

30

Salinas Target

At the Salinas Target, preliminary field reconnaissance by our team of geologists has identified several spodumene-bearing pegmatites. The exposed outcropping portion of one of these pegmatites measures approximately 200 meters in length by 40 meters in width. This pegmatite is located one kilometer from “Lavra do Oscar,” a large artisanal mining site that has produced spodumene in the past.

Brazil Minerals Salinas Lithium Target

part of our 100%-owned Minas Gerais Lithium Project

N
8240000
8232000
8224000
8216000
8208000
8200000
8192000
8184000
Salinas
997 m
0
5
10
Km
152000
160000
168000
176000
N
8220000
8215000
0
3
6
Km
175000
180000

N
0
250
Km
18°0'0"S
22°0'0"S
48°0'0"W
44°0'0"W
40°0'0"W
N
10°0'0"S
30°0'0"S
0
875
Km
80°0'0"W
40°0'0"W

Legend:

- Brazil Minerals, Inc. areas
- Brazil Minerals, Inc. Salinas Target area

Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone 24S

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We believe that we can materially increase our value through the acceleration of our exploratory target generation, drill testing and delineation of potential lithium resources. Our initial commercial goal is to be able to enter production of lithium-bearing mineral concentrate, a product which is highly sought after in the battery supply chain for EVs.

Metallurgical Testing

In parallel with our surface reconnaissance and first pass drilling campaign, we have initiated a preliminary metallurgical testing program to determine the potential for producing commercial grade lithium concentrate. An initial test sample collected from the Neves prospect was submitted to SGS Geosol Laboratórios, an internationally accredited independent analytical laboratory. An original test sample grading 0.21% Li returned an overall recovery of 29.7% Li and concentrate grades for the sample fractions that were above 6.0% LiO2, a level with potential to be commercially viable. Looking forward, in parallel with our ongoing exploration program, we plan to conduct metallurgical testing on an ongoing basis as we continue to drill test and delineate potential lithium mineral resources across our entire property portfolio.

Other Mineral Properties

We also have 100%-ownership of early-stage projects and properties in other minerals that are needed in the battery supply chain and high technology applications such as nickel, rare earths, graphite, and titanium. Our goal is to become “the Mineral Resources Company for the Green Energy Revolution.” We believe that the shift from fossil fuels to battery power will yield long-term opportunities for us not only in lithium but also in the other critical battery metals and industrial minerals.

Additionally, we have 100%-ownership of several mining concessions for gold and diamonds. Historically we generated revenue from mining and selling gold, diamonds, and industrial sand. Such endeavors have given us the critical management experience needed to take early-stage projects in Brazil from the exploration phase through successful licensing from regulators and to revenues.

As of the date of this prospectus we also own: (i) 44.41% of the common stock of Apollo Resources, a private company currently primarily focused on the development of its initial iron mine, expected to start operations and revenues in early 2023; and (ii) approximately 24.22% of Jupiter Gold, a company focused on the development of gold projects and of a quartzite mine, and whose common stock is quoted on the OTCQB under the symbol “JUPGF”. The quartzite mine is expected to start operations in 2023.

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”).

Environmental, Social and Governance

We are deeply committed to Environmental, Social, and Corporate Governance (“ESG”) causes. We have an ESG Chief who coordinates our efforts in these important matters. Our efforts make a difference in the communities in which we operate. For example, in the last few years we planted more than 6,000 trees of diverse types for the benefit of local populations in areas in which we operate. We also constructed over 1,000 small retention walls to preserve and enhance dirt access roads used by such communities.

LITHIUM

Market

Lithium is on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018. In June 2021, the U.S. Department of Energy published a report titled “National Blueprint for Lithium Batteries 2021-2030” (the “NBLB Report”) which was developed by the Federal Consortium for Advanced Batteries (“FCAB”), a collaboration by the U.S. Departments of Energy, Defense, Commerce, and State. According to the Report, one of the main goals of this U.S. government effort is to “secure U.S. access to raw materials for lithium batteries.” In the NBLB Report, Ms. Jennifer M. Granholm, the U.S. Secretary of Energy, states: “Lithium-based batteries power our daily lives from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy.”

The NBLB Report summarizes as follows the U.S. government’s views on the needs for lithium and the expected growth of the lithium battery market:

●	“A robust, secure, domestic industrial base for lithium-based batteries requires access to a reliable supply of raw, refined, and processed material inputs…”

●	“The worldwide lithium battery market is expected to grow by a factor of 5 to 10 in the next decade.”

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Electric Vehicle Demand

The growth in electric vehicles (“EVs”) will provide the greatest needs for lithium-based batteries The NBLB Report states: “Bloomberg projects worldwide sales of 56 million passenger electric vehicles in 2040, of which 17% (about 9.6 million EVs) will be in the U.S. market.”

The following graph shows the actual and estimated global annual sales of passenger EVs, including both Battery Electric Vehicles (“BEVs”) and Plug-in Hybrid Electric Vehicles (“PHEVs”).

Source: NBLB Report (defined above). Original Source: Bloomberg NEF Long-Term Electric Vehicle Outlook 2019.

In a February 2021 report, Canalys, a global technology market analyst firm, states that global sales of EVs in 2020 increased by 39% year on year to 3.1 million units. This compares with a sales decline of 14% of the total passenger car market in 2020. Canalys forecasts that the number of EVs sold will rise to 30 million in 2028 and EVs will represent nearly half of all passenger cars sold globally by 2030.

Bloomberg’s Long-Term Electric Vehicle Outlook 2021 report states: “The outlook for EV adoption is getting much brighter, due to a combination of more policy support, further improvements in battery density and cost, more charging infrastructure being built, and rising commitments from automakers. Passenger EV sales are set to increase sharply in the next few years, rising from 3.1 million in 2020 to 14 million in 2025. Globally, this represents around 16% of passenger vehicle sales in 2025, but some countries achieve much higher shares. In Germany, for example, EVs represent nearly 40% of total sales by 2025, while China – the world’s largest auto market – hits 25%.”

Grid Storage Demand

Regarding the lithium battery growth derived from grid storage demands, the NBLB Report states: “In addition to the EV market, grid storage uses of advanced batteries are also anticipated to grow, with Bloomberg projecting total global deployment to reach over 1,095 GW by 2040, growing substantially from 9 GW in 2018;” and “Bloomberg forecasts 3.2 million EV sales in the U.S. for 2028, and over 200 GW of lithium-ion battery-based grid storage deployed globally by 2028. With an average EV battery capacity of 100 kWh, 320 GWh of domestic lithium-ion battery production capacity will be needed just to meet passenger EV demand. Benchmark Mineral Intelligence forecasts U.S. lithium-ion battery production capacity of 148 GWh by 2028 less than 50% of projected demand.”

Growth in Lithium Prices

Directly relevant to our goal to produce lithium concentrate for sale, the chart below indicates the price of lithium concentrate (also known as spodumene concentrate) in USD/ton over the last several months (Source: Bloomberg LP).

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Recent Developments Potentially Affecting Lithium Demand

United States

On August 25, 2022, the Washington Post published an article titled “Did California just kill the gas-powered car?” and with the sub-heading “California’s decision to ban the sales of combustion engine cars is the latest victory in the transition to electric vehicles.” A particularly relevant passage from this article reads as follows:

“…the transition from gas-powered, internal combustion engine vehicles to electric vehicles no longer feels niche, or speculative. It feels inevitable. And this week, another profound development: California, which already leads the nation with 18 percent of new cars sold electric, is expected to approve a regulation to ban the sales of new gas-only powered vehicles by 2035. In addition to EVs, only a limited number of plug-in hybrids will be allowed to be sold. This is a big deal: California’s car market is only slightly smaller than those of France, Italy and Britain — and while many countries have promised to phase out sales of gas cars by such-and-such date, few have concrete regulations like California. Sixteen states have traditionally followed California’s lead in setting its own independent fuel standards — they could soon follow.”

European Union

On June 8, 2022, the European Union Parliament voted to ban the sale of new diesel and gasoline cars and vans starting in 2035.

Although no assurances can be given, these recent developments, if left unchallenged, may potentially increase demand for lithium in the U.S., European Union and other jurisdictions adopting similar bans on gas-powered vehicles.

Current Predictions

Benchmark Mineral Intelligence, a well-respected global consulting firm specializing in the battery supply chain market, predicts that:

i)	demand for lithium-ion batteries is set to grow six-fold by 2032 as global automakers scale up production of EVs, and

ii)	to meet the world’s lithium requirements would require 74 new lithium mines with an average size of 45,000 tonnes by 2035.

Summary of Our Opportunity

Minas Gerais Lithium Project

Our Minas Gerais Lithium Project currently encompasses 52 mineral rights spread over approximately 56,078 acres (227 km2). Several of our mineral rights are located adjacent to or near mineral rights that belong to Sigma Lithium Corporation (“Sigma Lithium”) which has delineated mineral resources in excess of 80 million tonnes which include an open pit lithium mineral reserve of 14 million tonnes grading 1.46% LiO2, according to the company’s public filings. The map below provides the location of our Minas Gerais Lithium Project mineral rights in relation to those mineral rights belonging to Sigma Lithium.

Since initiating exploration at our Minas Gerais Lithium Project in early 2021, we have confirmed the widespread presence of hard-rock lithium-bearing pegmatites across our property portfolio. Our team of technical experts sees excellent opportunities for new discoveries on our mineral rights, especially given their general proximity to the producing Cachoeira lithium mine and Sigma’s rapidly advancing lithium development project.

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Our primary goal for the use of proceeds from this Offering is to expand and accelerate our exploration program leading to the identification and quantitative measurement of our prospective lithium deposits. BNA Mining Solution (“BNA”) and GEO Geologia e Engenharia (“GEO”), two independent technical advisory firms with expertise in lithium, are planning and supervising the exploration program for our Minas Gerais Lithium Project. Together, BNA and GEO count in their staff three lithium experts which meet the “Qualified Persons” definition under Regulation S-K 1300. An independent preliminary exploration technical report of our Minas Gerais Lithium Project has been prepared by GEO with information related to initial studies, mostly trenching and shallow drilling, performed in certain of the project areas. This report confirms presence of spodumene and petalite, minerals that contain lithium. Currently, a second phase of the exploration is underway with deeper drilling of specific targets.

Preliminary results from work performed during the first quarter of 2022 demonstrate the existence of at least three mineralized bodies containing lithium-bearing spodumene in one of our mineral rights that is part of our Minas Gerais Lithium Project. Two of such mineralized bodies are in proximity whereas the third one is approximately 700 feet away. Separately, our exploratory team has identified in this same mineral right multiple other pegmatites which have not been explored yet, some of which already demonstrate high potential for lithium-bearing spodumene.

Given robust results obtained in the exploration drilling campaign, during the second quarter of 2022 we engaged SLR International Corporation (“SLR”) for the completion of an initial Technical Report Summary (“TRS”) compliant with Regulation S-K 1300 on our 100%-owned Neves Lithium Project, located in Araçuaí, Minas Gerais, Brazil. Our Neves Lithium Project is immediately adjacent to a lithium area owned by the Competitor company mentioned above. SLR is a global technical consulting firm which is well-known in the mining industry as a premier provider of technical reporting and certification and with a history of working with large multinational mining companies. SLR has a geologist based in Belo Horizonte, Brazil, who is able to visit our project site and discuss technical details with our geologists.

The Technical Report Summary on the Neves Lithium Project prepared by SLR in accordance with Regulation S-K 1300 is included as Exhibit 96.2 to the registration statement of which this prospectus forms a part. The effective date of such report is August 10, 2022.

Northeastern Brazil Lithium Project

Our Northeastern Brazil Lithium Project encompasses seven mineral rights spread over approximately 16,266 acres (66 km2) in the States of Paraíba and Rio Grande do Norte, both located in Brazil’s Northeastern region. We have identified pegmatites in many of our areas, and several of our mineral rights are located near to or adjacent to areas known to have spodumene, a lithium-bearing mineral. We plan to continue to explore our areas to assess whether we have any economic deposits.

NICKEL & COBALT

Nickel and cobalt are key battery metals needed for the growth phase in EV production. Cobalt is on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018. In general, the greater the amount of nickel and cobalt, the greater the energy density of an EV battery, a factor that contributes to the storage of more energy. As a practical example of the importance of nickel and cobalt, EVs whose batteries have a higher energy density can run more kilometers before a recharge is needed. According to Benchmark Mineral Intelligence, 72 mining projects with an average size of 42,500 tonnes will be required to meet battery demand for refined nickel by 2035.

Summary of Our Opportunity

We own 15 mineral rights for nickel (including two mineral rights for both nickel and cobalt) totaling approximately 54,950 acres (222 km2). These mineral rights are divided in two sub-groups according to geography: Nickel I Properties in the State of Goiás and Nickel II Properties in the State of Piauí. Several of our mineral rights are located near to or adjacent to areas of known nickel and associated cobalt mineralization.

Nickel and associated cobalt mineralization occurs as near-surface deposits hosted within a large complex of magnesium and iron rich plutonic rocks, referred to as ultramafics, that originally formed in the earth’s lower crust and upper mantle. In addition to magnesium and iron, ultramafic rocks typically contain minor amounts of nickel along with lesser amounts of cobalt. Tectonic uplift of the ultramafic sequence followed by exposure to intense tropical weathering processes has resulted in the formation of a nickel and cobalt enriched rock commonly referred to as nickel laterite. Nickel laterite deposits currently account for 40% of global nickel production are becoming an increasingly important source of nickel metal for world demand. They typically occur as very large tonnage, low grade deposits, and being close to the surface, are very amenable to open pit mining methods.

Our Nickel I property located in the Niquelandia district in north-central Goiás state has been Brazil’s national center of commercial nickel production since the early 1980’s. Here nickel laterite mineralization is reported to occur in nickel-bearing iron oxides and clays which are processed via pyrometallurgical recovery methods. Cobalt is recovered as a secondary by-product. Our Nickel II property in southeastern Piauí state is located in the general area of a newly commissioned open pit mining operation which commenced commercial production earlier this year. Based on reports published by the mine operator, a publicly traded company, nickel laterite mineralization in the area occurs as clay-poor, oxide rich material amenable to lower cost heap leach recovery methods. This relatively new approach to nickel ore processing and recovery offers the potential for the commercial development of lower grade resources that would otherwise be uneconomic using more conventional pyrometallurgical recovery methods.

We plan to assess the potential of our nickel-cobalt properties through a systematic three-phase exploration approach. The first phase will involve a combination of analysis and interpretation of commercially available remote sensing satellite data, followed by geologic field reconnaissance and regional scale geochemical stream sediment sampling to identify areas offering the best potential for new nickel-cobalt discoveries. Based on the results of the first phase, the second phase will involve a combination of more detailed geologic mapping, geochemical soil and rock grid sampling, and airborne and ground-based geophysical surveys to identify and prioritize the most prospective areas for drill targeting. The third phase will involve first pass reconnaissance drilling of selected targets to test the presence and distribution of prospective mineralization, with additional follow-up drilling to be conducted as results warrant.

RARE EARTHS

Market

The rare earth elements (“REE”) are on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018. REEs consist of the lanthanide series (lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, and lutetium) as well as scandium and yttrium. REEs are classified as “light” and “heavy” based on atomic number. Light REEs (LREEs) are comprised of lanthanum through gadolinium (atomic numbers 57 through 64). Heavy REEs (HREEs) are comprised of terbium through lutetium (atomic numbers 65 through 71) and yttrium (atomic number 39), which has similar chemical and physical attributes to the HREEs. Neodymium and praseodymium are key critical materials in the manufacturing of magnets that have the highest magnetic strength among commercially available magnets and enable high energy density and high energy efficiency in diverse uses. Dysprosium and terbium are key critical materials often added to the magnet alloys to increase the operating temperature. HREEs tend to be less abundant and more expensive than LREEs.

Summary of Our Opportunity

We own seven mineral rights for rare earths totaling approximately 30,054 acres (122 km2). These mineral rights are divided in two sub-types according to geology: Rare Earths I Properties in the States of Goiás and Tocantins, and Rare Earths II Properties in the State of Bahia. Several of our mineral rights are located near to or adjacent to areas known to have rare earths deposits. Preliminary geochemical sampling of some of our areas indicated presence of rare earths. We plan to continue to explore our areas to assess as to whether we have any economic deposits.

TITANIUM

Titanium is on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018. Titanium can withstand high temperatures and its non-magnetic nature prevents interference with data storage components. It has widespread use in high-technology and aerospace applications.

Summary of Our Opportunity

We own seven mineral rights for titanium totaling approximately 22,050 acres (89 km2). These mineral rights are all located in the State of Minas Gerais and are referred to as our Titanium Properties. Several of our mineral rights are located near to or adjacent to areas known to have titanium deposits. We plan to explore our areas to assess as to whether we have any economic deposits.

GRAPHITE

Graphite is on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018. Graphite is the most used anode in lithium batteries, benefitting from its high energy and power density. The global need for high-quality, low impurity graphite is directly related to the growth in EV adoption as discussed above. According to Benchmark Mineral Intelligence, to meet demand for anode materials, an estimated 97 natural flake graphite mines will need to be built by 2035, assuming an average size of 56,000 tonnes a year and no contribution from recycling.

Summary of Our Opportunity

We own three mineral rights for graphite totaling approximately 13,766 acres (56 km2). These mineral rights are all located in the State of Minas Gerais and are referred to as our Graphite Properties. All of our mineral rights are located immediately adjacent to areas known for graphite deposits. We plan to explore our areas to assess as to whether we have any economic deposits.

IRON (though our partial ownership of Apollo Resources Corporation)

Market

Historically, iron has been an essential metal to human development and economic growth. According to the U.S. Geological Survey, over 98% of mined iron ore is used in steel manufacturing. Brazil exported over $20 billion in iron ore in 2019 and is the second biggest iron ore producer and exporter in the world, after Australia. Despite the COVID-19 pandemic, iron ore prices reached a six-year high in 2021 primarily fueled by demand from China, the largest importer, while demand from India continues to increase, according to Trading Economics, a market intelligence firm.

Summary of Our Opportunity

Our subsidiary, Apollo Resources, is focused on iron projects in Brazil. Apollo Resources currently owns 56,290 acres of mineral rights for iron distributed in six projects, five of which are in early stage while its Rio Piracicaba Project in Brazil’s well-known Iron Quadrangle mining district is being advanced towards an iron mine, expected to begin operations in 2024 (the “Rio Piracicaba Project”). The Iron Quadrangle is one of the premier iron producing regions in the world.

Apollo Resources acquired from a third-party in 2020 for the equivalent of $925,000 the 641-acre mineral right where its Rio Piracicaba Project is now located. This mineral right sits immediately adjacent to a producing iron mine from a large global iron producing company.

During the first and second quarters of 2021, detailed drilling and trenching under the supervision of iron geologists was carried out in approximately 10% of the mineral right area encompassing the Rio Piracicaba Project. Subsequently, “Qualified Persons” for iron under Regulation S-K 1300 worked on the analysis and interpretation of the geotechnical work performed.

A Technical Report Summary of the Rio Piracicaba Project (the “Rio Piracicaba TRS”) prepared in accordance with Regulation S-K 1300 is included as Exhibit 96.1 to the registration statement of which this prospectus forms a part. The effective date of such report is March 30, 2022.

Apollo Resources has full and titled ownership of the mineral right in which the Rio Piracicaba Project is being developed and 100%-ownership of such project. Therefore, the resources presented in the Rio Piracicaba TRS are attributable to Apollo Resources’ interest in such property. A summary table for each class of mineral resource (measured, indicated, and inferred) as found in the Rio Piracicaba TRS is also included below:

	Measured Mineral Resource		Indicated Mineral Resource		Inferred Mineral Resource
	Amount (tons)	Grade	Amount (tons)	Grade (% iron)	Amount (tons)	Grade (% iron)
Iron - Rio Piracicaba Project	-	-	2,646,141	33.74	5,206,771	30.40

The following disclosures apply to the summary table above:

1. The definitions for Mineral Resources in Regulation S-K 1300 were followed for Mineral Resources.

2. Mineral Resources are estimated at a cut-off grade of 20% iron.

3. Mineral Resources are estimated using a long-term iron ore price of US$90 per dry metric tonne for the Platts/IODEX 62% iron fines CFR China, and US$/BRL exchange rate of 5.25.

4. Reasonable prospects for economic extraction were determined by benchmarking similar operations and developing a 20% iron cut-off grade based on operating costs.

5. The effective date is March 30, 2022.

The specific point of reference for the mineral resources estimated in the Rio Piracicaba Project has the following coordinates: 19o 56’ 24.40” S and 43o 12’ 7.58” W. The specific point of reference is also identified in the map below.

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As of the date of this prospectus, Atlas Lithium owns 44.41% of the common stock of Apollo Resources.

QUARTZITE (though our partial ownership of Jupiter Gold Corporation)

Market

Quartzite is a very hard rock composed predominantly of an interlocking mosaic of quartz crystals. Recently polished quartzite slabs have become sought after as a higher-end substitute to granite in kitchen countertops and tiles. Brazil has a flourishing quartzite mining industry centered in the neighboring the states of Minas Gerais and Espírito Santo with smaller producers being the norm. Each quarry produces quartzite of different color and texture and therefore stones are unique to their location. Mining is via simple open pit procedures, not particularly labor intensive, and with the mined product normally prepared as cubes of raw quartzite measuring ten meters in each diameter. Buyers are normally responsible for the logistics of transporting such raw quartzite blocks from the mine. Buyers for quartzite mined in Brazil are primarily from four locations: Brazil itself, United States, China, and Italy. It is common for mines to develop an exclusive selling relationship to a buyer.

Summary of Our Opportunity

While our subsidiary Jupiter Gold is primarily focused on gold in Brazil, in one of its mineral rights, measuring 233 acres, a greenfield deposit of quartzite was identified by its exploration team and became its “Quartzite Project”. The Quartzite Project is in the state of Minas Gerais in Brazil, in a region known for quartzite mining.

In 2021, Jupiter Gold studied the Quartzite Project with detailed drilling and a preliminary volumetric estimate of a deposit was obtained. In 2021, Yan Taffner Binda, a mining engineer with vast experience in quartzite who meets the “Qualified Person” criteria under Regulation S-K 1300, prepared the mining plan for an open pit quarry at the Quartzite Project. An initial mining license from the Brazilian mining department has been obtained.

In 2021, Geoline, an independent engineering and environmental licensing consultancy, performed the field studies needed to file Jupiter Gold’s petition to the applicable regulatory body for an operation license. Jupiter Gold’s expectation is to obtain such approval within the next three to six months, which would allow it to start operations and thereafter revenues in 2022. Jupiter Gold anticipates that its quartzite quarry will require five on-site full-time employees; expected prices for the type of color and texture of the quartzite anticipated to be mined range from $1,200 to $2,000 per cubic meter.

As of the date of this prospectus, Atlas Lithium owns 24.22% of the common stock of Jupiter Gold.

GOLD (though our partial ownership of Jupiter Gold Corporation)

Market

Currently it is estimated that, of the gold being produced, 50% is used in jewelry, 40% in investments, and 10% in industry. Brazil has been a gold producer for over 200 years. According to the World Gold Council, in 2020 Brazil produced 107 tons of gold and was the 7th largest gold producer country. Minas Gerais was the largest gold producing state in the country, accounting for around 34% of the gold output that year according to Statista, a market intelligence firm.

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Summary of Our Opportunity

Our subsidiary Jupiter Gold owns 142,017 acres of mineral rights for gold distributed in seven projects, six of which are in early stage while one of them, the “Alpha Project,” has been preliminarily researched and is being developed towards a gold mine. The Alpha Project is located in the state of Minas Gerais at the eastern edge of the Iron Quadrangle mining district, the number one gold-producing region in Brazil.

Jupiter Gold’s 100%-owned Alpha Project encompasses 31,650 acres distributed in twelve mineral rights for gold. Approximately 2% of this total area has been studied over 15 years ago by a prior owner, by drilling superficial terrain layers of saprolite and colluvium and identifying gold in multiple targets. The technical report produced at that time under the local mining department standard had an estimated gold mineralization for the small area of the deposit in which work was performed.

In 2020, detailed trenching under the supervision of gold geologists was carried out in approximately 2% of the mineral right area encompassing the Alpha Project. In 2021, Oxford Geoconsultants, a technical consulting firm with a geologist that meets the “Qualified Person” criteria for gold under Regulation S-K 1300, released an independent technical report on the project.

RCS, an independent advisory firm with a geologist that meets the “Qualified Person” criteria for gold under Regulation S-K 1300, has indicated that the gold deposits at the Alpha Project are of greenstone belt type. Further work is ongoing at the Alpha Project to expand the knowledge of and the measured size of the deposit, and the release of a Technical Report Summary prepared in accordance with the standards set forth in Regulation S-K 1300 is planned.

As of the date of this prospectus, Atlas Lithium owns 24.22% of the common stock of Jupiter Gold.

ALLUVIAL GOLD AND DIAMONDS

We own several mining concessions for gold and diamonds along the banks of the Jequitinhonha River in the State of Minas Gerais, in a region where gold and diamonds have been mined for more than 200 years.

The predecessor owner of one of our current mining concessions for gold and diamonds was a TSXV-listed company. Such company performed detailed drilling and other studies leading to the publication of technical reports.

We own an alluvial diamond and gold processing plant which was built by such prior owner at an estimated cost of $2.5 million. To the best of our knowledge, this plant is the largest such type of alluvial recovery plant in Brazil.

We are not currently engaged in alluvial diamond and gold mining as we are focusing our limited capital and team on lithium because of its exceptional growth in demand at the present time.

INDUSTRIAL SAND

We mine and sell sand for construction usage from a sand mine located on the banks of the Jequitinhonha River in the State of Minas Gerais. Our deposit has had its volumetric mineralization estimated by an independent mining engineer.

On January 19, 2022, Diário Oficial da União (the Brazilian Government’s official gazette) published the formal authorization for operations at our second sand mine in another one of our mineral rights. Such authorization permits us to mine and sell sand for the next ten years, after which we can apply for renewal an unlimited number of times. For this operation, sand retrieval will be by a dredge boat on the river. Since the logistics of this operation are simple and sand is continuously replaced by the river, this mine could become an attractive source of revenues.

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Future Production and Sales

We expect the demand for our lithium concentrate, once in production, to be facilitated by Brazil’s strong mining tradition and its substantial annual trade with China, the United States, and the European Union. We intend on utilizing intermediaries for sales as to focus on our core competencies of exploration and extraction.

Raw Materials

We do not have any material dependence on any raw materials or raw material supplier. All of the raw materials that we need are available from numerous suppliers and at market-driven prices.

Intellectual Property

We do not own or license any intellectual property which we consider to be material.

Government Regulation

Mining Regulation and Compliance

Mining regulation in Brazil is carried out by the mining department, a federal entity, and each state in Brazil has an office of this federal entity. For each mineral right that we own, we file any paperwork related to it in the office of the mining department in the state in which such mineral right is located. We believe that we maintain a good relationship with the mining department and that our methods of monitoring are adequate for our current needs.

The mining department normally inspects our operations once a year via an unannounced visit. We estimate that it costs us $25,000 to $50,000 annually to maintain compliance with various mining regulations.

Environmental Regulation and Compliance

Environmental regulation in Brazil is carried out by a state-level agency, which may have multiple offices, one for each region of the state. For each mineral right that we own, we file any paperwork related to it in the local office of the environmental agency that has the applicable geographical jurisdiction. We believe that we maintain a good relationship with the offices of the environmental agency and believe that our methods of monitoring are adequate for our current needs.

The environmental agency normally inspects our operations once every one or two years which is the standard practice for companies in good standing. We estimate that it costs us $25,000 to $50,000 annually to maintain compliance with various environmental regulations.

Surface disturbance from any open pit mining performed by us is in full compliance with our mining plan as approved by the local regulatory agencies. We regularly restore areas that have been exploited by us. The current environmental regulations state that after all mining has ceased (however long that may take), there would still be five years of available time for any necessary recuperation to be performed. Our mining and recovery processing for diamonds and gold does not use any chemical products. Tests are conducted regularly and there are no records of groundwater contamination that has occurred to date.

Employees and Independent Contractors

As of the date of this prospectus, we have 11 full-time employees. We also retain consultants to provide specific services deemed necessary. We consider our employee relations to be very good.

Form and Year of Organization & History to Date

We were incorporated in the State of Nevada on December 15, 2011 under the name Flux Technologies, Corp. From inception until December 2012, we were focused on the software business, which was discontinued when the current management team and business focus began.

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Legal Proceedings

We are not a party to any material legal proceedings.

MINERAL PROPERTIES

Lithium Projects

Our lithium projects are listed in the following table with respective maps below.

Mineral	Name	Location in Brazil	Total Area
Lithium	Minas Gerais Lithium Project	State of Minas Gerais	22,694 hectares (56,078 acres)
Lithium	Northeastern Brazil Lithium Project	States of Paraíba and Rio Grande do Norte	6,583 hectares (16,266 acres)

With respect to the Minas Gerais Lithium Project, our exploration plan as of the date of this prospectus is:

a) to continue to drill the current mineral right which is being explored to assess continuation and estimate volume of lithium-bearing mineral deposits;

b) to publicly present an initial technical report of our exploration efforts prepared in accordance with the standards set forth in Regulation S-K 1300 followed thereafter by updated versions of such report as more drilling and more data becomes available;

c) to begin exploratory drilling on many target areas with pegmatites which our field geologists have identified;

d) to continue careful geological map on foot of the vast mineral rights landbank that we have for presence of additional pegmatites; and

e) to continue mineralogical analysis of our deposits with the intent of developing a processing route for lithium concentrate, our desired commercial product for sale.

We believe that a budget of $2,500,000 for the next 12 months would allow us to obtain material progress in the planned items listed above.

With respect to the Northeastern Brazil Lithium Project, our current exploration plan as of the date of this prospectus is to initially open five to ten trenches and drill three to five exploratory holes in a few specific areas.

We believe that a budget of $1,000,000 for the next 12 months would allow us to obtain material progress in these efforts.

Other Critical Minerals

Our other critical minerals properties are listed in the following table with respective maps below.

Mineral(s)	Name	Location in Brazil (states)	Total Area
Nickel	Nickel Properties	Goiás and Piauí	22,238 hectares (54,950 acres)
Rare Earths	Rare Earths I Properties	Bahia, Goiás, and Tocantins	12,162 hectares (30,054 acres)
Titanium	Titanium Properties	Minas Gerais	8,923 hectares (22,050 acres)
Graphite	Graphite Properties	Minas Gerais	5,571 hectares (13,766 acres)

With respect to the properties listed above (nickel, rare earths, titanium, and graphite), we do not have detailed exploration plans or budgets, as we have focused our attention and limited resources to date primarily towards our Lithium Projects.

Initial Properties

Our alluvial gold and diamonds, and industrial sand properties are listed in the following table with respective maps below.

Mineral(s)	Name	Location in Brazil (state)	Total Area
Alluvial Gold and Diamonds	Alluvial Gold and Diamonds Mine	Minas Gerais	9,343 hectares (23,088 acres)
Industrial Sand	Industrial Sand Mine I & Mine II	Minas Gerais	456 hectares (1,128 acres)

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With respect to the properties listed above (alluvial gold and diamonds, industrial sand), we do not anticipate any exploration activity in the foreseeable future.

Maps of Our Properties

42°30'0"W
42°5'0"W
41°40'0"W
16°0'0"S
17°0'0"S
Curral de Dentro
Novorizonte
Santa Cruz de Salinas
Salinas
Comercinho
Rubelita
Coronel Murta
Itinga
Virgem da Lapa
Araçuaí
Berilo
Francisco Badaró
Jenipapo de Minas
Caraí
342
251
367
120
40
Km
N
S
W
E
Coordinate System: GCS SIRGAS 2000
Datum: SIRGAS 2000
Units: Degree
Brazil Minerals
Minas Gerais Lithium Project
1,500
Km
MG
300
Km
Brazil Minerals Areas
Roads
Waterways
Cities

Map Above: Minas Gerais Lithium Project

Map Above: Northeastern Brazil Lithium Project

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Brazil Minerals
Nickel Project Areas (Goiás)
Coordinate System: SIRGAS 2000 UTM Zone 22S
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
N
S
E
W
PALMEIRINHA
CODEMIN
INDAIANOPOLIS
USINA
TUPIRACABA
NIQUELANDIA
NORTELANDIA
BARRO ALTO
DOIS IRMAOS
GOIANESIA
APARECIDA DO RIO CLARO
CAMPO ALEGRE
MONTES CLAROS DE GOIAS
DIORAMA
JACINOPOLIS
780000
800000
8440000
8420000
8400000
690000
720000
750000
8330000
8300000
8240000
8220000
8200000
440000
460000
480000
500000
0 10 20 Km
70°0'0"W
60°0'0"W
50°0'0"W
40°0'0"W
30°0'0"W
0°0'0"
10°0'0"S
20°0'0"S
30°0'0"S
1,000 Km
14°0'0"S
16°0'0"S
18°0'0"S
250 Km
50°0'0"W
Brazil Minerals areas
Cities
Roads
Waterways

Map Above: Nickel Project Areas (Goiás state)

150000
160000
170000
180000
190000
9100000
9080000
9060000
9040000
Nova Santa Rita
Campo Alegre do Fidalgo
Capitão Gervásio Oliveira
N
S
W
E
Coordinate System: SIRGAS 2000 UTM Zone 24S
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals
Nickel Project Area (Piauí)
1,000
Km
200
Km
0 5 10
Km
Brazil Minerals Area
Main Roads
Secundary Roads
Cities
Waterways

Map Above: Nickel Project Area (Piauí state)

Map Above: Rare Earths Properties (Tocantins and Piauí states)

Map Above: Rare Earths Properties (Bahia state)

Map Above: Titanium Properties

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Map Above: Graphite Properties

Map Above: Alluvial Gold and Diamond Properties

Map Above: Industrial Sand Properties

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Mineral Properties Owned by Jupiter Gold Corporation

The mineral properties owned by Jupiter Gold Corporation are summarized in the table below. Jupiter Gold Corporation has provided details of its properties in its Annual Report on Form 20-F for the year ended December 31, 2020, which report has been filed with the SEC on April 29, 2022.

Mineral	Project Name & Location in Brazil	Total Area (acres)
Gold	Alpha – Minas Gerais state	34,899
Gold	Alta Floresta – Mato Grosso state	24,395
Gold	Apuí – Amazonas state	69,330
Gold	Brotas – Bahia state	4,821
Gold	Cavalcante – Goiás state	4,771
Gold	Crixás – Goiás state	3,068
Gold	Paracatu – Minas Gerais state	733
Quartzite	Quartzite – Minas Gerais state	233

Mineral Properties Owned by Apollo Resources Corporation

The mineral properties owned by Apollo Resources Corporation are summarized in the table below:

Mineral	Project Name & Location in Brazil	Total Area (acres)
Iron	Iron Quadrangle – Minas Gerais state	641
Iron	Barão de Cocais– Minas Gerais state	363
Iron	Itabira – Minas Gerais state	3,792
Iron	Nova Aurora – Minas Gerais state	16,727
Iron	Alagoas– Alagoas state	31,173
Iron	Corumbá – Mato Grosso do Sul state	4,869

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MANAGEMENT

The following table sets forth certain information as of September 30, 2022, concerning our directors and executive officers:

Name	Age	Position
Marc Fogassa	55	Chairman, Chief Executive Officer, and Treasurer
Ambassador Robert Noriega	62	Independent Director, Member of the Audit Committee
Cassiopeia Olson, Esq.	44	Independent Director, Member of the Audit Committee
Stephen R. Petersen, CFA	65	Independent Director, Member of the Audit Committee
Gustavo Pereira de Aguiar	39	Chief Financial Officer, Principal Accounting Officer and Treasurer
Brian W. Bernier	64	Vice-President, Corporate Development and Investor Relations
Joel de Paiva Monteiro, Esq.	32	Chief of Environmental, Social and Corporate Governance (ESG), Vice-President, Administration and Operations, and Secretary
Volodymyr Myadzel, PhD, Geol.	46	Senior Vice-President, Geology
Areli Nogueira da Silva Júnior, Geol.	41	Vice-President, Mineral Exploration

Marc Fogassa, age 55, has been a director and our Chairman and Chief Executive Officer since 2012. He has extensive experience in venture capital and public company chief executive management. He has served on boards of directors of multiple private companies in various industries, and has been invited to speak about investment issues, particularly as related to Brazil. Mr. Fogassa double majored at the Massachusetts Institute of Technology (M.I.T.), graduating with two Bachelor of Science degrees in 1990. He later graduated from the Harvard Medical School with a Doctor of Medicine degree in 1995, and also from the Harvard Business School with a Master of Business Administration degree in 1999 with Second-Year Honors. At Harvard Business School, he was Co-President of the Venture Capital and Private Equity Club. Mr. Fogassa was born in Brazil and is fluent in Portuguese and English. Mr. Fogassa is also the Chairman and Chief Executive Officer of Jupiter Gold Corporation, and Chairman and Chief Executive Officer of Apollo Resources Corporation, two companies in which we own equity positions.

Ambassador Roger Noriega, age 62, has been an independent director since 2012, and member of the Audit Committee of the Board of Directors since 2021. He has extensive experience in Latin America. Amb. Noriega was appointed by President George W. Bush and confirmed by the U.S. Senate as U.S. Assistant Secretary of State and served from 2003 to 2005. In that capacity, Amb. Noriega managed a 3,000-person team of professionals in Washington and in 50 diplomatic posts to design and implement political and economic strategies in Canada, Latin America, and the Caribbean. Prior to this assignment, Amb. Noriega served as U.S. Ambassador to the Organization of American States from 2001 to 2003. Since 2009, Amb. Noriega has been the Managing Director of Vision Americas, a Latin America-focused consulting group that he founded. Amb. Noriega has a Bachelor of Arts degree from Washburn University of Topeka, Kansas.

Cassiopeia Olson, Esq., age 44, has been an independent director since 2021, and member of the Audit Committee of the Board of Directors since 2021. She is an attorney with extensive experience in international contracts and venture negotiations. She has represented or engaged in transactions with leading companies, including Credit Suisse, UBS, Apollo Group, Universal Music Group, Sony, Chrysler/Jeep, Stella Artois, Miller Brewing Company, General Motors, McDonald’s, Verizon, among others. From 2013 to 2017, Ms. Olson was at Brighton Capital Ltd, and from 2017 to January, 2021, she was an attorney with Kaplowitz Firm, PC. Since February, 2021, Ms. Olson has been an attorney with Ellenoff Grossman & Schole LP. She received a B.A. in Economics and Finance from Loyola University in Chicago, and a J.D. from The John Marshall School of Law.

Stephen R. Petersen, CFA, age 65, has been an independent director since 2021, and member of the Audit Committee of the Board of Directors since 202. Mr. Petersen over 40 years of experience in the capital markets and investment management. Since 2013, he has been a Managing Director and member of the Investment Committee at Prio Wealth, an independent investment management firm with over $3 billion in assets under management. Previously, Mr. Petersen served as Senior Vice President, Investments at Fidelity Investments for approximately 32 years. During his tenure at Fidelity, Mr. Petersen served as a Portfolio Manager and Group Leader of The Fidelity Management Trust Company and was responsible for managing several equity income and balanced mutual funds such as Fidelity Equity Income Fund (1993-2011), Fidelity Balanced Fund (1996-1997), Fidelity VIP Equity-Income Fund (1997-2011), Fidelity Puritan Fund (2000-2007), Fidelity Advisor Equity-Income Fund (2009-2011), and Fidelity Equity-Income II (2009-2011). He began his career at Fidelity as an Equity Analyst. Mr. Petersen received a B.B.A. in Finance and an M.S. in Finance from the University of Wisconsin-Madison. Mr. Petersen serves on the Board of the University of Wisconsin Foundation and Chairs its Investment Committee. He also is Co-Chair of the Executive Committee for the Catholic Schools Foundation Inner-City Scholarship Fund. Mr. Petersen is a Chartered Financial Analyst.

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Gustavo Pereira de Aguiar, age 39, has been our Chief Financial Officer, Principal Accounting Officer, and Treasurer since 2022. From 2016 until 2022, Mr. Aguiar was the Controller of Jaguar Mining, Inc., a Canadian publicly traded company with two producing gold mines in the state of Minas Gerais in Brazil and current market capitalization of approximately $270 million. From 2013 to 2016, Mr. Aguiar was Controller at Grupo Orguel, an enterprise in the construction equipment rental sector in Brazil which received funding from Carlyle, a U.S. private equity group, and from 2010 to 2013, Mr. Aguiar worked at Mirabella Mineração, which at the time was developing its nickel project in the state of Bahia in Brazil. From 2006 to 2010, Mr. Aguiar was an auditor with Deloitte in Brazil. Mr. Aguiar has undergraduate degrees in Business Administration and in Accounting from Universidade FUMEC in Brazil. He has an executive MBA and further post-graduate education in finance from Fundação Dom Cabral in Brazil. Mr. Aguiar is fluent in Portuguese and English and is a licensed accountant in Brazil.

Brian W. Bernier, age 64, has been our Vice-President, Corporate Development and Investor Relations since 2019. From 2010 to 2017, Mr. Bernier was at Four Spring Capital Trust, and from 2017 to 2019, he was at Noble Capital Markets. Mr. Bernier graduated with a degree in Management from Boston University.

Joel de Paiva Monteiro, Esq., age 32, has been our Vice-President, Administration and Operations, since 2020; our Chief of Environmental, Social, and Corporate Governance (“ESG”) matters since 2021; and our Secretary since 2022. Previously he was a partner of the Brazilian law firm PRA Advogados with three offices and headquarters in Belo Horizonte, state of Minas Gerais. Mr. Monteiro has worked with all aspects of Brazilian business law and has extensive experience in a wide range of areas from strategic business planning to litigation. His prior clients included large corporations in a variety of economic sectors in diverse states in Brazil. Mr. Monteiro has a law degree from the Milton Campos Faculty in Belo Horizonte, Brazil. Subsequently he achieved a post-graduate degree in Business and Civil Law from the Pontifical Catholic University of Minas Gerais. Mr. Monteiro is also a director of Jupiter Gold Corporation and of Apollo Resources Corporation, two companies in which we own equity positions.

Volodymyr Myadzel, PhD, Geol., age 46, has been a consultant to us since 2021 and became our Senior Vice-President, Geology, in 2022. Under Regulation S-K 1300, he is a Qualified Person for lithium, iron, and gold, among other minerals. Dr. Myadzel is a geologist with over 23 years’ experience acquired in mines and projects in Russia, Ukraine, Guinea, Uruguay, and Brazil in a variety of minerals including lithium, iron, and gold. His primary expertise entails geological modeling, resource estimation, and QA/QC analysis. Dr. Myadzel has extensive experience in auditing mineral projects on behalf of investors or acquiring companies. He is a principal at VMG Consultoria e Soluções Ltda, a company that has provided geological expertise to large global companies with mines and projects in Brazil. Dr. Myadzel received Bachelor and Master degrees in Geological Engineering and a PhD degree in Geology, all from Kryvyi Rih National University in Ukraine.

Areli Nogueira da Silva Júnior, Geol., age 41, has been a consultant to us since 2018 and became our Vice-President, Mineral Exploration, in 2021. Under Regulation S-K 1300, he is a Qualified Person for lithium, iron, and gold, He is the Founder and was the Chief Technical Officer of MineXplore, a consultancy focused on mineral rights in Brazil. Mr. da Silva Júnior has been a consultant geologist with GeoEspinhaço, a firm that undertakes geological studies in a variety of minerals across Brazil. Mr. da Silva Júnior has also been a college faculty member teaching geology. Previously, he worked at the Brazilian mining department and before that as a geologist at Usiminas Mineração. Mr. da Silva Júnior has a Master of Geology degree from the Federal University of Rio de Janeiro, and an undergraduate degree in Geological Engineering from the School of Mines of the Federal University of Ouro Preto, the oldest mining college in Brazil. Mr. da Silva is also a director of Jupiter Gold Corporation, a company in which we own an equity position.

Board Composition

Our Board of Directors is composed of four members, Ambassador Roger Noriega, Cassiopeia Olson, Esq., Stephen R. Petersen, CFA, and Marc Fogassa.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors.

Our directors and executive officers have not, during the past ten years:

●	had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

●	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently, or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities, futures, commodities, or banking activities; or

●	been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Overview of Corporate Governance

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well, and maintaining our integrity in the marketplace. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to us and our stockholders:

1.	The Audit Committee;

2.	The Compensation Committee; and

3.	The Nominations Committee.

Director Independence

We currently have three independent directors on our Board of Directors. We use the definition of “independence” found in the Listing Rules of the Nasdaq Stock Market (“Nasdaq”) to make this determination. Nasdaq provides that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship with which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the Company served on the compensation committee of such other entity;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions); or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board of Directors has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board of Directors has determined that the following three directors are independent:

1.	Ambassador Roger Noriega

2.	Cassiopeia Olson, Esq.

3.	Stephen R. Petersen, CFA

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Board Diversity

Pursuant to Nasdaq’s Board Diversity Rule 5605(f), which was approved by the SEC on August 6, 2021, we have taken steps to meet the diversity objective as set out in this rule within the applicable transition period. We identified candidates for our Board of Directors who meet the board diversity requirement and have appointed one female independent director to our Board of Directors. The following is our Board Diversity Matrix as of the date hereof:

Board Diversity Matrix

Total Number of Directors	4

Part I: Gender Identity	Female	Male

Directors	1	3

Part II: Demographic Background

Hispanic or Latinx	0	2

White	1	1

Meetings of the Board of Directors

No director has attended fewer than 75% of the meetings of our Board. It is the policy of our Board that all directors should attend the annual meeting of shareholders unless unavoidably prevented from doing so by unforeseen circumstances.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. As described above, we have formed supporting committees, including the Audit Committee, the Compensation Committee, and the Nominations Committee, each of which supports the Board of Directors by addressing risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominations Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Committees of our Board of Directors

Our Board of Directors has established three standing committees- the Audit Committee, the Compensation Committee, and the Nominations Committee.

Audit Committee

Nasdaq rules require that our Audit Committee be composed of at least three members all of whom are “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we are required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. As of the date hereof, our Audit Committee was composed of the following, all of whom have been affirmatively determined by our Board of Directors to meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and Nasdaq rules, all of whom qualify as financial experts:

1.	Ambassador Roger Noriega

2.	Cassiopeia Olson, Esq.

3.	Stephen R. Petersen, CFA

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Our director Mr. Stephen R. Petersen, CFA, is an independent member of our Audit Committee who qualifies as an “audit committee financial expert” as defined in Item 407(e)(5) of Regulation S-K 1300.

We have established a written charter for our Audit Committee, in which we set forth the duties of the Audit Committee that include, among other matters, oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the external auditor’s qualifications, independence, and performance, and the performance of our internal audit function as applicable. The Audit Committee’s primary duties and responsibilities are to:

●	oversee our accounting and financial reporting processes and the audits of our financial statements;

●	identify and monitor the management of the principal risks that could impact our financial reporting;

●	monitor the integrity of our financial reporting process and system of internal controls regarding financial reporting and accounting appropriateness and compliance;

●	provide oversight of the qualifications, independence, and performance of our external auditors and the appointed actuary;

●	provide an avenue of communication among the external auditors, the appointed actuary, management, and the Board; and

●	review the annual audited and quarterly financial statements with management and the external auditors.

The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including regularly reviewing our cybersecurity and other information technology risks, controls, and procedures and our plans to mitigate cybersecurity risks and respond to data breaches.

As the Audit Committee was established subsequent to December 31, 2021, there were no meetings of the Audit Committee during the year ended December 31, 2021.

Compensation Committee and Nominations Committee

Nasdaq’s compensation and nominating and committee rules require that our Compensation Committee and Nominations Committee be composed solely of independent directors. At this time, our Nominations Committee and Compensation Committee are both comprised solely of independent directors. As of the date hereof, the members of each of our Nominations Committee and Compensation Committee are:

	Compensation Committee	Nominations Committee
1.	Ambassador Roger Noriega	Cassiopeia Olson, Esq.
2.	Cassiopeia Olson, Esq.	Stephen R. Petersen, CFA

We have also established charters for each of our Compensation Committee and Nominations Committee. As each of the Compensation Committee and Nominations Committee were established subsequent to December 31, 2021, there were no meetings of the Compensation Committee or Nominations Committee during the year ended December 31, 2021.

Environmental, Social, and Corporate Governance (“ESG”)

We are deeply committed to Environmental, Social, and Corporate Governance (“ESG”) causes. We have an ESG Chief who coordinates our efforts in these important matters. Our efforts make a difference in the communities in which we operate. For example, in the last few years we planted more than 6,000 trees of diverse types for the benefit of local populations in areas in which we operate. We also constructed over 1,000 small retention walls to preserve and enhance dirt access roads used by such communities.

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Our Board’s Leadership Structure

Our Board of Directors has discretion to determine whether to separate or combine the roles of Chairman and Chief Executive Officer. Mr. Fogassa has served in both roles since 2012, and our Board of Directors continues to believe that his combined role is most advantageous to the Company and its stockholders. Mr. Fogassa possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Mr. Fogassa is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus our Board of Directors’ time and attention on critical matters and to facilitate constructive dialogue among our director on strategic issues.

In addition to Mr. Fogassa’s leadership, the Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct and ethics is available on our website at www.atlas-lithium.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address does not include or incorporate by reference the information on our website into this document.

Communications with the Board of Directors

Our Board of Directors desires that the views of our stockholders be heard by the Board, its Committees, or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board Committee, the independent directors as a group, or any individual director, may send communications directly to us at Atlas Lithium Corporation, 433 North Camden Drive, Suite 810, Beverly Hills, CA 90210, Attention: Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication is addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, currently controls approximately 54.17% of the voting power of our capital stock and will control approximately 53.80% of the combined voting power of our capital stock upon completion of this offering, and we believe we may be a “controlled company,” as such term is defined under the Nasdaq Listing Rules. We currently intend to rely on the controlled company exemptions provided under the Nasdaq Listing Rules.

EXECUTIVE AND DIRECTOR COMPENSATION

Management Compensation

The following table sets forth information concerning cash and non-cash compensation paid by us to our chief executive officer for each of the two years ended December 31, 2020, and 2021. No employee or independent contractor received compensation in excess of $100,000 for either of those two years.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marc Fogassa, Chairman and	12/31/2021	—	—	—	901,940	—	—	—	901,940
Chief Executive Officer	12/31/2020	37,500	—	—	—	—	—	—	37,500

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2021 to our Chief Executive Officer calculated in accordance with FASB ASC Topic 718. Please see Note 7 to the consolidated financial statements for the year ended December 31, 2020 contained in this prospectus for the assumptions used in the calculation of grant date fair value pursuant to FASB ASC Topic 718.

On January 7, 2021, we filed a Current Report on Form 8-K indicating that on December 31, 2020, our Board approved an amendment and restatement of the employment agreement between the Company and Marc Fogassa, our Chief Executive Officer. The material changes in the agreement are as follows. Under the prior agreement, Mr. Fogassa had the right to receive an annual cash salary of $250,000 per annum. Under the amended and restated agreement, Mr. Fogassa will not receive any cash as salary. Instead, he will be granted each month ten-year non-qualified stock options to purchase up to 25 million shares of our common stock at an exercise price equal to $0.00001 per share, such price and shares being subject to customary adjustments for any dividends, etc. If and when such options are exercised, the stock to be received will be restricted by the provisions of Rule 144, which currently limits any sales of affiliates with respect to the Company to 1% of the total outstanding shares per every 90-day period. In addition, the amended and restated agreement contains a provision which states that, if there is growth of our shareholder equity or book value above a high-water mark, calculated one time per year, then and only then Mr. Fogassa will receive a performance bonus payable half in cash and half in our common stock. The amended and restated employment agreement between Mr. Fogassa and the Company is filed as an exhibit to this prospectus.

On September 17, 2021, we filed a Current Report on Form 8-K indicating that on September 15, 2021, our Board approved resolutions that allow directors the choice to direct the option compensation described in the Board resolutions dated December 31, 2020 (the “2020 Resolutions”, reported in the Form 8-K filed with the SEC on January 7, 2021) to either options to purchase our common stock as originally described in the 2020 Resolutions or to an equivalent number of options to purchase our Series D Convertible Preferred Stock.

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Director Compensation

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2021, that we paid to each director other than its Chief Executive Officer, whose compensation is fully reflected in the compensation table above. We do not sponsor a pension benefits plan, a non-qualified deferred compensation plan, or a non-equity incentive plan for directors; therefore, these columns have been omitted from the following table. No other or additional compensation for services were paid to any of the directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($)	Total ($)
Ambassador Roger Noriega	—	160,276		160,276
Cassi Olson, Esq.	1,000	16,762		17,762
Stephen R. Petersen, CFA	500	26,691		27,191

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2021 to each director calculated in accordance with FASB ASC Topic 718. Please see Note 7 to the consolidated financial statements for the year ended December 31, 2020 contained in this prospectus for the assumptions used in the calculation of grant date fair value pursuant to FASB ASC Topic 718.

On December 31, 2020, our Board of Directors approved an amendment and restatement of the compensation agreement between the Company and Ambassador Roger Noriega, its independent director. The material change in the agreement is as follows. Under the prior agreement, Ambassador had the right to receive an annual compensation of $50,000 payable quarterly through the issuance of such number of five-year options on our common stock as needed to make their Black-Scholes aggregate valuation equal to $12,500; such options had a strike price equal to the average market price of the common stock during such quarter. Under the amended and restated agreement, Ambassador Noriega will receive, on a quarterly basis, ten-year non-qualified stock options to purchase up to 15 million shares of our common stock at an exercise price equal to $0.00001 per share, such price and shares being subject to customary adjustments for any dividends, etc. If and when such options are exercised, the stock to be received will be restricted by the provisions of Rule 144, which currently limits any sales of affiliates with respect to the Company to 1% of the total outstanding shares per every 90-day period.

On September 17, 2021, we filed a Current Report on Form 8-K indicating that on September 15, 2021, our Board approved resolutions that allow directors the choice to direct the option compensation described in the Board resolutions dated December 31, 2020 (the “2020 Resolutions,” reported in the Form 8-K filed with the SEC on January 7, 2021) to either options to purchase our common stock as originally described in the 2020 Resolutions or to an equivalent number of options to purchase our Series D Convertible Preferred Stock.

RELATED PARTY TRANSACTIONS

On September 17, 2021, we filed a Current Report on Form 8-K indicating that on September 15, 2021, our Board approved the satisfaction and cancellation of the convertible debt owed to Marc Fogassa, our Chief Executive Officer, in exchange for the issuance to Mr. Fogassa of shares of our Series D Convertible Preferred Stock. These securities were issued in a transaction exempt from registration pursuant to an exemption provided by Section 4(a)(2) under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information tables prepared in accordance with Section 13d-3 of the Exchange Act, for the determination of beneficial owner set forth certain information regarding our voting securities owned as of the date of this prospectus and reflecting the Reverse Stock Split by: (i) each person who is known by us to own beneficially more than 5% of its outstanding common stock; (ii) each director and officer; and (iii) all officers and directors as a group.

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Name and Address (1)	Title	Shares Owned		Percent of Class (2)
Common Stock

Marc Fogassa	Chief Executive Officer and Chairman	4,095,392	(3)	47.43%

Ambassador Roger Noriega	Director	287,198	(4)	5.57%

Cassiopeia Olson, Esq.	Director	10,667	(5)	0.21%

Stephen R. Petersen, CFA	Director, Audit Committee Chairman	27,112	(5)	0.54%

Gustavo Pereira de Aguiar	Chief Financial Officer, Principal Accounting Officer, and Treasurer	0	(6)	0.00%

Brian W. Bernier	Vice-President, Corporate Development	44,159		0.88%

Joel Monteiro, Esq.	Chief of Environmental, Social and Corporate Governance (ESG), Vice-President, Administration and Operations, and Secretary	16,005		0.32%

Volodymyr Myadzel, PhD, Geol.	Senior Vice-President, Geology	3,000		0.06%

Areli Nogueira, Geol.	Vice-President, Mineral Exploration	11,728		0.23%

All executive officers and directors (9 persons)		4,495,258		51.07%

Series A Convertible Preferred Stock

Marc Fogassa	Chief Executive Officer and Chairman	1		100%

(1) The mailing address of each of the officers and directors as set forth above is c/o Atlas Lithium Corporation, 433 North Camden Drive, Suite 810, Beverly Hills, CA 90212.

(2) As of the date of this prospectus, 5,015,008 shares of our common stock were issued and outstanding, one share of our Series A Stock was issued and outstanding, and 214,006 shares of our Series D Stock were issued and outstanding. All shares of Series A Stock and Series D Stock were held by Marc Fogassa.

(3) Includes 105,599 shares of our common stock owned by entities controlled by Marc Fogassa, 151,141 shares of our common stock which may be issued upon the exercise of options, and 2,853,414 shares of our common stock which may be issued upon the conversion into common stock of Series A Stock and Series D Stock (including exercise of options on Series D Stock).

(4) Includes shares of our common stock which may be issued upon the conversion into common stock of Series D Stock received from exercise of options on Series D Stock.

(5) Includes shares of our common stock which may be issued upon the exercise of stock options on common stock.

(6) The initial vesting of common stock award will occur on March 16, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

In 2017, our Board of Directors approved our 2017 Stock Incentive Plan under which we can offer eligible employees, consultants, and non-employee directors cash and stock-based compensation and/or incentives to compensate, attract, retain, or reward such individuals. We have no other equity compensation plan. The table below sets forth certain information as of the date of this prospectus with respect to the 2017 Stock Incentive Plan, reflecting the Reverse Stock Split.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column “(a)”) (c)

Equity compensation plans approved by security holders	0		0	0

Equity compensation plans not approved by security holders (2017 Stock Incentive Plan)	333,334	$	n/a	333,334

Total	333,334	$	n/a	333,334

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DESCRIPTION OF SECURITIES

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation and Amended and Restated Bylaws, to be effective immediately prior to the closing of this offering, and the registration rights agreements, each of which will be included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

Immediately prior to the closing of this offering and reflecting the Reverse Stock Split, our authorized capital stock will consist of 4,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of the date of this prospectus, and reflecting the Reverse Stock Split, 5,015,008 shares of our common stock, one share of our Series A Convertible Preferred Stock, and 214,006 shares of our Series D Convertible Preferred Stock were issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the Board of Directors. If we are voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

On January 7, 2022, our Board and a majority of our outstanding voting securities approved of an amendment to our Articles of Incorporation to increase the shares of common stock authorized for issuance from 3,250,000,000 to 4,000,000,000 (the “Authorized Share Increase”). The Authorized Share Increase was made effective on March 22, 2022. On July 18, 2022, our Board and holders of a majority of our outstanding voting securities granted to our Board the discretionary authority, without further stockholder approval, to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at any time before March 31, 2023, to effect a common stock reverse split by a ratio of not less than 1 for 100 and not more than 1 for 1,000, as determined by our Board. We expect to effect a common stock reverse split at a ratio of 1-for-750 prior to the closing of this offering (the “Reverse Stock Split”).

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series. Each holder of shares of a series of Preferred Stock shall be entitled to such preferences and rights and be subject to such limitations as our Board of Directors shall determine.

Series A Convertible Preferred Stock

As of the date of this prospectus, only one share of our Series A Convertible Preferred Stock (“Series A Stock”) has been issued and is outstanding. This share was issued in 2012, prior to the date in which the Company registered its common stock under Section 12(g) of the Exchange Act.

Such Series A Stock issuance a was condition precedent for Marc Fogassa, our Chairman and Chief Executive Officer, to enter into a merger transaction with us (the “Merger”). On December 12, 2012, our shareholders approved the issuance and sale of the only share of Series A Stock to Mr. Fogassa. Thereafter, the Merger was consummated with the Company as the surviving entity. Approximately four months after the issuance of the Series A Stock, we filed with the SEC a registration statement on Form 10 to register its common stock under Section 12(g) of the Exchange Act.

One share of our Series A Stock is outstanding and held by Marc Fogassa, our Chairman and Chief Executive Officer. The Certificate of Designations, Preferences and Rights of our Series A Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of our common stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of common stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Series D Convertible Preferred Stock

On September 14, 2021, our Board of Directors designated a new class of preferred stock called Series D Convertible Preferred Stock (“Series D Stock”) which has no voting rights, except on matters, the approval of which would have an adverse effect on such class. A Certificate of Designation for the Series D Stock was filed with the State of Nevada on September 16, 2021.

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The Certificate of Designation of the Series D Stock allows for the issuance of up to one million shares of Series D Stock. One share of Series D Stock is convertible into 13.33 shares of our common stock following the Reverse Stock Split. As of the date of this prospectus, 214,006 shares of Series D Stock are issued and outstanding.

Undesignated Preferred Stock

As of the date of this prospectus, our Board of Directors has the authority to issue up to 8,999,999 additional shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue preferred stock that would have the right to vote, separately or with any other stockholder of preferred stock, on any proposed amendment to our certificate of incorporation, or on any other proposed corporate action, including business combinations and other transactions.

We will not offer preferred stock unless the offering is approved by a majority of our independent directors. The independent directors will have access, at our expense, to our counsel or independent counsel.

Options and Warrants

As of the date of this prospectus, options to purchase up to 68,000 shares of our Series D Stock were issued and outstanding, with a weighted-average time of exercise of 9.04 years, and a weighted-average exercise price of $0.10.

As of the date of this prospectus, and accounting for the Reverse Stock Split, options and warrants to purchase up to 526,913 shares of our common stock were issued and outstanding, with a weighted-average time of exercise of 1.49 years, and a weighted-average exercise price of $8.38, subject to customary adjustments. Of this total number, warrants to purchase up to 59,334 shares of our common stock may only be exercised on a cash basis, whereas the remaining warrants may also be exercised on a cashless basis if at any time following the issuance date of such warrants there is no registration statement registering for resale the shares of common stock issuable upon exercise of such warrants.

Equity Awards

None.

Registration and Piggyback Rights

Certain holders of our common stock may be contractually entitled to certain “piggyback” registration rights. The piggyback registration rights are not applicable to certain shares that may be sold pursuant to Rule 144 of the Securities Act and shares that are subject to an effective registration statement. The piggyback registration rights are subject to customary underwriter cutbacks applicable to all holders of registration rights, pursuant to which the underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in such registration statement.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Exchange Listing

Our common stock is currently quoted on the OTCQB under the symbol “ATLX.” We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Nevada law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have 5,665,008 outstanding shares of our common stock, calculated as of the date of this prospectus, assuming no further conversions of preferred stock, no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our common stock sold pursuant to this offering will be registered under the Securities Act, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our common stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

One of our directors owns 100% of our outstanding Series A Stock and Series D Stock. At all times, one share of Series A Stock and one share of Series D Stock are convertible, respectively, into one share and 13.33 shares of our common stock.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock purchased in this offering, which we refer to as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	tax-exempt organizations or governmental organizations;
●	regulated investment companies and real estate investment trusts;
●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	tax-qualified retirement plans;
●	certain former citizens or long-term residents of the United States;
●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock - Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “-Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

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Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Gain on Sale, Exchange, or other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
●	shares of our common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2022 with EF Hutton, division of Benchmark Investments, LLC, as the sole underwriter, with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the Underwritten Offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
EF Hutton

Total

The underwriter is committed to purchase all the shares of common stock offered by this prospectus if it purchases any shares of common stock. The underwriter is not obligated to purchase the shares of common stock covered by the underwriter’s over-allotment option described below. The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 97,500 additional shares of common stock (an amount equal to 15% of the shares sold in the offering, assuming a total of 650,000 shares of common stock are sold at the Underwritten Offering price per share of $9.00 (the midpoint of the $8.00 to $10.00 estimated price range of the Underwritten Offering price)), less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock. The underwriter will offer these additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereby.

Discounts, Commissions, and Representative’s Warrants

We have agreed to sell the common stock to the Representative at a discount equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering. We have also agreed to (i) grant to the Representative warrants to purchase a number of shares equal to five percent (5.0%) of the total number of shares of common stock sold in this offering at an exercise price equal to 125% of the Underwritten Offering price in this offering. The Representative’s Warrants will be non-exercisable for six months after the date of the commencement of sales in this offering, and will expire five (5) years after such date of the commencement of sales in this offering, in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(e)(1), as more specifically set forth in the following paragraph. The Representative’s Warrants will contain provisions for (i) one demand registration for the shares underlying the Representative’s Warrants at our expense for a period of five (5) years from the date of the commencement of sales in this offering, in compliance with FINRA Rules 5110(g)(8)(B) and 5110(g)(8)(C), and (ii) unlimited piggyback registration rights for a period of seven (7) years after the date of the commencement of sales in this in this offering, at our expense, in compliance with FINRA Rule 5110(g)(8)(D). The number of shares subject to Representative’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the Representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the date of commencement of sales in this offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

The underwriter has advised us that it proposes to offer the common stock directly to the public at the Underwritten Offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of up to $[●] per share. After this offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the common stock.

The following table summarizes the Underwritten Offering price, underwriting commissions, non-accountable expense allowance and proceeds before actual expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock. The underwriting discount is equal to the Underwritten Offering price per share less the amount per share the underwriter pays us for the common stock.

	Per Share of Common Stock(1)	Total Without Over Allotment	Total With Over Allotment

Underwritten Offering price	$	$	$
Underwriting discounts and commissions	$
Non-accountable expense allowance (0.75%)	$
Proceeds, before expenses, to us	$

(1)	The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriter at closing.

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We have paid an expense deposit of $50,000 to (or on behalf of) the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, as more particularly set forth below, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following actual expenses of the underwriters relating to the offering (“Accountable Expenses”): (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 in the aggregate; (b) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (c) the costs associated with bound volumes of the Underwritten Offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; (d) the fees and expenses of the representatives’ legal counsel incurred in connection with this offering in an amount up to $135,000; (e) up to $20,000 of the representative’s actual accountable road show expenses for the offering; and (f) to the extent approved by the Company in writing, the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times; provided, however, the foregoing Accountable Expenses are subject to a maximum of $175,000; and further provided, the foregoing Accountable Expenses are subject to a maximum of $50,000 in the event that this offering is not consummated. We have also agreed to reimburse the underwriters, subject to compliance with FINRA Rule 5110(g).

Right of First Refusal

The underwriter has been granted an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months following the closing of the offering, to act as sole investment banker, sole book-runner and/or sole placement agent, at the underwriter’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period for the Company, or any successor to or subsidiary of the Company, on terms and conditions agreed to by both the Company and the underwriter in good faith. The underwriter may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the underwriter shall not adversely affect the underwriter’s Right of First Refusal with respect to any other Subject Transaction during the period agreed to above.  The Right of First Refusal shall not apply to Jupiter Gold Corporation and Apollo Resources Corporation, both of which are non-U.S. entities in which the Company has an ownership stake. The Right of First Refusal shall also not apply to (i) any funds raised by principals of the Company which were not introduced by the underwriters; (ii) any sale of securities to Triton Funds LP and its affiliates; (iii) any transaction with a global investment bank with over $100 billion in assets; and (iv) any transaction with a U.S. government related entity derived from such global investment bank introduction.  Notwithstanding the above, in the event that the offering is not consummated by the underwriters, there shall be no Right of First Refusal, and in the event that the offering results in gross proceeds of $7,500,000 or less, the Right of First Refusal shall be for a period of six (6) months following the closing of the offering.

Lock-Up Agreements

We and each of our officers, directors, affiliates and certain existing stockholders aggregating at least 5.0% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days after this offering is completed without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Listing of our Common Stock

Our common stock is presently quoted on the OTCQB marketplace under the symbol “ATLX.” We have applied to list our common stock under the symbol “ATLX” on the Nasdaq Capital Market. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to effecting the Reverse Stock Split. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for the underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock over-allotted by the underwriter is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice.

62

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter. The underwriter may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to underwriters that may make Internet distributions on the same basis as other allocations. In connection with this offering, the underwriter or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriter has informed us that it does not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Certain Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have in the past, and may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the shares of common stock covered by this prospectus will be passed upon for us by Peter J. Wilke, Esq., Playa del Rey, California. Disclosure Law Group, a Professional Corporation, San Diego, California is acting as counsel for the underwriter in this offering.

EXPERTS

Our condensed consolidated financial statements as of and for the year ended December 31, 2020, and December 31, 2021, appearing in this prospectus, have been audited by BF Borgers CPA, PC, an independent registered public accounting firm, as set forth in such reports thereon, included herein. Such financial statements are included herein in reliance in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

63

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333-262399) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved. You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at https://www.sec.gov.

We file periodic reports, proxy statements, and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements, and other information are available at the SEC’s website address referred to above. In addition, you may request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

433 North Camden Drive

Suite 810

Beverly Hills, CA 90210

(833) 661-7900

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

64

ATLAS LITHIUM CORPORATION

(formerly, BRAZIL MINERALS, INC.)

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Brazil Minerals, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brazil Minerals, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

We have served as the Company’s auditor since 2015

Lakewood, CO

March 25, 2022

F-2

BRAZIL MINERALS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$22,776	$253,598
Accounts receivable	1,401	20,106
Taxes recoverable	16,507	17,726
Inventory	-	11,676
Deposits and advances	17,246	2,039
Total current assets	57,930	305,145
Property and equipment, net	53,827	89,276
Intangible assets, net	1,302,440	407,467
Equity investments	150,000	150,000
Total assets	$1,564,197	$951,888

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$988,238	$652,119
Convertible notes payable	-	872,720
Loans payable	-	235,308
Related party notes and other payables	10,167	566,743
Total current liabilities	998,405	2,326,890
Other noncurrent liabilities	108,926	121,250
Total liabilities	1,107,331	2,448,140

Stockholders’ deficit:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; 1 share issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Series D preferred stock, $0.001 par value. 1,000,000 shares authorized; 214,006 and 0 shares as of December 31, 2021 and December 31, 2020, respectively	214	-
Common stock, $0.001 par value. 3,250,000,000 shares authorized; 3,109,178,852 and 1,997,930,297 shares as of December 31, 2021 and December 31, 2020, respectively	3,109,179	1,997,930
Additional paid-in capital	51,466,376	47,489,116
Accumulated other comprehensive loss	(712,810)	(775,113)
Accumulated deficit	(54,957,429)	(52,185,071)
Total Brazil Minerals, Inc. stockholders’ deficit	(1,094,469)	(3,473,137)
Non-controlling interest	1,551,335	1,976,885
Total stockholders’ equity (deficit)	456,866	(1,496,252)
Total liabilities and stockholders’ deficit	$1,564,197	$951,888

The accompanying notes are an integral part of the consolidated financial statements.

F-3

BRAZIL MINERALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years ended December 31
	2021	2020

Revenue	$10,232	$23,446
Cost of revenue	245,810	129,943
Gross loss	(235,578)	(106,497)
Operating expenses
Professional fees	259,547	170,071
General and administrative	1,114,061	551,584
Compensation and related costs	436,560	329,044
Stock based compensation	1,470,346	124,357
Total operating expenses	3,280,514	1,175,056
Loss from operations	(3,516,092)	(1,281,553)
Other expense (income)
Interest on promissory notes	240,760	178,043
Amortization of debt discounts and other fees	12,839	249,270
Extinguishment of debt	255,991	-
Forgiveness of accrued interest payable on note payable	-	(238,151)
Loss on share exchange agreement with related party	-	76,926
Other expense (income)	(217)	(1,606)
Total other expense	509,373	264,482
Loss before provision for income taxes	(4,025,465)	(1,546,035)
Provision for income taxes	-	-
Net loss	(4,025,465)	(1,546,035)
Loss attributable to non-controlling interest	(1,253,107)	(404,372)
Net loss attributable to Brazil Minerals, Inc. stockholders	$(2,772,358)	$(1,141,663)

Basic and diluted loss per share
Net loss per share attributable to Brazil Minerals, Inc. common stockholders	$-	$-

Weighted-average number of common shares outstanding:
Basic and diluted	2,767,248,003	1,271,251,526

Comprehensive loss:
Net loss	$(4,025,465)	$(1,546,035)
Foreign currency translation adjustment	56,815	(134,914)
Comprehensive loss	(3,968,650)	(1,680,949)
Comprehensive loss attributable to noncontrolling interests	(1,258,595)	(345,130)
Comprehensive loss attributable to Brazil Minerals, Inc. stockholders	$(2,710,055)	$(1,335,819)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

BRAZIL MINERALS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)

Balance, December 31, 2019	1	$1	-	$-	-	$-	-	$-	1,132,435,380	$1,132,435	$47,724,570	$(580,957)	$(51,043,408)	$1,446,715	$(1,320,644)
Issuance of common stock in connection with sales made under private offerings	-	-	-	-	-	-	-	-	420,000,000	420,000	(100,000)	-	-	-	320,000
Issuance of common stock in connection with the exercise of common stock options	-	-	-	-	-	-	-	-	161,636,427	161,636	(161,636)	-	-	-	-
Issuance of common stock in exchange for consulting, professional and other services	-	-	-	-	-	-	-	-	32,565,515	32,566	11,092	-	-	-	43,658
Issuance of common stock in connection with share exchange agreement with related party	-	-	-	-	-	-	-	-	53,947,368	53,947	22,979	-	-	-	76,926
Issuance of common stock to related parties in lieu of cash for loans payable and other accrued obligations	-	-	-	-	-	-	-	-	200,000	200	80	-	-	-	280
Conversion of convertible debenture (s) and other indebtedness into common stock	-	-	-	-	-	-	-	-	397,145,607	397,146	(232,326)	-	-	-	164,820
Exchange of common stock for Jupiter Gold common stock	-	-	-	-	-	-	-	-	(200,000,000)	(200,000)	100,000	-	-	100,000	-
Stock based compensation	-	-	-	-	-	-	-	-	-	-	124,357	-	-	-	124,357
Change in foreign currency translation	-	-	-	-	-	-	-	-	-	-	-	(194,156)	-	59,242	(134,914)
Sale of Jupiter Gold common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	-	-	-	-	525,000	525,000
Sale of Apollo Resources common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	-	-	-	-	250,300	250,300
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(1,141,663)	(404,372)	(1,546,035)

Balance, December 31, 2020	1	$1	-	$-	-	$-	-	$-	1,997,930,297	$1,997,930	$47,489,116	$(775,113)	$(52,185,071)	$1,976,885	$(1,496,252)

Conversion of related party convertible notes and other indebtedness into Series D preferred stock	-	-	-	-	-	-	214,006	214	-	-	641,804	-	-	-	642,018
Issuance of common stock in connection with sales made under private offerings	-	-	-	-	-	-	-	-	174,019,679	174,020	766,989	-	-	-	941,009
Issuance of common stock in connection with the exercise of common stock options	-	-	-	-	-	-	-	-	396,917,702	396,917	(246,917)	-	-	70,700	220,700
Issuance of common stock in exchange for consulting, professional and other services	-	-	-	-	-	-	-	-	16,600,539	16,601	148,934	-	-	31,845	197,380
Issuance of common stock warrants in connection with the issuance of convertible debenture(s)	-	-	-	-	-	-	-	-	-	-	356,827	-	-	-	356,827
Conversion of convertible debenture(s) and other indebtedness into common stock	-	-	-	-	-	-	-	-	523,710,635	523,711	839,277	-	-	-	1,362,988
Stock based compensation	-	-	-	-	-	-	-	-	-	-	1,470,346	-	-	-	1,470,346
Change in foreign currency translation	-	-	-	-	-	-	-	-	-	-	-	62,303	-	(5,488)	56,815
Sale of Jupiter Gold common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	-	-	-	-	118,000	118,000
Sale of Apollo Resources common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	-	-	-	-	612,500	612,500
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,772,358)	(1,253,107)	(4,025,465)

Balance, December 31, 2021	1	$1	-	$-	-	$-	214,006	$214	3,109,178,852	$3,109,179	$51,466,376	$(712,810)	$(54,957,429)	$1,551,335	$456,866

The accompanying notes are an integral part of the consolidated financial statements.

F-5

BRAZIL MINERALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years ended December 31
	2021	2020

Cash flows from operating activities of continuing operations:
Net loss	$(4,025,465)	$(1,546,035)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation and services	1,653,738	168,015
Forgiveness of accrued interest payable on note payable	-	(238,151)
Amortization of debt discounts	44,019	249,270
Common stock issued in satisfaction of other financing costs	91,996	-
Convertible debt issued in satisfaction of other financing costs	35,551	22,314
Preferred stock issued in satisfaction of interest and other financing costs	75,276	-
Loss on share exchange agreement with related party	-	76,926
Loss on extinguishment of debt	255,992	-
Depreciation and amortization	37,328	47,765
Provision for excess or obsolete inventory	11,246	-
Changes in operating assets and liabilities:
Accounts receivable	17,917	(30,432)
Deposits and advances	(15,873)	1,698
Intangible assets	(672,601)	-
Accounts payable and accrued expenses	720,717	84,776
Accrued salary due to officer	-	195,786
Other noncurrent liabilities	(4,122)	(28,713)
Net cash used in operating activities	(1,774,281)	(996,781)

Cash flows from investing activities:
Acquisition of capital assets	(6,856)	(1,902)
Increase in intangible assets	(281,905)	(11,741)
Net cash used in investing activities	(288,761)	(13,643)

Cash flows from financing activities:
Loan from (to) officer	24,488	(16,931)
Net proceeds from sale of common stock	1,074,558	320,000
Proceeds from sale of subsidiary common stock to noncontrolling interests	801,200	775,300
Proceeds from convertible notes payable	125,000	-
Proceeds from loans payable	-	26,180
Repayment of loans payable	(235,308)	-
Net cash provided by financing activities	1,789,938	1,104,549

Effect of exchange rates on cash and cash equivalents	42,282	8,385
Net increase (decrease) in cash and cash equivalents	(230,822)	102,510
Cash and cash equivalents at beginning of period	253,598	151,088
Cash and cash equivalents at end of period	$22,776	$253,598

Supplemental disclosure of non-cash investing and financing activities:
Related party convertible note payable exchanged for stock	$566,743	$-
Shares issued in connection with conversion of debt and accrued interest	$1,362,245	$164,820
Shares issued in connection with relief of related party payable	$-	$280
Common stock warrants issued in connection with convertible promissory notes	$40,019	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-6

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Brazil Minerals, Inc. (“Brazil Minerals” or the “Company”) was incorporated as Flux Technologies, Corp. under the laws of the State of Nevada, U.S. on December 15, 2011. The Company changed its management and business on December 18, 2012, to focus on mineral exploration. Brazil Minerals, through subsidiaries, owns mineral rights in Brazil for gold, diamonds, lithium, rare earths, titanium, iron, nickel, cobalt and sand.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2021 and 2020, the consolidated financial statements include the accounts of the Company; its 99.99% owned subsidiary, BMIX Participações Ltda. (“BMIXP”), which includes the accounts of BMIXP’s wholly-owned subsidiary, Mineração Duas Barras Ltda. (“MDB”), and BMIXP’s 50% owned subsidiary, RST Recursos Minerais Ltda. (“RST”); its 99.99% owned subsidiary, Hercules Resources Corporation (“HRC”), which includes the accounts of HRC’s wholly-owned subsidiary, Hercules Brasil Comercio e Transportes Ltda. (“Hercules Brasil”); its 46.17% equity interest in Apollo Resources Corporation (“Apollo Resources”) and its subsidiary Mineração Apollo, Ltda.; and its 24.56% equity interest in Jupiter Gold Corporation (“Jupiter Gold”), which includes the accounts of Jupiter Gold’s wholly-owned subsidiary, Mineração Jupiter Ltda. The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are variable interest entities (“VIE”) in accordance with applicable accounting standards and guidance. As such, the accounts and results of Apollo Resources, Jupiter Gold and their subsidiaries have been included in the Company’s consolidated financial statements.

All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Going Concern

The condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has limited working capital, has incurred losses in each of the past two years, and has not yet received material revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from its operations, the sale of its stock and/or obtaining debt financing. Historically, the Company has funded its operations primarily through the issuance of debt and equity securities. Management’s plan to fund its capital requirements and ongoing operations include the generation of revenue from its mining operations and projects. Management’s secondary plan to cover any shortfall is selling its equity securities, including common stock in the Company, or common stock in Apollo Resources and Jupiter Gold that it owns, and obtaining debt financing. There can be no assurance the Company will be successful in these efforts.

F-7

Fair Value of Financial Instruments

The Company follows the guidance of Accounting Standards Codification (“ASC”) Topic 820 – Fair Value Measurement and Disclosure. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2021, and 2020, the Company’s derivative liabilities were considered a level 2 liability. See Note 3 for a discussion regarding the determination of the fair market value. The Company does not have any level 3 assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, taxes receivable, prepaid expenses, deposits and other assets, accounts payable, accrued expenses and convertible notes payable. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent that the funds are not being held for investment purposes. The Company’s bank accounts are deposited in FDIC insured institutions. Funds held in U.S. banks are insured up to $250,000 and funds held in Brazilian banks are insured up to R$250,000 Brazilian Reais (translating into approximately $44,799 as of December 31, 2021).

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

F-8

Inventory

Inventory for the Company consisted of ore stockpile, containing auriferous and diamondiferous gravel, which after processing in a recovery plant yields diamonds and gold, and is stated at lower of cost or market. No value was placed on sand. The amount of any write-down of inventories to net realizable value and all losses, are recognized in the period the write-down of loss occurs. During fiscal 2021, management refocused on our hard-rock lithium project and wrote off the balance of our unprocessed auriferous and diamondiferous gravel for $135,656 included in the cost of revenue, and $0 as at December 31, 2020.

Taxes Receivable

The Company records a receivable for value added taxes receivable from Brazilian authorities on goods and services purchased by its Brazilian subsidiaries. The Company intends to recover the taxes through the acquisition of capital equipment from sellers who accept tax credits as payments.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations as other gain or loss, net.

The diamond and gold processing plant and other machinery are depreciated over an estimated useful life of ten years; vehicles are depreciated over an estimated life of four years; and computer and other office equipment over an estimated useful life of three years.

Mineral Properties

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Mineral property acquisition costs, including licenses and lease payments, are capitalized. Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company’s rights. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. As of December 31, 2021 and 2020, the Company did not recognize any impairment losses related to mineral properties held.

Intangible Assets

For intangible assets purchased in a business combination, the estimated fair values of the assets received are used to establish their recorded values. For intangible assets acquired in a non-monetary exchange, the estimated fair values of the assets transferred (or the estimated fair values of the assets received, if more clearly evident) are used to establish their recorded values, unless the values of neither the assets received nor the assets transferred are determinable within reasonable limits, in which case the assets received are measured based on the carrying values of the assets transferred. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. Intangible assets consist of mineral rights awarded by the Brazilian national mining department and held by the Company’s subsidiaries.

F-9

Impairment of Intangible Assets with Indefinite Useful Lives

The Company accounts for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. On an annual basis, in the fourth quarter of the fiscal year, management reviews intangible assets with indefinite useful lives for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of an intangible asset is less than its carrying amount. If it is determined that it is more-likely-than-not that the fair value of an intangible asset is less than its carrying amount, the intangible asset is further tested for impairment by comparing the carrying amount to its estimated fair value using a discounted cash flow. Impairment, if any, is measured as the amount by which an indefinite-lived intangible asset’s carrying amount exceeds its fair value.

Application of impairment tests requires significant management judgment, including the determination of fair value of each indefinite-lived intangible asset. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the entity, composition, or strategy changes affecting the recoverability of asset groups. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each indefinite-lived intangible asset.

Impairment of Long-Lived Assets

For long-lived assets, such as property and equipment and intangible assets subject to amortization, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC 470-20, “Debt with Conversion and Other Options”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) by recording, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests in is considered a variable interest entity. The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Periodically, the Company assesses whether any changes in the interest or relationship with the entity affect the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary. If the Company is not the primary beneficiary in a VIE, the Company accounts for the investment under the equity method or cost method in accordance with the applicable GAAP.

The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are VIEs in accordance with applicable accounting standards and guidance; and although the operations of Apollo Resources and Jupiter Gold are independent of the Company, through governance rights, the Company has the power to direct the activities that are most significant to Apollo Resources and Jupiter Gold. Therefore, the Company concluded that it is the primary beneficiary of both Apollo Resources and Jupiter Gold.

F-10

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer

●

The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Non-cash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

F-11

Costs of Goods Sold

Included within costs of goods sold are the costs of cutting and polishing rough diamonds and costs of production such as diesel fuel, labor, and transportation.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, volatility is based on the historical volatility of our stock or the expected volatility of the stock of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company utilizes the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the expected volatility of our stock price over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined in accordance with ASC Topic 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

On June 20, 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. Equity classified share-based payments for employees was fixed at the time of grant. Equity-classified nonemployee share-based payment awards are measured at the grant date of the award which is the same as share-based payments for employees. The Company adopted the requirements of the new rule as of January 1, 2019, the effective date of the new guidance.

Foreign Currency

The Company’s foreign subsidiaries use a local currency as the functional currency. Resulting translation gains or losses are recognized as a component of accumulated other comprehensive income. Transaction gains or losses related to balances denominated in a currency other than the functional currency are recognized in the consolidated statements of operations. Net foreign currency transaction losses included in the Company’s consolidated statements of operations were negligible for all periods presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of December 31, 2021 and 2020, the Company’s deferred tax assets had a full valuation allowance.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has identified the United States Federal tax returns as its “major” tax jurisdiction.

F-12

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of multinational corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

The TCJA also requires a one-time transition tax on the mandatory deemed repatriation of the cumulative earnings of certain of the Company’s foreign subsidiaries as of December 31, 2017. To determine the amount of this transition tax, the Company must determine the amount of earnings generated since inception by the relevant foreign subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, in addition to potentially other factors. The Company believes that no such tax will be due since its Brazilian subsidiaries have, when required, paid taxes locally and that they have incurred a cumulative operating deficit since inception.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with ASC Topic 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. As of December 31, 2021, the Company’s potentially dilutive securities relate to common stock issuable in connection with convertible notes payable, options and warrants. As of December 31, 2021, if all holders of preferred stock, convertible notes payable, options and warrants exercised their right to convert their securities to common stock, the common stock issuable would be in excess of the Company’s authorized, but unissued shares of common stock.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, other than net income and including foreign currency translation adjustments.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings (loss) or financial position.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. The Company is evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

F-13

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS

Property and Equipment

The following table sets forth the components of the Company’s property and equipment at December 31, 2021 and 2020:

	December 31, 2021			December 31, 2020
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers and office equipment	$3,880	$(2,778)	$1,063	$3,880	$(573)	$3,307
Machinery and equipment	334,253	(281,489)	52,764	348,376	(271,107)	77,269
Vehicles	118,653	(118,653)	-	127,416	(118,716)	8,700
Total fixed assets	$456,747	$(402,920)	$53,827	$479,672	$(390,396)	$89,276

For the years ended December 31, 2021, and 2020, the Company recorded depreciation expense of $37,328 and $47,765, respectively recorded in general and administrative expense.

Intangible Assets

Intangible assets consist of mining rights are not amortized as the mining rights are perpetual. The carrying value was $1,302,440 and $407,467 at December 31, 2021 and 2020, respectively. There was no impairment recorded as at December 31, 2021 or 2020.

Equity Investments without Readily Determinable Fair Values

On October 2, 2017, the Company entered into an exchange agreement whereby it issued 25,000,000 shares of its common stock in exchange for 500,000 shares of Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. The shares were recorded at $150,000, or $0.006 per share. The shares were valued based upon the lowest market price of the Company’s common stock on the date the agreement.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

Under ASC 321-10, the Company elected to use a measurement alternative for its equity investment that does not have a readily determinable fair value. As such, the Company measured its investment at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The Company owns less than 5% of the total shares outstanding of Ares Resources Corporation.

As of December 31, 2021, no change in the value of the Ares common stock was recorded as the recorded value still approximated fair value.

F-14

Accounts Payable and Accrued Liabilities

	December 31,	December 31,
Accounts Payable and Accrued Liabilities	2021	2020
Accounts payable and other accruals	$310,047	$327,704
Mineral rights payable	672,601	-
Accrued interest	5,590	324,415
Total	$988,238	$652,119

NOTE 3 – CONVERTIBLE PROMISSORY NOTES PAYABLE

The following tables set forth the components of the Company’s convertible debentures as of December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Convertible notes payable – fixed conversion price	$-	$244,000
Convertible notes payable – variable conversion price	-	628,720
Less: loan discounts	-	-
Total convertible notes, net	$-	$872,720

The following table sets forth a summary of change in our convertible notes payable for the years ended December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Beginning balance	$872,720	$824,614
Issuance of convertible notes payable	399,000	-
Lender adjustments for penalties or defaults	37,212	-
Debt discounts recorded related to issuance of convertible notes payable	(44,019)	-
Amortization of debt discounts associated with convertible debt	44,019	153,000
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	-	22,314
Conversion of convertible note principal into common stock	(1,038,932)	(127,208)
Repayments of convertible notes payable	(270,000)	-
Total convertible notes, net	$-	$872,720

F-15

Convertible Notes Payable - Fixed Conversion Price

On January 7, 2014, the Company issued to a family trust a senior secured convertible promissory note in the principal amount, and received gross proceeds, of $244,000 and warrants to purchase an aggregate of 488,000 shares of the Company’s common stock at an exercise price of $62.50 per share through December 26, 2018. The Company received gross proceeds of $244,000 for the sale of such securities. The outstanding principal of the note bears interest at the rate of 12% per annum. The note is convertible at the option of the holder into common stock of the Company at a conversion rate of one share for each $50.00 of principal and interest converted. As of December 31, 2021, all warrants issued in connection with this note had expired.

The outstanding principal on the note was payable on March 31, 2015, which as of the date of these financial statements is past due and in technical default. The Company is in negotiations with the note holder to satisfy, amend the terms or otherwise resolve the obligation in default. No demand for payment has been made. As a result of the default, the interest rate on the note increased to 30% per annum. Interest was payable on September 30, 2014 and on the maturity date. In December 2020, the lender agreed to reduce the interest rate from the default rate of 30% to the stated rate of 10% retroactively. As a result, the Company recorded gain of $238,151 from the relief of interest expense to other income.

On February 3, 2021, the Company issued 20,000,000 shares of common stock upon conversion of $80,000 in convertible notes payable and accrued interest. On May 6, 2021, the Company issued 86,246,479 shares of common stock upon conversion of $334,986 in convertible notes payable and accrued interest. As of December 31, 2021, the balance of the note was $0.

On June 18, 2021, Company issued to one noteholder a $129,000 convertible promissory note for $125,000 in proceeds. The note bears interest at 8.0% per annum and matures one year from issuance on June 18, 2022. After six months from issuance, the note is convertible at the option of the holder at a price of $0.001. A debt discount of $4,000 for issuance costs was recorded and is being amortized over the life of the note.

ASC 470-20 requires proceeds from the sale of a debt instrument with stock purchase warrants be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. In connection with the warrant issuance, the Company allocated an aggregate fair value of $40,019 to the stock warrants and recorded a debt discount which will be amortized to interest expense over the term of the loan using the effective interest method so the debt, at its term, is recorded at its face value. The Company estimated the fair value of this the warrant warrants at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.0122, (ii) the contractual term of the warrant of 4 years, (iii) a risk-free interest rate of 0.89% and (iv) an expected volatility of the price of the underlying common stock of 443.3%. During the year ended December 31, 2021, Company issued 19,034,442 shares of common stock upon conversion of $129,000 in principal and $4,241.10 in accrued interest. As of December 31, 2021, the balance of the note was $0, and all discounts were fully amortized.

Convertible Notes Payable - Variable Conversion Price

At various times to fund operations, the Company issues convertible notes payable in which the conversion features are variable. In addition, some of these convertible notes payable have on issuance discounts and other fees withheld.

During the year ended December 31, 2016, the Company issued to one noteholder, in various transactions, $242,144 in convertible promissory notes with fixed floors and received an aggregate of $232,344 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from July to December 2017. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $241,852 were recorded and are being amortized over the life of the notes. On April 9, 2021, the Company agreed to settle all outstanding principal and interest on these notes in exchange for common stock and common stock purchase warrants. See settlement disclosure below for more information. As of December 31, 2021, the outstanding principal balance on these notes total $0, and all discounts were fully amortized.

F-16

During the year ended December 31, 2017, the Company issued to one noteholder in various transactions $477,609 in convertible promissory notes with fixed floors and received an aggregate of $454,584 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from January to August 2018. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $447,272 were recorded and are being amortized over the life of the notes. During the six months ended June 30, 2021, the Company issued 182,872,798 shares of its common stock upon the conversion of $50,000 and $ 14,004, respectively, in note principal and accrued interest. On April 9, 2021, the Company agreed to settle all outstanding principal and interest on these notes in exchange for common stock and common stock purchase warrants. See settlement disclosure below for more information. As of December 31, 2021, the outstanding principal balance on these notes total $0, and all discounts were fully amortized.

During the year ended December 31, 2018, the Company issued to one noteholder in various transactions $137,306 in convertible promissory notes with fixed floors and received an aggregate of $130,556 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from August 2018 to April 2019. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $122,755 were recorded and are being amortized over the life of the notes. During the six months ended June 30, 2021, the Company issued 23,118,645 shares of its common stock upon the conversion of $118,996 and $27,496, respectively, in note principal and accrued interest. On April 9, 2021, the Company agreed to settle all outstanding principal and interest on these notes in exchange for common stock and common stock purchase warrants. See settlement disclosure below for more information. As of December 31, 2021, the outstanding principal balance on these notes total $0, and all discounts were fully amortized.

During the year ended December 31, 2019, the Company issued to one noteholder in various transactions $282,000 in convertible promissory notes with fixed floors and received an aggregate of $276,000 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance in July 2020. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $276,000 and $6,000 for issuance costs were recorded and are being amortized over the life of the notes. During the six months ended June 30, 2021, the Company issued 156,438,271 shares of its common stock upon the conversion of $310,200 and $40,186, respectively, in note principal and accrued interest. As of December 31, 2021, the principal balance on these notes was $0, and all discounts were fully amortized.

On April 9, 2021, the Company issued 36,000,000 shares of its common stock upon the conversion of $186,736 and $62,302, respectively, in note principal and accrued interest to settle all outstanding balances with the lender. In connection with the settlement, the Company agreed to issue 15,000,000 common stock purchase warrants with a cashless exercise price of $0.0125. The warrants expire on December 31, 2021. The Company allocated an aggregate fair value of $224,812 to the stock warrants and recorded a loss on the extinguishment of debt. The Company estimated the fair value of this the warrant warrants at date of grant using the Black-Scholes option pricing model using the following inputs: (i) stock price on the date of grant of $0.0158, (ii) the contractual term of the warrant of 0.7 years, (iii) a risk-free interest rate of 0.35% and (iv) an expected volatility of the price of the underlying common stock of 440.5%. As of December 31, 2021 the 15,000,000 warrants expired.

On January 19, 2021, the Company issued to one noteholder a $270,000 convertible promissory note. The note bears interest at 8.0% per annum and matures on January 19, 2025. After six months from issuance, the note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. The note’s conversion rate has a floor of $0.0001.

On May 7, 2021, the Company repaid $270,000 in note principal and $6,391 in accrued interest to the holder. As of December 31, 2021, the principal balance on the note was $0.

F-17

NOTE 4 – LOANS PAYABLE

As of December 31, 2020, the Company had $235,308 in principal outstanding from bridge loans. The loans payable bear interest at 8.0% per annum and are payable upon demand. In February 2021, the Company repaid the full principal balance of $235,308 and accrued interest of $24,654. As of December 31, 2021, the balance of these notes was $0.

NOTE 5 – OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of social contributions and other employee-related costs at our operating subsidiaries located in Brazil. The Company has been funding these amounts upon the termination of a worker or employee. The balance of these employee related costs as of December 31, 2021 and 2020 amounted to $108,926 and $121,250, respectively.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Authorized and Amendments

As of December 31, 2021, the Company had 3,250,000,000 common shares authorized with a par value of $0.001 per share.

Series A Preferred Stock

On December 18, 2012, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Stock”) to designate one share of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of the Company’s Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Series D Preferred Stock

On September 14, 2021, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (“Series D Stock”) to designate 1,000,000 shares of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock provides that for so long as Series D Stock is issued and outstanding, the holders of Series D Stock shall have no voting power until such time as the Series D Stock is converted into shares of common stock. One share of Series D Stock is convertible into 10,000 shares of common stock and may be converted at any time at the election of the holder. Holders of the Series D Stock are not entitled to any liquidation preference over the holders of common stock, and are entitled to any dividends or distributions declared by the Company on a pro rata basis.

On September 15, 2021, the Company issued 214,006 shares of Series D Stock to Marc Fogassa for the conversion of $566,743 in convertible note principal and $75,275 of interest expense.

Year Ended December 31, 2021 Transactions

During the year ended December 31, 2021, the Company issued 174,019,679 shares of common stock for gross proceeds of $941,009 pursuant to subscription agreements with accredited investors. Additionally, the Company issued 523,710,635 shares of common stock upon conversion of $1,362,988 in convertible notes payable and accrued interest. Further, the Company issued shares of common stock for net proceeds of $75,000 upon the exercise of 423,816,100 stock options and warrants. Lastly, the Company issued 16,600,539 shares of common stock valued at $165,534 to contractors for services provided.

F-18

Year Ended December 31, 2020 Transactions

During the year ended December 31, 2020, the Company received $320,000 in gross proceeds from the sale of 415,000,000 shares of its common stock to accredited investors. Additionally, the Company issued 5,000,000 shares of common stock to an accredited investor pursuant to a subscription agreement dated April 18, 2018 for which the funds were received in a prior period.

During the year ended December 31, 2020, the Company issued 32,565,515 shares of common stock valued at $43,658 to non-employees for services rendered. Additionally, the Company issued 397,145,607 shares of common stock upon conversion of $164,820 in convertible notes payable and accrued interest.

During the year ended December 31, 2020, the Company exchanged 200,000,000 shares of common stock returned by an accredited investor for 150,000 shares of Jupiter Gold’s common stock held as an investment by the Company. The Company used the quoted fair value of each entity’s common stock on the dates of exchange to determine the exchange ratio.

See Note 8 – Related Party Transactions for additional disclosures of common stock issuances.

Common Stock Options

During the year ended December 31, 2021, the Company granted options to purchase common stock to officers and non-management directors. The options were valued using the Black-Scholes option pricing model with the following average assumptions:

	December 31 2021	December 31 2020
Expected volatility	44.8% – 124.4%	199.2% - 223.2%
Risk-free interest rate	0.9% – 1.75%	0.28% - 0.38%
Stock price on date of grant	$0.0004 - $0.008	$0.0009 - $0.0014
Dividend yield	0.00%	0.00%
Expected term	10 years	5 - 10 years

	Number of Options Outstanding and Vested	Weighted Average Exercise Price	Remaining Contractual Life (Years)	Aggregated Intrinsic Value
Outstanding, January 1, 2021	119,917,140	$0.0025	3.6
Issued	2,981,079	0.0010	–
Exercised	(117,046,100)	–	–
Expired	(252,000)	0.065
Forfeited	(691,340)	0.058	–
Outstanding and vested, December 31, 2021	4,908,779	$0.011	2.74	$19,675

The following table reflects all outstanding and exercisable preferred stock options as at December 31, 2021. All preferred stock options immediately vest and are exercisable for a period of ten years from the date of issuance.

	Number of Options Outstanding and Vested	Weighted Average Exercise Price	Remaining Contractual Life (Years)	Aggregated Intrinsic Value
Outstanding, January 1, 2021	–	$–	–
Issued	36,000	0.10	9.44
Outstanding and vested, December 31, 2021	36,000	$0.10	9.44	$2,732,400

The options were valued at $1,104,364 in total.

F-19

During the year ended December 31, 2020, the Company granted options to purchase an aggregate of 43,915,500 shares of common stock to non-management directors. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on the date of the grant which ranged between $0.0009 and $0.0014, expected dividend yield of 0.0%, historical volatility calculated between 135.35% and 221.07%, risk-free interest rate between 0.28% and 0.38%, and an expected term of 5 years. The options were valued at $50,000 in total.

See Note 8 – Related Party Transactions for more information related to stock options issued and outstanding for the Company’s subsidiaries Jupiter Gold and Apollo Resources.

Stock Purchase Warrants

Stock purchase warrants are accounted for as equity in accordance with ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

The following table reflects all outstanding and exercisable warrants at December 31, 2021. All warrants are exercisable for a period of nine months to four years from the date of issuance:

	Number of Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Life (Yrs.)
Outstanding, January 1, 2021	306,770,000	$0.0016
Warrants issued	319,701,820	0.0153
Warrants exercised	(306,770,000)	0.0016
Warrants expired	(15,000,000)	0.0125
Outstanding and vested, December 31, 2021	304,701,820	$0.0153	1.97

As of December 31, 2021, the warrants outstanding has an aggregated intrinsic value of $0.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Rental Commitment

The rents office space as its principal executive offices in Pasadena, California for approximately $5,750 on a month-to-month basis. The Company also rents office space in the municipality of Olhos D’Agua, Brazil. Such costs are immaterial to the condensed consolidated financial statements.

NOTE 8 - RELATED PARTY TRANSACTIONS

Chief Executive Officer

The following tables set forth the components of the Company’s related party payables as of December 31, 2021 and 2020:

	31-Dec-21	31-Dec-20
Convertible notes payable to related party	$–	$566,743

Effective June 30, 2018, the Company issued a convertible promissory note in the principal amount of $445,628 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears no interest and is payable on demand. The note is convertible at the option of the holder at the lower of (i) the average of the five lowest bid prices of the Company’s common stock over the previous 20 trading days or (ii) the lowest price per share at which the Company sold its common stock in a transaction with a person who is not a manager, officer, or director of the Company during the period from the date hereof until the giving of notice of the election to convert or the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into shares of the Company during the period from the date hereof until the giving of notice of the election to convert. The note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $445,628 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2021, all discounts were fully amortized.

F-20

On April 7, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $261,631 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.00045 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $261,631 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2021, all discounts were fully amortized.

On June 30, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $61,724 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.0003 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $61,724 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2021, all discounts were fully amortized.

On September 15, 2021, the Company issued 214,006 shares of Series D Stock to Marc Fogassa for the conversion of $566,743 in convertible note principal and $75,276 of interest expense. The conversion rate was modified from $0.0003 per share of common stock to $3.00 per share of Series D Stock due to the change in the underlying security. The Company did not record any dividend or expense as the conversion resulted in an equal exchange of underlying shares of common stock

On March 11, 2020, the Company issued 200,000 shares of its common stock with a fair value of $280, or $0.0014 per share, to its Chief Executive Officer in lieu of cash for loans payable and other accrued obligations.

On December 3, 2020, the Company issued 161,636,427 shares of common stock to its Chief Executive Officer in connection with the exercise stock options acquired on February 19, 2019 as described above.

Jupiter Gold Corporation

During the year ended December 31, 2021, Jupiter Gold granted options to purchase an aggregate of 315,000 shares of its common stock to Marc Fogassa at prices ranging between $0.01 to $1.00 per share. The options were valued at $148,853 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($0.19 to $1.45), expected dividend yield of 0%, historical volatility calculated between 97.3% and 200.6%, risk-free interest rate between a range of 0.81% to 1.75%, and an expected term between 5 and 10 years. As of December 31, 2021, an aggregate 2,270,000 Jupiter Gold common stock options were outstanding with a weighted average life of 3.11 years at an average exercise price of $0.93 and an aggregated intrinsic value of $402,800.

Apollo Resource Corporation

During the year ended December 31, 2021, Apollo Resources granted options to purchase an aggregate of 135,000 shares of its common stock to Marc Fogassa at a price of $0.01 per share. The options were valued at $217,129 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($4.00 to $5.00), expected dividend yield of 0%, historical volatility calculated between 49.2% and 98.3%, risk-free interest rate between a range of 0.92% to 1.75%, and an expected term of 10 years. As of December 31, 2021, the options were fully exercised.

F-21

NOTE 9 – RISKS AND UNCERTAINTIES

In light of the SEC’s Division of Corporate Finance Disclosure Guidance Topic Number 9, dated March 25, 2020, on the impact of COVID-19, the Company notes the following:

●	The Company has not had any reports of COVID-19 among its workforce;

●	The Company has been able to continue local operations of the Company in Brazil as they are located in a rural area currently unaffected by any lockdown restrictions implemented elsewhere in Brazil;

●	Travel between the U.S. and Brazil has essentially ceased; this is mitigated by the use of live streaming video and other methods as needed;

●	Some exploratory research of some of the Company’s projects have been delayed as certain municipalities in Brazil have unilaterally restricted the entry of outside persons; these actions are being legally challenged by branches of the state administration and the Company is monitoring all new developments;

●	The Company has postponed any expenses which are not critical to it at the moment.

Currency Risk

The Company operates primarily in Brazil which exposes it to currency risks. The Company’s business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in the Company receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

The Company’s condensed consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. The Company’s foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2021 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements , except for these:

a) On March 16, 2022, the Company terminated the Consulting Services Agreement previously entered into with Jason Baybutt, Chief Operating Officer of Pubco Reporting Solutions, who, prior to the termination of the Consulting Services Agreement, served as the Company’s Chief Financial Officer, Principal Accounting Officer, and Treasurer since December 29, 2021. On March 16, 2022, the Company appointed Gustavo Pereira de Aguiar, age 39, as the Company’s Chief Financial Officer, Principal Accounting Officer, and Treasurer. From 2016 until March 15, 2022, Mr. Aguiar was the Controller of Jaguar Mining, Inc., a Canadian publicly traded company with two producing gold mines in the state of Minas Gerais in Brazil and current market capitalization of approximately $270 million. From 2013 to 2016, Mr. Aguiar was Controller at Grupo Orguel, an enterprise in the construction equipment rental sector in Brazil which received funding from Carlyle, a U.S. private equity group, and from 2010 to 2013, Mr. Aguiar worked at Mirabella Mineração, which at the time was developing its nickel project in the state of Bahia in Brazil. From 2006 to 2010, Mr. Aguiar was an auditor with Deloitte in Brazil. Mr. Aguiar has undergraduate degrees in Business Administration and in Accounting from Universidade FUMEC in Brazil. He has an executive MBA and further post-graduate education in finance from Fundação Dom Cabral in Brazil. Mr. Aguiar is fluent in Portuguese and English and is a licensed accountant in Brazil.

b) On March 21, 2021, the Company filed with the Secretary of State of Nevada the Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock issuable by the Company from 3,250,000,000 to 4,000,000,000.

F-22

ATLAS LITHIUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

September 30, 2022 and December 31, 2021

	September 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$418,263	$22,776
Accounts receivable	247	1,401
Taxes recoverable	17,086	16,507
Prepaid expenses	-	-
Deposits and advances	25,968	17,246
Total current assets	461,564	57,930
Property and equipment, net	117,534	53,827
Intangible assets, net	4,829,276	1,302,440
Equity investments	150,000	150,000
Total assets	$5,558,374	$1,564,197

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$2,922,439	$988,238
Related party notes and other payables	14,785	10,167
Total current liabilities	2,937,224	998,405
Other noncurrent liabilities	25,211	108,926
Total liabilities	2,962,435	1,107,331

Stockholders’ deficit:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Series D preferred stock, $0.001 par value. 1,000,000 shares authorized; 214,006 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	214	214
Common stock, $0.001 par value. 4,000,000,000 and 3,250,000,000 shares authorized; 3,654,524,113 and 3,109,178,852 shares as of September 30, 2022 and December 31, 2021, respectively	3,654,524	3,109,179
Additional paid-in capital	55,614,243	51,466,376
Accumulated other comprehensive loss	(687,951)	(712,810)
Accumulated deficit	(57,388,127)	(54,957,429)
Total Atlas Lithium Corporation stockholders’ equity (deficit)	1,192,904	(1,094,469)
Non-controlling interest	1,403,035	1,551,335
Total stockholders’ equity	2,595,939	456,866
Total liabilities and stockholders’ equity	$5,558,374	$1,564,197

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-23

ATLAS LITHIUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2022 and 2021

	Three months ended September 30		Nine months ended September 30
	2022	2021	2022	2021

Revenue	3,301	2,984	6,145	9,088
Cost of revenue	27,534	27,382	63,732	74,476
Gross loss	(24,233)	(24,398)	(57,587)	(65,388)
Operating expenses
Professional fees	45,978	150,510	189,999	252,307
General and administrative	478,899	318,368	1,101,290	851,525
Compensation and related costs	172,730	47,272	559,319	227,741
Stock based compensation	386,287	191,185	1,029,476	1,228,598
Other operating expenses	163,800	-	184,221	-
Total operating expenses	1,247,694	707,335	3,064,305	2,560,171
Loss from operations	(1,271,927)	(731,733)	(3,121,892)	(2,625,559)
Other expense (income)
Interest on promissory notes	-	77,856	-	239,099
Amortization of debt discounts and other fees	-	11,005	-	12,839
Extinguishment of debt	-	-	-	224,812
Other expense (income)	(1,917)	(3)	(3,883)	(218)
Total other expense	(1,917)	88,858	(3,883)	476,532
Loss before provision for income taxes	(1,270,010)	(820,591)	(3,118,009)	(3,102,091)
Provision for income taxes	-	-	-	-
Net loss	(1,270,010)	(820,591)	(3,118,009)	(3,102,091)
Loss attributable to non-controlling interest	(241,818)	(201,452)	(687,311)	(940,256)
Net loss attributable to Atlas Lithium Corporation stockholders	(1,028,192)	(619,139)	$(2,430,698)	$(2,161,835)

Basic and diluted loss per share
Net loss per share attributable to Atlas Lithium Corporation common stockholders	$-	$-	$-	$-

Weighted-average number of common shares outstanding:
Basic and diluted	3,434,765,947	2,946,874,985	3,434,765,947	2,659,344,430

Comprehensive loss:
Net loss	$(1,270,010)	$(820,591)	$(3,118,009)	$(3,102,091)
Foreign currency translation adjustment	(267,594)	6,794	38,870	25,498
Comprehensive loss	(1,537,604)	(813,797)	(3,079,139)	(3,076,593)
Comprehensive loss attributable to noncontrolling interests	(472,483)	(185,647)	(673,300)	(940,450)
Comprehensive loss attributable to Atlas Lithium Corporation stockholders	$(1,065,121)	$(628,150)	$(2,405,839)	$(2,136,143)

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-24

ATLAS LITHIUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

For the Three Months Ended September 30, 2022 and 2021

								Accumulated			Total
	Series A		Series D				Additional	Other			Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)

Balance, June 30, 2021	1	$1	-	$-	2,925,793,327	$2,925,793	$49,932,050	$(740,410)	$(53,727,767)	$1,490,677	$(119,656)

Conversion of related party convertible notes and other indebtedness into Series D preferred stock	-	-	214,006	214	-	-	641,804	-	-	-	642,018
Issuance of common stock in connection with the exercise of common stock options	-	-	-	-	26,086,958	26,087	123,913	-	-	-	150,000
Issuance of common stock warrants in connection with the issuance of convertible notes	-	-	-	-	83,863,837	83,864	(83,864)	-	-	1,950	1,950
Conversion of convertible notes and accrued interest payable into common stock	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock in exchange for consulting, professional and other services	-	-	-	-	14,954,949	14,955	136,592	-	-	-	151,547
Stock based compensation	-	-	-	-	-	-	191,185	-	-	-	191,185
Change in foreign currency translation	-	-	-	-	-	-	-	(9,011)	-	15,805	6,794
Sale of Apollo Resources common stock in connection with equity offerings			-	-	-	-	-	-	-	217,500	217,500
Net loss	-	-	-	-	-	-	-	-	(619,139)	(201,452)	(820,591)

Balance, September 30, 2021	1	$1	214,006	$214	3,050,699,071	$3,050,699	$50,941,680	$(749,421)	$(54,346,906)	$1,524,480	$420,747

								Accumulated			Total
	Series A		Series D				Additional	Other			Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)

Balance, June 30, 2022	1	$1	214,006	$214	3,385,151,300	$3,385,151	$53,219,553	$(651,022)	$(56,359,935)	$1,603,630	$1,197,592

Issuance of common stock in connection with sales made under private offerings	-	-	-	-	181,653,513	181,654	1,046,122	-	-	-	1,227,776
Issuance of common stock in connection with purchase of mining rights	-	-	-	-	87,719,300	87,719	912,281	-	-	-	1,000,000
Stock based compensation	-	-	-	-	-	-	386,287	-	-	271,888	658,175
Change in foreign currency translation	-	-	-	-	-	-	-	(36,929)	-	(230,665)	(267,594)
Sale of Jupiter Gold common stock in connection with equity offerings	-	-	-	-	-	-	50,000	-	-	-	50,000
Sale of Apollo Resources common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(1,028,192)	(241,818)	(1,270,010)

Balance, September 30, 2022	1	$1	214,006	$214	3,654,524,113	$3,654,524	$55,614,243	$(687,951)	$(57,388,127)	$1,403,035	$2,595,939

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-25

ATLAS LITHIUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

For the Nine Months Ended September 30, 2022 and 2021

								Accumulated			Total
	Series A		Series D				Additional	Other			Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)

Balance, December 31, 2020	1	$1	-	$-	1,997,930,297	$1,997,930	$47,489,116	$(775,113)	$(52,185,071)	$1,976,885	$(1,496,252)

Conversion of related party convertible notes and other indebtedness into Series D preferred stock	-	-	214,006	214	-	-	641,804	-	-	-	642,018
Issuance of common stock in connection with sales made under private offerings	-	-	-	-	136,219,930	136,220	680,430	-	-	-	816,650
Issuance of common stock in connection with the exercise of common stock options and warrants	-	-	-	-	396,917,702	396,918	(321,918)	-	-	70,700	145,700
Issuance of common stock in exchange for consulting, professional and other services	-	-	-	-	14,954,949	14,955	136,592	-	-	31,845	183,392
Issuance of common stock warrants in connection with the issuance of convertible notes	-	-	-	-	-	-	356,827	-	-	-	356,827
Conversion of convertible notes and accrued interest payable into common stock	-	-	-	-	504,676,193	504,676	730,231	-	-	-	1,234,907
Stock based compensation	-	-	-	-	-	-	1,228,598	-	-	-	1,228,598
Change in foreign currency translation	-	-	-	-	-	-	-	25,692	-	(194)	25,498
Sale of Jupiter Gold common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	118,000	118,000
Sale of Apollo Resources common stock in connection with equity offerings	-	-	-	-	-	-	-	-	-	267,500	267,500
Net loss	-	-	-	-	-	-	-	-	(2,161,835)	(940,256)	(3,102,091)

Balance, September 30, 2021	1	$1	214,006	$214	3,050,699,071	$3,050,699	$50,941,680	$(749,421)	$(54,346,906)	$1,524,480	$420,747

								Accumulated			Total
	Series A		Series D				Additional	Other			Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Value	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)

Balance, December 31, 2021	1	$1	214,006	$214	3,109,178,852	$3,109,179	$51,466,376	$(712,810)	$(54,957,429)	$1,551,335	$456,866

Issuance of common stock in connection with sales made under private offerings	-	-	-	-	457,625,961	457,626	2,156,110	-	-	-	2,613,736
Issuance of common stock in connection with purchase of mining rights	-	-	-	-	87,719,300	87,719	912,281	-	-	-	1,000,000
Stock based compensation	-	-	-	-	-	-	1,029,476	-	-	-	1,029,476
Change in foreign currency translation	-	-	-	-	-	-	-	24,859	-	14,011	38,870
Sale of Jupiter Gold common stock in connection with equity offerings	-	-	-	-	-	-	50,000	-	-	-	50,000
Sale of Apollo Resources common stock in connection with equity offerings	-	-	-	-	-	-		-	-	525,000	525,000
Net loss	-	-	-	-	-	-	-	-	(2,430,698)	(687,311)	(3,118,009)

Balance, September 30, 2022	1	$1	214,006	$214	3,654,524,113	$3,654,524	$55,614,243	$(687,951)	$(57,388,127)	$1,403,035	$2,595,939

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-26

ATLAS LITHIUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Months Ended September 30, 2022 and 2021

	Nine months ended September 30
	2022	2021

Cash flows from operating activities of continuing operations:
Net loss	$(3,118,009)	(3,102,091)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation and services	1,029,476	1,442,377
Amortization of debt discounts	-	12,839
Common stock issued in satisfaction of other financing costs	-	91,996
Convertible debt issued in satisfaction of other financing costs	-	37,212
Preferred stock issued in satisfaction of interest and other financing costs	-	75,276
Loss on extinguishment of debt	-	224,812
Depreciation and amortization	(16,717)	28,128
Changes in operating assets and liabilities:
Accounts receivable	1,154	19,238
Taxes recoverable	(579)	-
Deposits and advances	(8,722)	(16,285)
Accounts payable and accrued expenses	1,938,819	(14,244)
Other noncurrent liabilities	(83,715)	(535)
Net cash used in operating activities	(258,293)	(1,201,277)

Cash flows from investing activities:
Acquisition of capital assets	(46,990)	(6,574)
Increase in intangible assets	(2,526,836)	(265,579)
Net cash used in investing activities	(2,573,826)	(272,153)

Cash flows from financing activities:
Net proceeds from sale of common stock	2,613,736	891,650
Proceeds from sale of subsidiary common stock to noncontrolling interests	575,000	456,200
Proceeds from convertible notes payable	-	125,000
Repayment of loans payable	-	(235,308)
Net cash provided by financing activities	3,188,736	1,237,542

Effect of exchange rates on cash and cash equivalents	38,870	422
Net increase (decrease) in cash and cash equivalents	395,487	(235,466)
Cash and cash equivalents at beginning of period	22,776	253,598
Cash and cash equivalents at end of period	$418,263	$18,132

Supplemental disclosure of non-cash investing and financing activities:
Related party convertible note payable exchanged for stock	$-	$566,743
Shares issued in connection with conversion of debt and accrued interest	$-	$1,234,907
Common stock warrants issued in connection with convertible promissory notes	$-	$40,019

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-27

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Atlas Lithium Corporation (“Atlas Lithium” or the “Company”) was incorporated as Flux Technologies, Corp. under the laws of the State of Nevada, U.S. on December 15, 2011. The Company changed its management and business on December 18, 2012, to focus on mineral exploration. The Company was formally known as Brazil Minerals, Inc. between January 22, 2013 and September 26, 2022. Atlas Lithium, through subsidiaries, owns mineral rights in Brazil for lithium, nickel, rare earths, titanium, graphite, gold, diamonds, and sand, and through subsidiaries, iron, gold and quartzite.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) and are expressed in United States dollars. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2022, and the results of operations and cash flows for the periods presented. The results of operations for the three and nine months ended September 30, 2022 and 2021, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022.

The condensed consolidated financial statements include the accounts of the Company; its 99.99% owned subsidiary, BMIX Participações Ltda. (“BMIXP”), which includes the accounts of BMIXP’s wholly-owned subsidiary, Mineração Duas Barras Ltda. (“MDB”), and BMIXP’s 50% owned subsidiary, RST Recursos Minerais Ltda. (“RST”); its 99.99% owned subsidiary, Hercules Resources Corporation (“HRC”), which includes the accounts of HRC’s wholly-owned subsidiary, Hercules Brasil Comercio e Transportes Ltda. (“Hercules Brasil”) and Lancaster Investimentos Ltda; its 44.41% equity interest in Apollo Resources Corporation (“Apollo Resources”) and its subsidiary Mineração Apollo, Ltda.; and its 24.56% equity interest in Jupiter Gold Corporation (“Jupiter Gold”), which includes the accounts of Jupiter Gold’s wholly-owned subsidiary, Mineração Jupiter Ltda. The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are variable interest entities (“VIE”) in accordance with applicable accounting standards and guidance. As such, the accounts and results of Apollo Resources, Jupiter Gold and their subsidiaries have been included in the Company’s condensed consolidated financial statements.

All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

F-28

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern

The condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has limited working capital, has incurred losses in each of the past two years, and has not yet received material revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from its operations, the sale of its stock and/or obtaining debt financing. Historically, the Company has funded its operations primarily through the issuance of debt and equity securities. Management’s plan to fund its capital requirements and ongoing operations include the sale of common stock in the Company, and, over time, generation of revenue from its mining operations and projects. Management’s secondary plan to cover any shortfall is selling common stock in Apollo Resources or Jupiter Gold that it owns. There can be no assurance the Company will be successful in these efforts.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In February 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

F-29

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS

Property and Equipment

The following table sets forth the components of the Company’s property and equipment at September 30, 2022 and December 31, 2021:

	September 30, 2022			December 31, 2021
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value

Computers and office equipment	$3,880	$(3,380)	$-	$3,880	$(2,778)	$1,063
Machinery and equipment	407,534	(351,036)	56,498	334,253	(281,489)	52,764
Vehicles	76,230	(76,230)	-	118,653	(118,653)	-
Land	61,037	-	61,037
Total fixed assets	$548,680	$(431,146)	$117,534	$456,747	$(402,920)	$53,827

For the three and nine months ended September 30, 2022, the Company recorded depreciation expense of $1,086 and $16,717, respectively, and for the three and nine months ended September 30, 2021, the Company recorded depreciation expense of $4,518 and $28,128, respectively.

Intangible Assets

Intangible assets consisting of mining rights are not amortized as the mining rights are perpetual. The carrying value was $4,829,276 and $1,302,440 at September 30, 2022 and December 31, 2021, respectively.

Equity Investments without Readily Determinable Fair Values

On October 2, 2017, the Company entered into an exchange agreement whereby it issued 25,000,000 shares of its common stock in exchange for 500,000 shares of Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. The shares were recorded at $150,000, or $0.006 per share. The shares were valued based upon the lowest market price of the Company’s common stock on the date of the agreement.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

Under ASC 321-10, the Company elected to use a measurement alternative for its equity investment that does not have a readily determinable fair value. As such, the Company measured its investment at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The Company owns less than 5% of the total shares outstanding of Ares Resources Corporation.

F-30

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS (CONTINUED)

Accounts Payable and Accrued Liabilities

	September 30, 2022	December 31, 2021
Accounts payable and other accruals	$441,714	$310,047
Mineral rights payable	2,480,725	672,601
Accrued interest	-	5,590
Total	$2,922,439	$988,238

NOTE 3 – OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of social contributions and other employee-related costs at operating subsidiaries located in Brazil. The Company has been funding these amounts upon the termination of a worker or employee. The balance of these employee related costs as of September 30, 2022 and December 31, 2021 amounted to $25,211 and $108,926, respectively.

NOTE 4 – STOCKHOLDERS’ EQUITY

Authorized and Amendments

As of September 30, 2022, the Company had 4,000,000,000 shares of common stock authorized with a par value of $0.001 per share.

F-31

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Series A Preferred Stock

On December 18, 2012, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Stock”) to designate one share of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of the Series A Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of the Company’s Common Stock, whereby the holders of Series A Stock is entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Series D Preferred Stock

On September 14, 2021, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (“Series D Stock”) to designate 1,000,000 shares of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock provides that for so long as Series D Stock is issued and outstanding, the holders of Series D Stock shall have no voting power until such time as the Series D Stock is converted into shares of common stock. One share of Series D Stock is convertible into 10,000 shares of common stock and may be converted at any time at the election of the holder. Holders of the Series D Stock are not entitled to any liquidation preference over the holders of common stock, and are entitled to any dividends or distributions declared by the Company on a pro rata basis.

On September 15, 2021, the Company issued 214,006 shares of Series D Stock to Marc Fogassa for the conversion of $566,743 in convertible note principal and $75,276 of interest expense.

Nine Months Ended September 30, 2022 Transactions

During the nine months ended September 30, 2022, the Company issued 457,625,961 shares of common stock for gross proceeds of $2,613,736 pursuant to subscription agreements with accredited investors. Additionally, the Company issued 87,719,300 shares of common stock valued at $1,000,000 as part of payment for lithium mining rights purchase.

Nine Months Ended September 30, 2021 Transactions

During the nine months ended September 30, 2021, the Company issued 136,219,930 shares of common stock for gross proceeds of $816,650 pursuant to subscription agreements with accredited investors. Additionally, the Company issued 504,676,193 shares of common stock upon conversion of $1,234,906 in convertible notes payable and accrued interest. Further, the Company issued 396,917,702 shares of common stock for net proceeds of $75,000 upon the exercise of 423,816,100 stock options and warrants. Lastly, the Company issued 14,954,949 shares of common stock valued at $183,393 to contractors for services provided.

Common Stock Options

During the nine months ended September 30, 2022, the Company granted options to purchase an aggregate of 279,187,906 shares of common stock to officers and non-management directors. The options were valued at $675,478 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the stock price on the date of the grant ranged from $0.0016 to $0.01, expected dividend yield of 0.0%, historical volatility calculated between 79.0% and 206%, risk-free interest rate ranging between 1.51% and 3.19%, and an expected term of ten years.

As of September 30, 2022, the Company has 421,271,661 outstanding common stock options and warrants, with an average exercise price of $0.0111, an average time to expiration of 1.61 years and an aggregated intrinsic value of $469,610,442.

Series D Stock Options

During the nine months ended September 30, 2022, the Company granted options to purchase an aggregate of 27,000 shares of Series D stock to officers and directors. The options were valued at $597,978 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the common stock price on the date of the grant ranged from $0.0016 to $0.01, expected dividend yield of 0.0%, historical volatility calculated between 79.0% and 206%, risk-free interest rate ranging between 1.51% and 3.19%, and an expected term of ten years.

As of September 30, 2022, the Company has 63,000 outstanding series D stock options, with an average exercise price of $9,86, an average time to expiration of 9.17 years and an aggregated intrinsic value of $621,228.

F-32

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in the U.S. for approximately $3,833 on a month-to-month basis. The Company also leases office space in Brazil. Such costs are immaterial to the condensed consolidated financial statements.

NOTE 6 - RELATED PARTY TRANSACTIONS

Jupiter Gold Corporation

During the nine months ended September 30, 2022, Jupiter Gold granted options to purchase an aggregate of 420,000 shares of its common stock to Marc Fogassa at prices ranging between $0.01 to $1.00 per share. The options were valued at $77,982 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant which ranged from $0.2525 to $0.275 expected dividend yield of 0%, historical volatility calculated at 227%, risk-free interest rate between a range of 1.51% to 3.19%, and an expected term between five and ten years.

Apollo Resource Corporation

During the nine months ended September 30, 2022, Apollo Resources granted options to purchase an aggregate of 225,000 shares of its common stock to Marc Fogassa at a price of $1.22 per share. The options were valued at $275,858 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant which ranged from $1.00 to $1.25, expected dividend yield of 0%, historical volatility calculated at 71%, risk-free interest rate between a range of 1.51% to 3.19%, and an expected term between five and ten years

F-33

ATLAS LITHIUM CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – RISKS AND UNCERTAINTIES

Currency Risk

The Company operates primarily in Brazil which exposes it to currency risks. The Company’s business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in the Company receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

The Company’s condensed consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. The Company’s foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to September 30, 2022 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

F-34

650,000 Shares of Common Stock

PROSPECTUS

EF HUTTON

division of Benchmark Investments, LLC

, 2022

Through and including [●], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

Expense Items		Cost
SEC registration fee		$3,298
FINRA filing fee		$5,837
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent fees and expenses	$	*
Printing expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

The transactions listed below account for the Reverse Stock Split.

On November 1, 2022, we sold to two investors an aggregate of 26,061 unregistered shares of our Common Stock for $200,000.

On October 26, 2022, we sold to an investor 2,381 unregistered shares of our Common Stock for $25,000.

On September 29, 2022, we sold to an investor 6,667 unregistered shares of our Common Stock for $50,000 and issued to such investor an unregistered warrant to purchase up to 6,667 unregistered shares of our Common Stock for $7.50 per share for two years.

On September 20, 2022, we sold to two investors an aggregate of 10,000 unregistered shares of our Common Stock for $75,000 and issued to such investors unregistered warrants to purchase up to an aggregate of 10,000 unregistered shares of our Common Stock for $7.50 per share until December 31, 2025.

On August 18, 2022, we sold to an investor 3,334 unregistered shares of our Common Stock for $25,000.

On August 10, 2022, we sold to an investor 6,667 unregistered shares of our Common Stock for $50,000 and issued to such investor an unregistered warrant to purchase up to 6,667 unregistered shares of our Common Stock for $7.50 per share for two years.

On July 19, 2022, we sold to an investor 13,334 unregistered shares of our Common Stock for $100,000.

On July 18, 2022, we sold to an investor 26,667 unregistered shares of our Common Stock for $200,000 and issued to such investor an unregistered warrant to purchase up to 26,667 unregistered shares of our Common Stock for $9.00 per share for three years.

On July 18, 2022, we sold to an investor 46,394 unregistered shares of our Common Stock for $200,075 and issued to such investor an unregistered warrant to purchase up to 34,800 unregistered shares of our Common Stock for $9.00 per share for three years.

On July 15, 2022, we sold to an investor 4,167 unregistered shares of our Common Stock for $25,000.

On May 24, 2022, we sold to an investor 13,334 unregistered shares of our Common Stock for $50,000.

On May 19, 2022, we sold to an investor 41,667 unregistered shares of our Common Stock for $150,000.

On April 8, 2022, we sold to an investor 3,3334 unregistered shares of our Common Stock for $15,000.

On April 4, 2022, we sold to two investors an aggregate of 162,667 unregistered shares of our Common Stock for $732,000.

On March 29, 2022, we sold to an investor 11,112 unregistered shares of our Common Stock for $50,000.

On March 23, 2022, we sold to an investor 6,223 unregistered shares of our Common Stock for $25,000.

On February 23, 2022, we sold to an investor 11,112 unregistered shares of our Common Stock for $50,000.

On February 10, 2022, we sold to one of our directors 11,112 unregistered shares of our Common Stock for $50,000.

On December 29, 2021, we issued to an investor an unregistered warrant to purchase up to 3,334 unregistered shares of our Common Stock for $9.00 per share until December 31, 2023.

On December 22, 2021, we issued to an investor an unregistered warrant to purchase up to 40,000 unregistered shares of our Common Stock for $7.50 per share until December 31, 2024.

On December 10, 2021, we issued to an investor an unregistered warrant to purchase up to 4,000 unregistered shares of our Common Stock for $9.00 per share until December 31, 2023.

On December 8, 2021, we issued to an investor an unregistered warrant to purchase up to 6,667 unregistered shares of our Common Stock for $9.00 per share until December 31, 2023.

On November 17, 2021, we issued to an investor an unregistered warrant to purchase up to 8,000 unregistered shares of our Common Stock for $9.00 per share until December 31, 2023.

On November 4, 2021, we sold to an investor 47,619 unregistered shares of our Common Stock for $250,000; such investor also received an unregistered warrant to purchase up to 19,048 unregistered shares of our Common Stock for $8.25 per share until December 31, 2024.

On October 21, 2021, we issued to an investor an unregistered warrant to purchase up to 4,000 unregistered shares of our Common Stock for $9.00 per share until December 31, 2023.

On October 12, 2021, we sold to an investor 33,334 unregistered shares of our Common Stock for $150,000; such investor also received an unregistered warrant to purchase up to 12,500,000 unregistered shares of our Common Stock for $8.25 per share until December 31, 2023.

On October 7, 2021, we sold to an investor 5,000 unregistered shares of our Common Stock for $25,000.

On October 6, 2021, we issued to an investor an unregistered warrant to purchase up to 10,000 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On September 21, 2021, we issued to an investor an unregistered warrant to purchase up to 1,667 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On August 17, 2021, we sold to two investors an aggregate of 34,783 unregistered shares of our Common Stock for an aggregate $150,000; such investors also received unregistered warrants to purchase up to 34,783 unregistered shares of our Common Stock for $8.025 per share for a period of three years.

On August 10, 2021, we issued to three investors unregistered warrants to purchase in aggregate up to 4,000 unregistered shares of our Common Stock for $11.25 per share until December 31, 2023.

On August 6, 2021, we issued to an investor an unregistered warrant to purchase up to 6,667 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On August 5, 2021, we issued to two investors unregistered warrants to purchase in aggregate up to 6,667 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

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On August 3, 2021, we issued to an investor an unregistered warrant to purchase up to 3,334 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On July 15, 2021, we issued to an investor an unregistered warrant to purchase up to 1,000,000 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On July 15, 2021, we issued to an investor an unregistered warrant to purchase up to 3,334 unregistered shares of our Common Stock for $15.00 per share until December 31, 2023.

On June 21, 2021, we sold to two investors an aggregate of 23,189 unregistered shares of our Common Stock for an aggregate $100,000; such investors also received unregistered warrants to purchase up to 23,189 unregistered shares of our Common Stock for $8.925 per share for a period of three years.

On June 18, 2021, we sold to an investor a note for $129,000; such investor also received an unregistered warrant to purchase up to 3,334 unregistered shares of our Common Stock for $15.75 per share for a period of four years. On November 15, 2021, we entered into an agreement with such investor which extinguished the note, including its principal and all of its accrued interest, in return for the issuance of 25,380 unregistered shares of our Common Stock and the issuance of an unregistered warrant to purchase up to 6,667 unregistered shares of our Common Stock for $7.50 per share until June 15, 2022.

On June 8, 2021, an investor exercised an unregistered warrant and we sold to such investor 66,667 unregistered shares of our Common Stock for $75,000.

On May 3, 2021, we sold to two investors an aggregate of 69,600 unregistered shares of our Common Stock for an aggregate $300,150; such investors also received unregistered warrants to purchase up to 69,600 unregistered shares of our Common Stock for $15.825 per share for a period of three years.

On March 10, 2021, we sold to two investors an aggregate of 13,334 unregistered shares of our Common Stock for an aggregate $100,000.

On March 9, 2021, we sold to an investor 6,667 unregistered shares of our Common Stock for $50,000.

On March 3, 2021, we sold to an investor 4,445 unregistered shares of our Common Stock for $50,000.

On February 19, 2021, we sold to an investor 1,000 unregistered shares of our Common Stock for $15,000.

On February 16, 2021, we sold to an investor 834 unregistered shares of our Common Stock for $12,500.

On January 22, 2021, we sold to an investor 16,667 unregistered shares of our Common Stock for $25,000.

On January 21, 2021, we sold to an investor 11,112 unregistered shares of our Common Stock for $14,000.

On January 19, 2021, we sold to an investor $270,000 in unregistered debt in the form of a note convertible into shares of our Common Stock at a conversion price of fifty percent of the lowest trading price during the twenty trading days prior to the conversion date.

On July 14, 2020, we sold to an investor 166,667 unregistered shares of our Common Stock for $100,000.

On June 12, 2020, we sold to an investor 83,334 unregistered shares of our Common Stock for $50,000.

On May 5, 2020, we sold to an investor 53,334 unregistered shares of our Common Stock for $20,000.

On February 12, 2020, we sold to an investor 900,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us for $225,000; such investor also received unregistered warrants, exercisable only by cash exercise, to purchase up to 180,500 shares of the common stock of Jupiter Gold Corporation owned by us for $0.60 per share for a period of three years and also unregistered warrants, exercisable only by cash exercise, to purchase up to 66,667 unregistered shares of our Common Stock for $1.125 per share for a period of three years.

On November 25, 2019, we sold to two investors an aggregate of 437,828 unregistered shares of the common stock of Jupiter Gold Corporation owned by us for an aggregate $250,000; such investors also received unregistered warrants to purchase up to 133,334 unregistered shares of our Common Stock for $1.65 per share for a period of two years.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement by and between the Company and EF Hutton, a division of Benchmark Investments, LLC*
3.1	Articles of Incorporation of the Company filed with the Secretary of State of Nevada on December 15, 2011. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the SEC on April 6, 2012.
3.2	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on December 18, 2012. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2012.
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on December 18, 2012. Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on December 26, 2012.
3.4	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on December 24, 2012. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2013.
3.5	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on August 27, 2019. Incorporated by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2020.
3.6	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on July 16, 2020. Incorporated by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021.
3.7	Amended and Restated By-laws of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2021.
3.8	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on September 16, 2021. Incorporated by reference from Exhibit 3.8 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
3.9	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on March 22, 2022. Incorporated by reference to Exhibit 3.9 to the Company’s Annual Report on Form 10-K/A filed with the SEC on March 29, 2022.
4.1	Form of Representative’s Warrant*
4.2	Common Stock Purchase Agreement between the Company and Triton Funds LLC dated February 26, 2021. Incorporated by reference to exhibit no. 1 to the Form 8-K filed with the SEC on March 2, 2021.
4.3	Common Stock Purchase Warrant between the Company and Triton Funds LLC dated February 26, 2021. Incorporated by reference to exhibit no. 2 to the Form 8-K filed with the SEC on March 2, 2021.
4.4	Form of Warrant between the Company and Warberg Funds. Incorporated by reference from Exhibit 4.6 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
4.5	Form of Warrant between the Company and investors other than Warberg Funds. Incorporated by reference from Exhibit 4.7 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
5.1	Opinion of Peter J. Wilke, Esq.*
10.1	Amended and Restated Employment Agreement Between Marc Fogassa and the Company. Incorporated by reference from Exhibit 10.1 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
10.2	2017 Stock Incentive Plan incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on December 8, 2017.
10.3	Agreement between the Company and GW Holdings Group LLC dated November 15, 2021. Incorporated by reference from Exhibit 10.3 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
10.4	Form of Securities Purchase Agreement between the Company and funds managed by Warberg Asset Management LLC (“Warberg Funds”). Incorporated by reference from Exhibit 10.4 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
10.5	Form of Securities Purchase Agreement between the Company and investors other than Warberg Funds. Incorporated by reference from Exhibit 10.5 to the Registration Statement on Form S-1 filed with the SEC on January 28, 2022.
21.1	Subsidiaries of the Company. Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K/A filed with the SEC on March 29, 2022.
23.1	Consent of BF Borgers CPA, PC *
23.2	Consent of Peter J. Wilke, Esq. (included in Exhibit 5.1)*
23.3	Consent of Volodymyr Myadzel, PhD. Incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K/A filed with the SEC on June 3, 2022
23.4	Consent of Orlando Garcia Rocha Filho. Incorporated by reference to Exhibit 23.2 to the Current Report on Form 8-K/A filed with the SEC on June 3, 2022
23.5	Consent of SLR International Corporation. Incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K filed with the SEC on September 7, 2022
24.1	Power of Attorney (included on the signature page of this Registration Statement)
96.1	Technical Report Summary on the Rio Piracicaba Project from Apollo Resources Corporation. Incorporated by reference to Exhibit 96.1 to the Current Report on Form 8-K/A filed with the SEC on June 3, 2022.
96.2	Technical Report Summary on the Das Neves Lithium Project. Incorporated by reference to Exhibit 96.1 to the Current Report on Form 8-K filed with the SEC on September 8, 2022.
107	Filing fee table. *

*	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on November 16, 2022.

Atlas Lithium Corporation

By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Marc Fogassa		November 16, 2022
Marc Fogassa	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

*		November 16, 2022
Gustavo Pereira de Aguiar	Chief Financial Officer (Principal Financial and Accounting Officer)

*	Director	November 16, 2022
Ambassador Roger Noriega

*	Director	November 16, 2022
Cassiopeia Olson, Esq.

*	Director	November 16, 2022
Stephen Peterson, CFA

*By:	/s/ Marc Fogassa
Marc Fogassa,
Attorney-in-Fact

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